UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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CTI BioPharma Corp.
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CTI BIOPHARMA CORP.
3101 Western Avenue, Suite 800
Seattle, Washington 98121
Notice of 2021 Annual Meeting of Stockholders of CTI BioPharma Corp.

CTI BioPharma Corp., a Delaware corporation, will hold its 2021 annual meeting of stockholders on Wednesday, June 2, 2021 at 10:00 a.m. (Pacific Time). The meeting will be a completely virtual meeting of stockholders. You can attend the meeting by visiting www.virtualshareholdermeeting.com/CTIC2021 where you will be able to listen to the meeting live, submit questions, view the stockholder list, and vote online. Because the meeting is completely virtual and being conducted via the internet, stockholders will not be able to attend the meeting in person. We are holding the meeting for the following purposes, as more fully described in the accompanying proxy statement:
(1)    To elect as directors the six nominees named in the proxy statement to serve until the 2022 annual meeting of stockholders or until their successors are duly qualified and elected;
(2)     To approve an amendment to our certificate of incorporation to increase the total number of authorized shares of our common stock from 166,500,000 to 266,500,000;

(3)    To approve the amendment and restatement of our 2017 Equity Incentive Plan to increase the shares available for issuance;
(4)    To approve the amendment and restatement of our 2007 Employee Stock Purchase Plan, including to increase the shares available for issuance;

(5)    To ratify the selection of Ernst & Young LLP as our independent registered public accounting firm;
(6)    To approve, by non-binding advisory vote, the compensation of our named executive officers;
(7)    To approve the adjournment of the meeting, if necessary or appropriate, to solicit additional proxies; and
(8)    To transact such other business as may properly come before the meeting and all adjournments and postponements thereof.
Our board of directors has fixed the close of business on April 8, 2021 as the record date for the meeting. Only stockholders of record at the close of business on such date are entitled to notice of and to vote at the meeting.

On or about April 20, 2021 we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement and annual report. The Notice provides instructions on how to vote via the Internet and on how to receive a paper copy of our proxy materials to vote by mail. The accompanying proxy statement and our annual report can be accessed directly at the following Internet address: www.proxyvote.com. All you have to do is enter the control number located on your Notice or proxy card.

YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the 2021 annual meeting of stockholders, we urge you to please cast your vote as soon as possible using one of the methods described in the accompanying proxy statement.
By Order of the Board of Directors
Adam R. Craig
President, Chief Executive Officer and Interim Chief Medical Officer
Seattle, Washington
April 20, 2021

TABLE OF CONTENTS
PROXY SUMMARY 1
GENERAL INFORMATION CONCERNING THE ANNUAL MEETING 3
PROPOSAL 1: ELECTION OF DIRECTORS 7
BOARD OF DIRECTORS AND CORPORATE GOVERNANCE 10
PROPOSAL 2: APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF COMMON STOCK 17
PROPOSAL 3: APPROVAL OF AN AMENDMENT TO OUR 2017 EQUITY INCENTIVE PLAN TO INCREASE THE SHARES AVAILABLE FOR ISSUANCE 19
PROPOSAL 4: APPROVAL OF AN AMENDMENT TO THE 2007 EMPLOYEE STOCK PURCHASE PLAN 29
PROPOSAL 5: RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM 34
REPORT OF THE AUDIT COMMITTEE 36
PROPOSAL 6: ADVISORY VOTE ON EXECUTIVE COMPENSATION 38
EXECUTIVE OFFICERS 40
EXECUTIVE COMPENSATION 41
CERTAIN TRANSACTIONS WITH RELATED PERSONS 49
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT 51
EQUITY COMPENSATION PLAN INFORMATION 53
PROPOSAL 7: APPROVAL OF THE ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES 54
OTHER INFORMATION 55
APPENDIX A - CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION
APPENDIX B - AMENDED AND RESTATED 2017 EQUITY INCENTIVE PLAN
APPENDIX C - AMENDED AND RESTATED 2007 EMPLOYEE STOCK PURCHASE PLAN

CTI BIOPHARMA CORP.
3101 Western Avenue, Suite 800
Seattle, Washington 98121
PROXY STATEMENT
PROXY SUMMARY
This summary highlights information described in more detail elsewhere in this proxy statement. It does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. Page references are provided to help you find further information.
    The information provided below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Website references throughout this proxy statement are provided for convenience only and are inactive textual references. Information contained on, or that can be accessed through, the referenced websites does not constitute a part of and is not intended to be incorporated by reference into this proxy statement.
Virtual Meeting Logistics

Date	June 2, 2021
Time	10:00 a.m. (Pacific Time)
Format	Virtual-only (no in person meeting)
Location	www.virtualshareholdermeeting.com/CTIC2021
Record date (must own shares as of this date to participate)	April 8, 2021
Where you find more information about voting in advance of the meeting	Page 5
Where to find more information about participating in the meeting	Page 6

Summary of Voting Matters

		Board Vote Recommendation	Page Reference
1.	Election of six directors.	FOR ALL Nominees	7
2.	Certificate of incorporation amendment to increase the authorized shares of our common stock.	FOR	17
3.	Equity Incentive Plan amendment to increase the share reserve.	FOR	19
4.	Employee Stock Purchase Plan amendment to increase the share reserve.	FOR	29
5.	Auditor ratification.	FOR	34
6.	Say-on-pay vote.	FOR	37
7.	Adjournment (to the extent necessary or appropriate).	FOR	51

GENERAL INFORMATION CONCERNING THE ANNUAL MEETING
Annual Meeting Agenda
This proxy statement and the accompanying form of proxy card are furnished in connection with the solicitation of proxies by our board of directors for use at our Annual Meeting.
At the Annual Meeting, stockholders will be asked to:
1.    elect as directors the six nominees named in this proxy statement to serve until the 2022 annual meeting of stockholders or until their successors are duly qualified and elected;
2.    approve an amendment to our certificate of incorporation to increase the total number of authorized shares of our common stock from 166,500,000 to 266,500,000;

3.     approve the amendment and restatement of our 2017 Equity Incentive Plan to increase the shares available for issuance;
4.    approve the amendment and restatement of our 2007 Employee Stock Purchase Plan, including to increase the shares available for issuance;

5.    ratify the selection of Ernst & Young LLP as our independent registered public accounting firm;
6.    approve, by non-binding advisory vote, the compensation of our named executive officers;
7.    approve the adjournment of the Annual Meeting, if necessary or appropriate, to solicit additional proxies; and
8.    transact such other business as may properly come before the Annual Meeting and all adjournments and postponements thereof.
Delivery of Proxy Materials
On or about April 20, 2021, proxy materials for the Annual Meeting, including this proxy statement, are being made available to stockholders entitled to vote at the Annual Meeting. We are using the rules promulgated by the Securities and Exchange Commission (the “SEC”) that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe these rules allow us to provide you with the information you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. Pursuant to such rules, we are mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2020 (the “2020 Annual Report”). The Notice contains instructions on how to access those documents and vote online. The Notice also contains instructions on how each of those stockholders can receive a paper copy of the proxy materials, including this proxy statement, the 2020 Annual Report, and a form of proxy card or voting instruction card. Stockholders who do not receive a Notice, such as stockholders who have previously requested to receive paper copies of proxy materials, will receive a paper copy of the proxy materials by mail.
Solicitation of Proxies
This solicitation is made on behalf of our board of directors. All expenses in connection with the solicitation of proxies will be borne by us. In addition to solicitation by mail, our officers, directors or other regular employees may solicit proxies by telephone, facsimile, electronic communication or in person. These individuals will not receive any additional compensation for these services.

Record Date, Eligibility to Vote, Voting Rights and Outstanding Shares
Holders of our common stock as of the close of business on April 8, 2021, the record date for the Annual Meeting, will be entitled to notice of, and to vote at, the Annual Meeting. Each holder of record of our common stock, par value $0.001 per share, outstanding on the record date will be entitled to one vote per share on all matters to be voted upon at the Annual Meeting. As of the close of business on the record date, there were 93,151,212 shares of our common stock issued and outstanding.
Quorum, Abstentions, Required Vote and Broker Non-Votes
Overview
All votes will be tabulated by the inspector of election appointed for the Annual Meeting, who will separately tabulate affirmative and negative votes, abstentions, and broker non-votes. Abstentions represent a stockholder’s affirmative choice to decline to vote on a proposal.
Broker non-votes occur when a broker holding shares for a beneficial owner does not vote on a particular matter because such broker does not have discretionary authority to vote on that matter and has not received voting instructions from the beneficial owner. Brokers typically do not have discretionary authority to vote on non-routine matters. “Non-routine” matters are those that may substantially affect the rights or privileges of stockholders, such as mergers, stockholder proposals, elections of directors (even if uncontested), executive compensation (including any advisory stockholder votes on executive compensation and on the frequency of stockholder votes on executive compensation) and certain corporate governance proposals (even if supported by management). The ratification of the selection of an independent registered public accounting firm is generally considered to be a “routine” proposal. Because rulings on proposals are made pursuant to rules and interpretations governing the conduct of brokerage firms rather than rules that apply directly to the Company, we have not made any determinations or predictions on how such rulings will be made. However, we have indicated below with respect to each proposal what the effect of a broker non-vote would be if a broker non-vote is returned with respect to that proposal. Broker non-votes will be counted toward the quorum requirement.
Quorum
A quorum of stockholders must be established at the Annual Meeting in order to transact business at the Annual Meeting. Under the General Corporation Law of the State of Delaware and pursuant to our bylaws and certificate of incorporation, the presence in person or by proxy of the holders of at least one-third of the votes entitled to be cast at the Annual Meeting constitutes a quorum. Abstentions and broker non-votes will be counted in determining whether a quorum is present. In the absence of a quorum, the chairman of the Annual Meeting may adjourn the Annual Meeting.
Vote Required and Effect of Abstentions and Broker Non-Votes on Vote
Except for the proposal to approve the amendment to our certificate of incorporation, which requires the affirmative vote of a majority of the shares outstanding and entitled to vote, approval of each of the proposals requires the affirmative vote of a majority of votes cast on the proposal.
The Company has adopted a majority voting standard for directors in uncontested elections (plurality voting applies in a contested elections). Under this standard, a director nominee must receive a majority of the votes cast (meaning more votes are cast “for” than “against”). Pursuant to the Company's director resignation policy, in an uncontested election any director who does not receive a majority of the votes cast is expected to tender his or her resignation to our nominating and governance committee, which, after considering all factors it believes are relevant, will then recommend to our Board whether to accept or reject the resignation offer, or whether other action should be taken. Our Board will act on our nominating and governance committee’s recommendation within 90 days following certification of the election results. Any director who tenders his or her resignation pursuant to our director resignation policy will not participate in the proceedings of either our nominating and governance committee or our Board with respect to his or her own resignation offer. We do not have cumulative voting rights for the election of directors.

    Additional information on the vote required for each proposal and the effect of uninstructed shares and abstentions on each proposal is set forth in the table below:

Proposal	Vote Required	Broker Non-Votes	Abstentions	You May Vote
Proposal 1 – Election of Directors	Majority of Votes Cast	No Effect	No Effect	FOR, AGAINST, or ABSTAIN
Proposal 2 – Approval of Amendment to Certificate of Incorporation	Majority of Outstanding Shares	Equivalent to Voting Against	Equivalent to Voting Against	FOR, AGAINST, or ABSTAIN
Proposal 3 – Approval of Amendment to the 2017 Equity Incentive Plan	Majority of Votes Cast	No Effect	No Effect	FOR, AGAINST, or ABSTAIN
Proposal 4 – Approval of Amendment to the 2007 Employee Stock Purchase Plan	Majority of Votes Cast	No Effect	No Effect	FOR, AGAINST or ABSTAIN
Proposal 5 – Ratification of Independent Registered Public Accounting Firm	Majority of Votes Cast	No Effect	No Effect	FOR, AGAINST or ABSTAIN
Proposal 6 – Advisory Vote on Executive Compensation	Majority of Votes Cast	No Effect	No Effect	FOR, AGAINST or ABSTAIN
Proposal 7 – Adjournment and Solicitation of Additional Proxies	Majority of Votes Cast	No Effect	No Effect	FOR, AGAINST or ABSTAIN

Methods of Voting
Beneficial Stockholders
If you own shares through a broker, bank or other holder of record, you will need to instruct the holder of record how to vote your shares. In order to provide voting instructions to the holder of record of your shares, please refer to the materials forwarded by your broker, bank or other holder of record.
Registered Stockholders
If you own shares that are registered in your name, you may vote by proxy before the Annual Meeting by internet at www.proxyvote.com, by calling 1-800-690-6903 or by signing and returning your proxy card. To vote by internet or telephone, you will need your 16-digit voting control number, which can be found on your proxy card or Notice. You may also vote your shares by attending the Annual Meeting virtually and voting through the annual meeting platform, as described below.

Deadline to Vote Shares
If you are a stockholder of record who holds shares in record name, your proxy must be received by telephone or the internet by 11:59 p.m. (Eastern Time) on June 1, 2021 in order for your shares to be voted at the Annual Meeting. You also have the option of completing, signing, dating and returning the proxy card, but it must be received prior to the Annual Meeting in order for your shares to be voted at the Annual Meeting. If you hold your shares through a broker, bank or other nominee (e.g., as a beneficial owner), please comply with the deadlines included in the voting instruction card provided by the bank, broker or other nominee that holds your shares.

Virtually Attending the Annual Meeting
    You will be able to attend the Annual Meeting online, submit your questions during the meeting and vote your shares electronically at the meeting by visiting www.virtualshareholdermeeting.com/CTIC2021. Because the Annual Meeting is completely virtual and being conducted via the internet, stockholders will not be able to attend the meeting in person. However, we have designed the meeting to provide stockholders with the same rights and opportunities to participate as they would have at an in-person meeting. To participate in the Annual Meeting, you will need the control number included on your Notice or proxy card. The Annual Meeting webcast will begin promptly at 10:00 a.m. (Pacific Time). We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:50 a.m. (Pacific Time), and you should allow ample time for the check-in procedures. Please note that if your shares are held in street name and your voting instruction form or Notice of Internet Availability does not indicate that you vote those shares through the http://www.proxyvote.com website, then, in order to participate in the Annual Meeting, you should contact your bank, broker, or other nominee (preferably at least five days before the Annual Meeting) and obtain a "legal proxy" in order to be able to attend, participate in or vote at the Annual Meeting.
We will endeavor to answer as many stockholder-submitted questions as time permits that comply with the Annual Meeting rules of conduct. We reserve the right to edit profanity or other inappropriate language and to exclude questions regarding topics that are not pertinent to meeting matters or Company business. If we receive substantially similar questions, we may group such questions together and provide a single response to avoid repetition.
Instructions on how to attend and participate virtually, including how to demonstrate proof of stock ownership, are posted at the meeting website above. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the number provided on the meeting website, and we will have technicians ready to assist you.

Revocability of Proxies
You may change your vote or revoke your proxy at any time before your proxy is voted at the Annual Meeting. Any stockholder of record executing a proxy has the power to revoke it at any time prior to the voting thereof on any matter by delivering written notice of revocation of your proxy to our Secretary, David H. Kirske, at our principal executive offices, or by executing and delivering another proxy dated as of a later date or by attending and voting at the virtual Annual Meeting. For shares held through a broker, bank or other nominee, you may change your vote by submitting new voting instructions to your broker, bank or other nominee, or by attending and voting at the virtual Annual Meeting. A stockholder’s last vote is the vote that will be counted.

Absence of Specific Voting Instruction; Additional Matters That May Come Before Annual Meeting
If a quorum is established at the Annual Meeting, all shares of our common stock represented by properly executed proxies that are not revoked will be voted in accordance with the instructions, if any, given in those proxies. With respect to registered stockholders, proxy cards that are signed and returned without specifying a vote or an abstention on any proposal specified in the proxy card will be voted according to the recommendations of our board of directors on such proposals, which recommendations are in favor of each of the proposals, and will be voted, in the proxy holders’ discretion, upon such other matter or matters that may properly come before the Annual Meeting and any such postponements or adjournments thereof. As of the date of this proxy statement, we know of no business other than the proposals that will be presented for action at the Annual Meeting. All proxy cards, whether received prior to or after the original date of the Annual Meeting, will be valid as to any postponements or adjournments of the Annual Meeting.

PROPOSAL 1:
ELECTION OF DIRECTORS
Summary
Our board of directors currently comprises six members. Five of our directors are independent within the meaning of the independent director guidelines of The Nasdaq Stock Market (“Nasdaq”). Our certificate of incorporation and bylaws provide that the number of our directors shall be between five and 12 persons and will be fixed by resolution of our board of directors.
Our board of directors has, upon the recommendation of the nominating and governance committee, nominated each of Dr. Craig, Dr. Fischer, Mr. Metzger, Dr. Parkinson, Mr. Perry, and Dr. Tuckson to one-year terms of office that would expire at the 2022 annual meeting of stockholders. Each of the nominees was previously elected by stockholders at the 2020 Annual Meeting.
Each nominee has consented to being named in this proxy statement and has agreed to serve if elected. If any nominee is unable to serve or, for good cause, will not serve as a director at the time of the Annual Meeting, our board of directors may reduce the size of the board or may designate a substitute nominee, and proxies will be voted for any such substitute nominee. As of the date of this proxy statement, we have no reason to believe that any of the nominees will be unable or unwilling to stand as a nominee or to serve as a director if elected.
Nominees for Director
    The table below provides the names and certain other biographical information for each of the nominees for election as a director as of April 8, 2021.

Name	Age	Position	Director Since
Adam R. Craig, M.D., Ph.D.	55	Director, President, Chief Executive Officer and Interim Chief Medical Officer	2017
Laurent Fischer, M.D.(1)(2)(3)	57	Chairman of the Board	2017
Michael A. Metzger(1)(2)	50	Director	2017
David Parkinson, M.D.(2)	70	Director	2017
Matthew D. Perry(2)	48	Director	2016
Reed V. Tuckson, M.D., F.A.C.P.(1)(3)	70	Director	2011
(1) Member of the audit committee.
(2) Member of the compensation committee.
(3) Member of the nominating and governance committee.
Adam R. Craig, M.D., Ph.D., has served as one of our directors and as our President, Chief Executive Officer and Interim Chief Medical Officer since March 2017. Dr. Craig worked as an independent consultant providing strategic and operational advice and support to CTI BioPharma and other hematology/oncology biotechnology companies since 2016. Prior to consulting, Dr. Craig was Chief Medical Officer and Executive Vice President of Development of Sunesis Pharmaceuticals, a biopharmaceutical company developing novel targeted inhibitors for the treatment of hematologic and solid cancers, from 2012 to 2016. From 2008 to 2012, Dr. Craig was Chief Medical Officer and Senior Vice President of Chemgenex Pharmaceuticals Ltd, a biotechnology company which was acquired by Cephalon/Teva Pharmaceuticals in 2011. Dr. Craig is a Member of the Royal College of Physicians (UK) and undertook Post-Graduate Training in Pediatrics and Pediatric Oncology. Dr. Craig earned his Bachelor’s and Medical degrees from Charing Cross and Westminster Medical School, University of London, and holds a Ph.D. in Molecular Oncology from Leeds University in the UK and an M.B.A. from the Open Business School in the UK. Dr. Craig has served as a Product Development Reviewer for the Cancer Prevention Research Institute of Texas.

Dr. Craig’s experience as an executive in the pharmaceutical industry, knowledge of biopharmaceuticals, and leadership role within our organization were the primary qualifications that led the board of directors to conclude that he should serve on our board of directors.
Laurent Fischer, M.D., has been one of our directors since July 2017. Dr. Fischer has served as Chief Executive Officer of Adverum Biotechnologies, Inc., a gene therapy company focusing on ocular and rare diseases, since June 2020. He previously served as Senior Vice President, Head of the Liver Therapeutic Area at Allergan (acquired by AbbVie), a global pharmaceutical company, since the November 2016 acquisition of Tobira Therapeutics, where he served as Chief Executive Officer from 2013 through November 2016. Dr. Fischer has served as a Senior Advisor on the Frazier Healthcare Partners’ Life Sciences team since March 2017. He was previously chairman and CEO of Jennerex, Inc., a company with a first-in-class oncolytic immunotherapy for Liver Cancer acquired for $150 million by Sillajen. He was co-founder, president and CEO of Ocera Therapeutics and held senior positions at DuPont-Merck, DuPont Pharmaceuticals, and Hoffmann-La Roche in liver disease, virology and oncology. Dr. Fischer also serves as a director of Mirum Pharmaceuticals, Inc. and Lycia Therapuetics, Inc. Dr. Fischer received his undergraduate degree from the University of Geneva and his medical degree from the Geneva Medical School, Switzerland.
Dr. Fischer’s experience as an executive in the pharmaceutical industry, knowledge of biopharmaceuticals, and his service as the chairman of the board of directors were the primary qualifications that led the board of directors to conclude that he should serve on our board of directors.
Michael A. Metzger has been one of our directors since January 2017. Mr. Metzger has served as president and chief operating officer of Syndax Pharmaceuticals, Inc., a clinical-stage biopharmaceutical company developing a pipeline of novel cancer therapies, since 2015, and as a member of its board of directors since 2019. Mr. Metzger served as president and chief executive officer of Regado Biosciences, Inc., a development stage biotechnology company, from 2013 to 2015. At Regado, he oversaw the company’s successful merger with Tobira Therapeutics, Inc. in 2015 and acted as an adviser to Tobira during its subsequent sale to Allergan in 2016. Previously, Mr. Metzger served as executive vice president and chief operating officer at Mersana Therapeutics, a biotechnology company developing novel immunoconjugate therapies for cancer, from 2011 to 2013 and in senior business development positions including leading mergers and acquisitions at Forest Laboratories, Inc. from 2006 to 2011. Mr. Metzger served as vice president of corporate development at Onconova Therapeutics, Inc., from 2001 until 2006, and was a managing director at MESA Partners, Inc., a venture capital firm, from 1997 to 2001. Mr. Metzger holds a B.A. from George Washington University and an M.B.A. in Finance from the New York University Stern School of Business.
Mr. Metzger’s business and management experience in the biopharmaceutical industry were the primary qualifications that led the board of directors to conclude that he should serve on our board of directors.
David R. Parkinson, M.D., has been one of our directors since June 2017. Dr. Parkinson has served as President and Chief Executive Officer of ESSA Pharmaceuticals, Inc. (ESSA), a pharmaceutical company focused on developing novel therapies for the treatment of prostate cancer, since 2016, and as a member of the board of directors of ESSA since 2015. Prior to joining ESSA, Dr. Parkinson was a venture partner at New Enterprise Associates, Inc. from 2012 to 2016, and in 2016 moved to the role of venture advisor. From 2007 until 2012, Dr. Parkinson served as President and CEO of Nodality, Inc., a biotechnology company focused on the biological characterization of signaling pathways in patients with malignancy. Dr. Parkinson has previously led oncology clinical development activities at Biogen Idec (now Biogen Inc.), (2006-2007), Amgen Inc. (2003-2006) and Novartis International AG (1997-2003). He worked at the National Cancer Institute from 1990 to 1997, serving as Chief of the Investigational Drug Branch, and then as Acting Associate Director of the Cancer Therapy Evaluation Program. Dr. Parkinson is a past Chairman of the Food & Drug Administration (FDA) Biologics Advisory Committee, has also served on the FDA’s Science Board, and is a recipient of the FDA’s Cody Medal. In addition to his service on the board of ESSA, he also serves on the boards of 3SBio Inc. and Angiocrine Bioscience, Inc. and is Chairman of the Board and a Co-Founder of Refuge Biotechnologies, Inc. Dr. Parkinson received his medical degree from the University of Toronto, has held academic positions both at Tufts and at the University of Texas MD Anderson Cancer Center, and has authored over 100 peer-reviewed publications.

Dr. Parkinson’s business and management experience in the biopharmaceutical and healthcare industry, his medical and drug development expertise, and his experience at the FDA and other global regulatory agencies, were the primary qualifications that led the board of directors to conclude that he should serve on our board of directors.
Matthew D. Perry has been one of our directors since January 2016. Mr. Perry is the President of BVF Partners L.P. and portfolio manager for the underlying funds managed by the firm. BVF Partners L.P. is a private investment partnership that has focused on small-cap, value oriented investment opportunities for more than 20 years. Mr. Perry joined BVF Partners L.P. in December 1996 and has been a successful lead investor in dozens of transactions and has positively influenced corporate direction for numerous biotechnology companies during the course of his career. Mr. Perry is also a co-founder and director of Nordic Biotech Advisors ApS, a venture capital firm based in Copenhagen, Denmark. In February 2017, Mr. Perry was appointed to the Board of Directors of Xoma Corporation. He holds a B.S. from the Biology Department at the College of William and Mary.
Mr. Perry’s management consulting experience and his experience investing in biotechnology companies were the primary qualifications that led the board of directors to conclude that he should serve on our board of directors.
Reed V. Tuckson, M.D., F.A.C.P., has been one of our directors since September 2011. Dr. Tuckson has served as the Managing Director of Tuckson Health Connections, a private consulting company, since 2014. From December 2006 to March 2014, Dr. Tuckson served as the Executive Vice President and Chief of Medical Affairs of UnitedHealth Group and, from November 2000 to December 2006, he served as Senior Vice President of Clinical Affairs of UnitedHealth Group. Dr. Tuckson also served as Senior Vice President, Professional Standards, for the American Medical Association, President of the Charles R. Drew University of Medicine and Science in Los Angeles, Senior Vice President for Programs of the March of Dimes Birth Defects Foundation and Commissioner of Public Health for the District of Columbia. He currently serves on the board of directors of the Alliance for Health Policy, Project Sunshine, LifePoint Health, InformGenomics, on the Advisory Board of the National Institute of Health Clinical Center and on several committees of the National Academy of Medicine. Dr. Tuckson previously served as a director of Acasti Pharma, Inc. (through 2017). Dr. Tuckson received his B.S. in zoology from Howard University and his M.D. from the Georgetown University School of Medicine, and he completed the Hospital of the University of Pennsylvania’s General Internal Medicine Residency and Fellowship programs.
Dr. Tuckson’s experience as a healthcare executive and consultant across health and medical care sectors were the primary qualifications that led the board of directors to conclude that he should serve on our board of directors.
THE BOARD RECOMMENDS A VOTE “FOR" ALL OF THE NOMINEES NAMED ABOVE.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Director Qualifications
We believe that our board of directors as a whole should encompass a range of talent, skill, diversity and expertise enabling it to provide sound guidance with respect to our operations and interests. In addition to considering a candidate’s background and accomplishments, candidates are reviewed in the context of the current composition of our board of directors and the evolving needs of our business. We use the same selection criteria regardless of whether the candidate has been recommended by a stockholder or identified by the Board.
The qualifications we consider in our director nominees include, but are not limited to: (i) a background that demonstrates an understanding of the business, financial affairs and complexities of our business, as well as general healthcare, science and technology matters, (ii) fundamental qualities such as intelligence, honesty, perceptiveness, good judgment, maturity, high ethics and standards, integrity, fairness and responsibility, (iii) a genuine interest in our business and recognition that each director is accountable to all stockholders, (iv) a willingness to invest significant time in reviewing detailed and technical background information in preparation for board meetings, (v) experience in a senior position in a complex organization, (vi) no legal impediment that would interfere with the duty of loyalty to us and our stockholders, (vii) the ability and willingness to spend the time required to function effectively as a director in our industry, which requires ad-hoc board of directors and committee meetings, (viii) be compatible and able to work well with the other directors, management and legal counsel and (ix) possesses independent opinions and a willingness to state them in a constructive manner. Each of the nominees for election as a director at the Annual Meeting holds or has held senior executive positions in, and/or has experience serving on the boards of directors and board committees of, large, complex organizations and has operating experience that meets this objective. In these positions, they have also gained experience in core management skills, such as strategic and financial planning, public company financial reporting, corporate governance, risk management and leadership development.
The nominating and governance committee also believes that each of the nominees and current directors has other key attributes that are important to an effective board: integrity and demonstrated high ethical standards; sound judgment; analytical skills; the ability to engage management and each other in a constructive and collaborative fashion; diversity of origin, background, experience and thought; and the commitment to devote significant time and energy to service on the board of directors and its committees.
The nominating and governance committee endeavors to create a board with the appropriate mix of experience and skills that aligns with the company's business needs and strategic focus. The nominating and governance committee seeks a broad range of perspectives and considers both the personal characteristics (gender, ethnicity and age) and experience (industry, profession and public service) of directors and prospective nominees to the board of directors. In addition, as part of the nominating and governance committee's goal of building a diverse board, the committee is committed to actively seeking out highly qualified women and minority candidates to include in the pool from which board nominees are chosen. The nominating and governance committee assesses its effectiveness in this regard in connection with its periodic assessment of the board's composition.
All of the director nominees named in this proxy statement satisfied the board of directors' criteria for membership and were recommended to the board of directors by the nominating and governance committee for election by stockholders at the Annual Meeting.

Director Independence
Our policy is that a majority of our directors must qualify as “independent” under the Nasdaq Rules and other standards agreed to in the settlement for certain derivative stockholder actions. Our board of directors and the nominating and governance committee assess and determine the independence of acting directors and director nominees. We solicit relevant information from directors and director nominees via a questionnaire, which covers material relationships, compensatory arrangements, employment and any affiliation with us. In addition to reviewing information provided in the questionnaire, we ask our executive officers on an annual basis regarding their awareness of any existing or currently proposed transactions, arrangements or understandings involving us in which any director or director nominee has or will have a direct or indirect material interest. We share our findings with the nominating and governance committee and our board of directors regarding the Nasdaq and SEC independence requirements and any information regarding the director or director nominee that suggests that such individual is not independent. Our board of directors considers all relevant issues, including consideration of any transactions, relationships or arrangements that are not required to be disclosed under Item 404(a) of Regulation S-K, prior to making a determination with respect to the independence of each director. With respect to the independence of Mr. Perry, the board of directors considered Mr. Perry’s position as President of BVF, our largest stockholder, which is discussed under “Certain Transactions with Related Persons.”
Based on the review described above, our board of directors affirmatively determined that:
•Five of our six directors are independent, including all non-employee directors and all members of the audit committee, compensation committee and nominating and governance committee, under the applicable Nasdaq standards and, in the case of the audit committee and the compensation committee, the applicable SEC standards. The independent directors are: Drs. Fischer, Parkinson and Tuckson and Messrs. Metzger and Perry.
•Dr. Craig is not independent by virtue of his position as our President, Chief Executive Officer and Interim Chief Medical Officer.
In 2020, there were no transactions, relationships or arrangements not disclosed as related person transactions that were considered by our board of directors in determining that the applicable independence standards were met by each of the directors.

Leadership Structure
Our board of directors has a formal policy that the positions of Chief Executive Officer and Chairman of the Board shall continue to be held by separate individuals. Dr. Fischer, an independent director, has served as the Chairman of the Board since September 2017. Our board of directors regularly provides such independent directors separate meeting time. The board believes that this structure is appropriate for the Company and its stockholders because it ensures a greater role for the independent directors in our oversight and active participation of the independent directors in setting agendas and establishing the board of directors’ priorities and procedures. Further, this structure permits the Chief Executive Officer to focus on the management of our day-to-day operations, while the Chairman of the Board presides at all meetings of the board of directors at which he is present; calls and supervises preparation of the agenda for and presides over separate sessions of the independent directors; acts as a liaison between the independent directors and our management; and performs such other powers and duties as may from time to time be assigned to him by the board of directors or as may be prescribed by our bylaws.

Meeting Attendance
Our board of directors held nine meetings during the year ended December 31, 2020. All directors who served during 2020 attended at least 75% of the total number of meetings of the board of directors and of all committees of the board of directors on which each director served that year. Independent directors meet in regularly scheduled sessions without management. Our policy is to encourage attendance at the Annual Meeting. Two of our directors in office at the time of our 2020 Annual Meeting attended such meeting.

Board Committees
Our board of directors has a separately designated standing audit committee, a compensation committee, and nominating and governance committee, each of which has the composition and responsibilities described below. The board has determined that all of the members of these committees are independent within the meaning of the Nasdaq Rules and satisfy the additional heightened independence standards for committee members (to the extent applicable) under Nasdaq Rules and the rules and regulations of the

SEC. Members serve on these committees until their resignation or until otherwise determined by our board of directors. Each of these committees has a written charter, which is available on our website at http://investors.ctibiopharma.com.
Audit Committee
The audit committee has responsibility for assisting the board of directors in overseeing our accounting and financial reporting processes and audits of our financial statements. The audit committee assists the board of directors in oversight and monitoring of (i) the integrity of our financial statements; (ii) our compliance with legal and regulatory requirements; (iii) the qualifications, independence and performance of the independent registered public accounting firm; and (iv) our internal controls over financial reporting and systems of disclosure controls and procedures.
The audit committee held five meetings during the year ended December 31, 2020. The audit committee currently consists of three non-employee directors: Mr. Metzger (Chairperson) and Drs. Fischer and Tuckson. The board of directors has determined that Mr. Metzger qualifies as an “audit committee financial expert” as defined under the rules and regulations of the SEC and that he has accounting and related financial management expertise within the meaning of the Nasdaq Rules.
Compensation Committee
The Compensation Committee has responsibility for (i) carrying out the responsibilities of the board of directors relating to compensation of our Chief Executive Officer, all other officers with the title of Executive Vice President and above and any other employee to the extent required under applicable law or Nasdaq Stock Market Rules; (ii) carrying out any other board responsibilities relating to our overall compensation and benefit structure, policies and programs; (iii) administering our equity compensation plans; and (iv) reviewing and approving our compensation disclosures included in our annual report and proxy statement.
The compensation committee charter authorizes the compensation committee to delegate any of its responsibilities to a subcommittee as and when it deems appropriate, solely to the extent permitted by applicable law and the applicable rules of Nasdaq.
The compensation committee held two meetings during the year ended December 31, 2020. The compensation committee currently consists of four non-employee directors: Dr. David Parkinson (Chairperson), Dr. Fischer, Mr. Perry, and Mr. Metzger.
Nominating and Governance Committee
The nominating and governance committee is responsible for (i) establishing standards and processes so that the board of directors can be properly constituted to meet its fiduciary obligations to us and our stockholders and so that we have and follow appropriate governance standards; (ii) reviewing with the board of directors, on an annual basis, the desired director qualifications, expertise, characteristics and other factors for potential consideration, which review includes consideration of diversity, skills and experience; and (iii) conducting searches for potential directors with corresponding attributes and evaluating and proposing nominees for election to the board of directors.
The nominating and governance committee is responsible for recommending director nominees to the board of directors for its consideration, while the board of directors is ultimately responsible for determining the director slate for election by stockholders and for filling any vacancies on the board of directors in accordance with the bylaws. All of the director nominees named in this proxy statement satisfied the board of directors’ criteria for membership and were recommended to the board of directors by the nominating and governance committee for election by stockholders at the Annual Meeting.
The nominating and governance committee held three meetings during the year ended December 31, 2020. The nominating and governance committee currently consists of two non-employee directors: Dr. Tuckson (Chairperson) and Dr. Fischer.

Annual Board and Committee Performance Evaluations
The nominating and governance committee is responsible for developing policies and procedures for the board of directors' performance evaluation process, and for overseeing such policies and procedures. The nominating and governance committee’s current practice is to conduct a performance evaluation of the board of directors and each of its committees on an annual basis.

Risk Oversight
Companies face a variety of risks, including strategic risk, financial risk, credit risk, liquidity risk and operational risk. Our board of directors believes an effective risk management system will (i) timely identify the material risks that we face, (ii) communicate necessary information with respect to material risks to senior executives and, as appropriate, to the board of directors or relevant committee, (iii) implement appropriate and responsive risk management strategies consistent with our risk profile, and (iv) integrate risk management into our decision-making processes.
Our board of directors takes the lead in overseeing risk management, and the audit committee makes periodic reports to the board of directors regarding briefings provided by management and advisers, as well as the audit committee’s own analysis and conclusions regarding the adequacy of our risk management processes. Material risks are identified and prioritized by management, and each prioritized risk is referred to a committee or the full board of directors for oversight. For example, management refers strategic risks to the full board of directors, while financial risks are referred to the audit committee. Our board of directors regularly reviews information regarding our credit, liquidity and operations, as well as the risks associated with each, and annually reviews our risk management program as a whole. Also, the compensation committee reviews our compensation programs to help ensure that they do not encourage excessive risk-taking.
In addition to the formal compliance program, the board of directors encourages management to promote a corporate culture that incorporates risk management into our corporate strategy and day-to-day business operations. The board of directors also continually works, with the input of our executive officers, to identify and assess the most likely areas of future risk for us.
Our board of directors believes that the processes it has established for overseeing risk would be effective under a variety of leadership frameworks and therefore do not materially affect its choice of leadership structure as described under “Leadership Structure” above.

Code of Ethics
We have adopted a code of ethics for our senior executive and financial officers (including our principal executive officer and principal financial officer), as well as a code of business conduct and ethics applicable to all officers, directors and employees.
    Both codes of ethics are available on our website at http://investors.ctibiopharma.com. Stockholders may request a free copy of the codes of ethics by contacting us at (206) 282-7100 or at CTI BioPharma Corp., Attention: Investor Relations, 3101 Western Avenue, Suite 800, Seattle, Washington 98121. Any amendments to, or waivers from, our code of ethics for our directors and executive officers will be posted on our website at http://investors.ctibiopharma.com to the extent required by applicable SEC and Nasdaq rules.

Communicating Concerns to Directors
Stockholders who wish to communicate with our directors to report complaints or concerns related to accounting, internal accounting controls or auditing may do so using the audit committee procedures for the receipt of such communication. The procedures allow submitting the complaint or concern either online or telephonically, with a more detailed description of the procedures set forth in our Whistleblower Policy, which is contained in our Code of Business Conduct and Ethics available on our website at http:// investors.ctibiopharma.com.
    Stockholders and other interested parties may communicate with the board of directors and the Chairman on other matters by writing to Dr. Fischer, c/o CTI BioPharma Corp., Legal Department, 3101 Western Avenue, Suite 800, Seattle, Washington 98121. The Legal Department will review any such communications to ensure they are appropriate to forward to Dr. Fischer. Items that are unrelated to the duties and responsibilities of the board of directors such as mass mailings, junk mail, personal employee complaints not related to accounting, internal controls, auditing or officer conduct (which are reviewed and forwarded by the Legal Department), inquiries regarding clinical trials or our operations generally, job inquiries, surveys, business solicitations or advertisements will not be forwarded to Dr. Fischer. In addition, material that is threatening or similarly unsuitable will not be forwarded to Dr. Fischer. Any communication that is relevant to the conduct of our business and is not forwarded will be retained for one year and made available to Dr. Fischer and any other independent director upon request. The independent directors have granted the Legal Department discretion to decide what correspondence shall be forwarded to Dr. Fischer and what shall be shared with our management, with specific instructions that any personal employee complaints of the nature addressed under our Whistleblower Policy be forwarded as set forth therein. If items are forwarded to Dr. Fischer, he will decide in his own discretion whether to circulate them to other members of the board of directors.

Non-Employee Director Compensation Table - 2020
The following table presents information regarding the compensation earned for 2020 by members of our board of directors who are not also our employees. The compensation paid to Dr. Craig for his services as an employee in 2020 is presented in the “Summary Compensation Table” and the related explanatory tables below. Dr. Craig is not entitled to receive additional compensation for his service as a director.

Name	Fees Earned or Paid in Cash ($)(1)	Option Awards ($)(2)(3)	All Other Compensation ($)	Total ($)
Laurent Fischer, M.D.	100,500	93,127	—	193,627
Michael A. Metzger	79,000	93,127	—	172,127
David Parkinson, M.D.	66,000	93,127	—	159,127
Matthew D. Perry	52,000	—	—	52,000
Reed V. Tuckson, M.D.	67,500	93,127	—	160,627

(1)	The amounts reported in the “Fees Earned or Paid in Cash” column reflect the amounts earned with respect to fiscal year 2020 for the director’s retainer and fees for chairing and/or serving on applicable board committees.
(2)	The amounts reported in the “Option Awards” column of the table above reflect the grant date fair value determined in accordance with FASB ASC Topic 718 of the option awards granted to our non-employee directors during fiscal year 2020. These amounts do not necessarily correspond to the actual cash value that will be recognized by the directors pursuant to the awards. For a discussion of the assumptions and methodologies used to calculate the amounts reported, please see the discussion of equity awards contained in Note 10 (Equity-Based Compensation) to our Consolidated Financial Statements for the fiscal year ended December 31, 2020, included in our Annual Report on Form 10-K filed with the SEC on March 17, 2021. On June 5, 2020, each of our non-employee directors then in office was granted an annual award of 126,000 stock options with a per-share exercise price of $1.00, the closing price of our common shares as reported by Nasdaq on the date of the grant, and a grant date fair value of $93,127. On March 10, 2021, each of our non-employee directors then in office was granted, subject to stockholder approval at the Annual Meeting, an annual award of 80,000 stock options.
(3)	The following table presents the number of outstanding and unexercised option awards and the number of shares subject to unvested stock awards held by each of our non-employee directors as of December 31, 2020.

Director	Number of Shares Subject to Outstanding Options as of December 31, 2020	Number of Unvested Restricted Shares/Units as of December 31, 2020
Laurent Fischer, M.D.	356,000	—
Michael A. Metzger	356,000	—
David Parkinson, M.D.	356,000	—
Matthew D. Perry	230,000	—
Reed V. Tuckson, M.D.	376,220	—

In accordance with the Director Compensation Policy, non-employee director option grants and restricted stock awards, to the extent then outstanding and unvested, become fully vested in the event of a change in control (as such term is defined in the equity incentive plan or award agreement applicable to that grant) that occurs while such non-employee director is a member of the board.
Non-Employee Director Compensation Overview
Equity Grants
Under our Director Compensation Policy, as amended effective March 13, 2019, our non-employee directors are entitled to the following equity awards: (i) any new non-employee director will receive a stock option for 120,000 shares in connection with joining the board of directors, which will be scheduled to vest ratably over 36 months beginning on the grant date and (ii) in connection with each annual meeting of stockholders, each continuing non-employee director will be entitled to receive a stock option for 60,000 shares, which will be scheduled to vest on the date that is 12 months after the date of grant of the award or, if earlier, immediately prior to the first annual meeting of our stockholders at which one or more members of the board are to be elected and that occurs in the calendar year after the calendar year in which the award was granted. Each option will have an exercise price that is not less than the closing price of our common stock on the date of grant of the award. Each option has a maximum term of 10 years (subject to earlier termination as provided in the applicable option agreement) and is subject to accelerated vesting in connection with a change in control as noted above.
In lieu of the annual option grants provided for by our Director Compensation Policy, on March 11, 2020, our board of directors approved grants of options to purchase 126,000 shares of our common stock to each of our non-employee directors, which grants were subject to stockholder approval at last year's annual meeting, and have an exercise price equal to $1 per share and will vest in accordance with the vesting terms applicable to other annual option grants made pursuant to our Director Compensation Policy.
As provided in the 2017 plan, the maximum grant date fair value for awards granted to a non-employee director under the 2017 Plan during any one calendar year is $375,000, except that this limit is $475,000 as to a non-employee director who is serving as the Chairman of the Board at the time the applicable grant is made.
Cash Compensation
Under the Director Compensation Policy, non-employee directors are also entitled to cash compensation in the form of annual retainers for service on the board and additional annual retainers for serving on and chairing certain committees. Non-employee directors who both serve on and chair a committee are entitled to both the retainer for service as a member of that committee as well as the additional retainer for service as the chairperson of that committee. The table below sets forth the amount of the board and committee retainers in effect for 2020.

Annual Cash Retainer ($)
Board Member, other than Chairman of the Board	45,000
Chairman of the Board	80,000
Audit Committee Chairperson	18,000
Audit Committee Member	9,000
Compensation Committee Chairperson	14,000
Compensation Committee Member	7,000
Nominating and Governance Committee Chairperson	9,000
Nominating and Governance Committee Member	4,500
All non-employee directors are also reimbursed for their reasonable expenses incurred in attending board meetings and committee meetings, as well as other board-related travel expenses.

Board Discussion of Non-Employee Director Compensation Philosophy
Our board’s non-employee director compensation philosophy is that our compensation arrangements for our directors should reasonably compensate the non-employee directors for their services and should further align the interests of the non-employee directors with the interests of our stockholders. Consistent with that philosophy, the board of directors has structured the cash and equity award components of the Director Compensation Policy to provide a total compensation opportunity for the non-employee directors that the board believes is reasonable. The board also believes that it is reasonable, and consistent with peer company practices, to structure the Director Compensation Policy with two key compensation components—the equity grant component discussed above and the cash compensation component discussed above—as awards with a value linked to the price of our common stock further align the interests of non-employee directors with the interests of our stockholders; but the board believes that it is appropriate, and consistent with peer company practices, to not structure the entire compensation opportunity to be dependent upon stock price and thus to include the cash compensation component. The board believes that differences in compensation levels under the Director Compensation Policy for the Chairman of the Board, and for non-employee directors serving on particular committees or as the chairperson of a Board committee, are appropriate based on the board’s assessment of the extent of additional services currently required of the non-employee directors that hold those positions and consistent with peer company practices.
The compensation committee retained Radford as an independent compensation consultant in 2020 to perform a comprehensive review of our Director Compensation Policy and to advise the board of directors as to our compensation program for, and material decisions regarding the compensation of, its non-employee directors.

PROPOSAL 2:
APPROVAL OF AN AMENDMENT TO OUR CERTIFICATE OF INCORPORATION
TO INCREASE THE TOTAL NUMBER OF AUTHORIZED SHARES OF COMMON STOCK
Our board of directors is asking our stockholders to approve an amendment to our certificate of incorporation to (a) increase the total number of authorized shares from 166,533,333 to 266,533,333, (b) increase the total number of authorized shares of common stock from 166,500,000 to 266,500,000, and (c) make ministerial changes removing outdated references to preferred stock classes that are no longer designated. The authorized number of shares of preferred stock would remain unchanged by the proposed amendment.
Our board of directors believes it is in our and our stockholders’ best interests to increase the number of authorized shares of common stock in order to provide flexibility to issue additional shares of common stock in the future in connection with one or more of the following:
•financing transactions, such as public or private offerings of common stock or derivative securities;
•our equity incentive plans and employee stock purchase plan;
•debt, warrant or other equity restructuring or refinancing transactions, such as debt or warrant exchanges or offerings of new convertible debt or modifications to existing securities, or as payments of interest on debt securities;
•acquisitions, strategic partnerships, collaborations, joint ventures, restructurings, divestitures, business combinations and strategic investments;
•corporate transactions, such as stock splits or stock dividends; and
•other corporate purposes that have not yet been identified.
As of the date of this proxy statement, our board of directors has no commitments, arrangements or understandings, written or oral, relating to the issuance of any newly authorized shares of common stock, except that subject to stockholder approval of Proposals 3 and 4, 6,000,000 shares and 800,000 shares of the 100,000,000 share increase would be reserved for issuance in connection with the increase in authorized shares under our Amended and Restated 2017 Equity Incentive Plan and our 2007 Employee Stock Purchase Plan, as amended and restated, respectively. Our common stock is all of a single class, with equal voting, distribution, liquidation and other rights, and each additional authorized share of common stock would have rights identical to our currently authorized and outstanding shares of common stock. The proposed amendment would not affect the rights of the holders of currently outstanding common stock, except to the extent additional shares are actually issued, which may have certain effects, including the dilution of our current stockholders’ earnings per share, voting power and proportionate ownership of our outstanding equity.
    The proposed amendment could have the effect of making it more difficult for a third party to acquire control of our company. For example, without further stockholder approval, our board of directors could approve the issuance and sale of certain of the additional authorized shares of common stock in a private transaction to purchasers who would oppose a takeover attempt or other change in control. While the issuance of shares in certain instances may have the effect of forestalling a hostile takeover, as of the date of this proxy statement, our board of directors does not intend or view the increase in authorized common stock as an anti-takeover measure, nor are we aware of any proposed or contemplated transaction of this nature.
As of March 22, 2021, there were 76,751,292 shares of common stock issued and outstanding, 15,881,181 shares of common stock were reserved for issuance under our equity compensation plans, 532,000 shares were subject to outstanding options granted to newly hired employees as inducement to their joining us, 1,120,000 shares were subject to an outstanding option granted to Dr. Craig in March 2017 as an inducement to his joining us, 190,140 shares of common stock were reserved for issuance upon exercise of outstanding warrants, 137,827 shares of common stock were reserved for issuance under our employee stock purchase plan, one share of common stock was reserved for issuance upon exercise of outstanding restricted share rights and 52,672,883 shares of common stock were reserved for issuance upon conversion of outstanding convertible preferred stock. As a result, currently, there are insufficient authorized shares of common stock remaining available for issuance under our existing certificate of incorporation for other corporate purposes.
The form of the proposed amendment to our certificate of incorporation to effect the increase in the total number of authorized shares and total number of authorized shares of common stock is attached as Appendix A to this proxy statement. If the amendment is approved by the requisite vote of our stockholders, we intend to file a certificate of amendment with the Secretary of State of the State of Delaware as soon as reasonably practicable after the Annual Meeting. The amendment will become effective immediately upon filing with the Secretary of State of the State of Delaware and, thereafter, the additional authorized shares of common stock would become issuable upon the approval of our board of directors at such times, in such amounts, and upon such terms as the board of directors may determine, without the need for further stockholder approval, unless otherwise required by applicable law or listing requirements.
Stockholder approval of the amendment will not, by itself, cause any change in our capital accounts. However, any future issuance of additional shares of common stock authorized pursuant to this proposal would ultimately result in dilution of existing stockholders’ equity interests.
Our board of directors reserves the right, notwithstanding stockholder approval and without further action by our stockholders, not to proceed with the filing of the certificate of amendment with the Secretary of State of the State of Delaware.
THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION.

PROPOSAL 3:
APPROVAL OF THE AMENDMENT AND RESTATEMENT OF OUR
2017 EQUITY INCENTIVE PLAN TO INCREASE THE SHARES AVAILABLE FOR ISSUANCE
Summary
     Our board of directors is asking you to approve an amendment to our Amended and Restated 2017 Equity Incentive Plan (the “2017 Plan”) to increase the number of shares reserved for issuance thereunder. If stockholders approve this proposal, the number of shares of our common stock that may be delivered pursuant to awards granted under the 2017 Plan will be increased by an additional 6,000,000 shares. There would be a corresponding increase in the number of shares that may be delivered pursuant to incentive stock options granted under the 2017 Plan (for clarity, such shares also count against, and are not in addition to, the aggregate share limit for the 2017 Plan).
On March 10, 2021, our board of directors approved the proposed increase to the shares issuable pursuant to our 2017 Plan, subject to stockholder approval.
We also maintain the CTI BioPharma Corp. 2015 Equity Incentive Plan, as amended (the “2015 Plan”), and the CTI BioPharma Corp. 2007 Equity Incentive Plan, as amended (the “2007 Plan” and together with the 2017 Plan and the 2015 Plan, the “Plans”). However, no new awards may be granted under the 2015 Plan or the 2007 Plan. As of March 22, 2021, (i) a total of 15,462,933 shares of our common stock were then subject to outstanding options granted under the Plans, and 1,600,000 options are contingent upon stockholder approval of this proposal as discussed below under “Specific Benefits under the 2017 Plan,” (ii) no shares of our common stock were then subject to unvested restricted stock awards and unvested restricted stock unit awards granted under the Plans, (iii) no shares were available for new award grants under the 2015 Plan or the 2007 Plan and (iv) 418,248 shares were available for new award grants under the 2017 Plan (without taking into account the 6,000,000 shares that would be added to the 2017 Plan if stockholders approve this proposal or the 1,600,000 shares subject to options that are contingent on stockholder approval of this proposal). In addition to the outstanding awards under the Plans described above, 532,000 shares were subject to outstanding options granted to newly hired employees as inducement to the employees' acceptance of employment with us and 1,120,000 shares were subject to an outstanding option granted to Dr. Craig in March 2017 as an inducement to his joining us that was not under any of the Plans.
If stockholders approve this proposal, we currently expect the number of additional shares being requested for approval will be sufficient to meet our expected needs through the second quarter of 2022. If stockholders do not approve this proposal, we will continue to have the authority to grant awards under the 2017 Plan, but the proposed 6,000,000 share increase in the 2017 Plan share limit will not be effective and will limit our ability to provide retention incentives to our executives, other employees and service providers. Equity awards are a significant component of total compensation for our executive officers, other employees and service providers and are vital to our ability to attract and retain outstanding and highly skilled individuals in the extremely competitive labor markets in which we must compete. If we were to grant fewer equity awards to these individuals, we believe that we would nonetheless need to provide compensation in other forms (such as cash) to provide a total compensation package that is competitive with other companies. We strongly believe that the approval of this proposal is instrumental to our continued success.
Please see the discussion below under “Specific Benefits under the 2017 Plan” and “Aggregate Past Grants Under the 2017 Plan” for detailed information on certain awards that we granted that are contingent on stockholder approval of this 2017 Plan proposal as well as past awards granted under the Plans.
Award Burn Rate
The following table presents information regarding our net burn rate for the past three complete fiscal years, with average annual net burn rate over such three years being 4.7%. For this purpose, the “net burn rate” for any one particular fiscal year means the total number of shares of our common stock issuable upon exercise or payment, as the case may be, of the equity-based awards granted by us in that fiscal year, less the total number of such shares canceled, terminated or forfeited in the fiscal year without the awards having become vested or paid, as the case may be, divided by our weighted average number of basic shares of common stock issued and outstanding during that particular fiscal year.

	2020	2019	2018
Options granted	5,264,000	5,307,000	3,099,904
Restricted stock/stock unit awards granted	—	—	—
Less: shares subject to canceled, terminated or forfeited awards	(516,394)	(1,580,837)	(2,551,900)
Net shares granted	4,747,606	3,726,163	548,004
Weighted average basic common shares outstanding	71,141,193	57,973,550	56,072,898
Net burn rate (1)(2)	6.7%	6.4%	1.0%

(1)
Net burn rate is equal to (x) divided by (y), where (x) is equal to the sum of total options granted during the fiscal year, plus the total restricted stock/stock unit awards granted during the fiscal year, minus the total number of shares subject to stock options, restricted stock and restricted stock unit awards canceled, terminated or forfeited during the fiscal year without the awards having become vested or paid, as the case may be, and where (y) is equal to our weighted average basic common shares outstanding for each respective year.

(2)	For the three-year period ended December 31, 2020, our average annual net burn rate using the methodology described in note (1) above was 4.7%.
We currently expect that the additional shares requested for the 2017 Plan under this proposal (taking into account the stock options that have been granted that are conditional on stockholder approval of this proposal, as discussed above) would provide us with flexibility to continue to grant equity-based awards into the second quarter of 2022, assuming a level of grants consistent with the number of equity-based awards granted during 2020 and usual levels of shares becoming available for new awards as a result of forfeitures of outstanding awards throughout the projected period. However, this is only an estimate, in our management’s judgment, based on current circumstances. Additionally, we do not currently anticipate granting, in the short-term, any additional equity awards under the 2017 Plan other than the grants to Dr. Craig, Mr. Kirske, Mr. Seeley and our non-employee directors as described above. The total number of shares that are awarded and the type and terms of awards granted under the 2017 Plan in any one year or from year to year may change based on any number of variables, including, without limitation, the value of our common stock (since higher stock prices generally require that fewer shares be issued to produce awards of the same grant date fair value), changes in competitors’ compensation practices or changes in compensation practices in the market generally, changes in the number of our employees, changes in the number of our directors and officers, acquisition activity and the potential need to grant awards to new employees in connection with acquisitions, the need to attract, retain and incentivize key talent, the types of awards we grant, the extent to which any applicable performance-based vesting requirements are satisfied, and how we choose to balance total compensation between cash and equity-based awards.
Dilution
The following table shows the total number of shares of our common stock that were (i) subject to unvested restricted stock and restricted stock unit awards granted under the Plans, (ii) subject to outstanding stock options granted under the Plans, and (iii) available for new award grants under the 2017 Plan, in each case, as of each of December 31, 2020 and March 22, 2021. In this Proposal 3, the number of shares of our common stock subject to awards granted during any particular period or outstanding on any particular date is presented based on the actual number of shares of our common stock covered by those awards.

	December 31, 2020	March 22, 2021
Shares subject to unvested restricted stock and restricted stock unit awards	3,500	—
Shares subject to outstanding stock options (1)	15,595,933	17114933(2)
Shares available for new award grants	1,401,748	418248(3)

(1)	Our outstanding options generally may not be transferred to third parties for value and do not include dividend equivalent rights.
(2)	This excludes the 1,600,000 shares subject to options that are contingent on stockholder approval of this proposal.
(3)	This does not take into account the 6,000,000 shares that would be added to the 2017 Plan if stockholders approve this proposal or the 1,600,000 shares subject to options that are contingent on stockholder approval of this proposal.
To help assess the potential dilutive impact of this proposal, the number of shares of our common stock outstanding as at the end of each of the last three fiscal years is as follows: 57,986,075 shares outstanding at the end of fiscal year 2018, 57,979,725 shares outstanding at the end of fiscal year 2019 and 75,896,884 shares outstanding at the end of fiscal year 2020. The number of shares of our common stock outstanding as of March 22, 2021 was 76,751,292. For these purposes, outstanding shares include unvested restricted shares of our common stock awarded and outstanding as of the applicable date.
The closing market price of our common stock on The Nasdaq Capital Market on March 22, 2021 was $3.33.
     Our board of directors believes that approval of the proposed increase to the shares reserved for issuance pursuant to our 2017 Plan will promote our interests and those of our stockholders and will help us continue to be able to attract, motivate, retain and reward persons important to our success. All members of our board of directors and all of our executive officers are eligible for awards under the 2017 Plan and thus have a personal interest in the approval of the proposed amendment and restatement of the 2017 Plan.
THE BOARD RECOMMENDS A VOTE “FOR” THE INCREASE TO THE SHARES RESERVED FOR ISSUANCE PURSUANT TO OUR AMENDED AND RESTATED 2017 EQUITY INCENTIVE PLAN.

Summary Description of the 2017 Plan
     The principal terms of the 2017 Plan are summarized below. The following summary is qualified in its entirety by the full text of the 2017 Plan, which appears as Appendix B to this proxy statement and reflects the impact of the proposed increase in the shares reserved for issuance pursuant to the 2017 Plan in Section 4.2 thereof.
Purpose
    The purpose of the 2017 Plan is to promote our success and the interests of our stockholders by providing an additional means for us to attract, motivate, retain and reward selected employees, directors, officers and other eligible persons through the grant of awards. Equity-based awards are also intended to further align the interests of award recipients and our stockholders.
Administration
    Our board or one or more committees appointed by our board administer the 2017 Plan. The board has delegated general administrative authority for the 2017 Plan to the compensation committee, except for authority with respect to awards granted or to be granted to our non-employee directors. The board has retained sole authority under the 2017 Plan with respect to non-employee directors’ awards, although the compensation committee has authority under its charter to make recommendations to the board concerning such awards. (For purposes of this proposal, we refer to the appropriate body acting as the administrator of the 2017 Plan, be it our board of directors, a committee within its delegated authority or an officer within his or her delegated authority, as the “Administrator.”)
The Administrator has broad authority under the 2017 Plan including, without limitation, the authority:
•to select eligible participants and determine the type(s) of award(s) that they are to receive;
•to grant awards and determine the terms and conditions of awards, including but not limited to the price (if any) to be paid for the shares or the award and the number of shares (if a securities-based award) to be offered or awarded;
•to determine any applicable vesting and exercise conditions for awards, or determine that no delayed vesting or exercise is required, to determine the circumstances in which any performance-based goals (or the applicable measure of performance) will be adjusted and the nature and impact of any such adjustment, to establish the events (if any) on which exercisability or vesting may accelerate (including retirement and other specified terminations of employment or service, or other circumstances), and to accelerate or extend the vesting or exercisability or extend the term of any or all outstanding awards;
•to cancel, modify or waive our rights with respect to, or modify, discontinue, suspend or terminate any or all outstanding awards, subject to any required consents;
•subject to the other provisions of the 2017 Plan, to make certain adjustments to an outstanding award and to authorize the conversion, succession or substitution of an award;
•to determine the method of payment of the purchase price (if any) for any award or shares of our common stock, as well as any tax-related items with respect to the award, which may be in the form of cash, check, or electronic funds transfer, by the delivery of already-owned shares of our common stock or by a reduction of the number of shares deliverable pursuant to the award, by services rendered by the recipient of the award, by notice and third-party payment or cashless exercise on such terms as the Administrator may authorize, or any other lawful consideration as determined by the Administrator;
•to modify the terms and conditions of any award, establish sub-plans and agreements and determine different terms and conditions that the Administrator deems necessary or advisable to comply with laws in the countries where we or one of our subsidiaries operates or where one or more eligible participants reside or provide services;

•to approve the forms of any award agreements used under the 2017 Plan; and
•to construe and interpret the 2017 Plan, make rules for the administration of the 2017 Plan and make all other determinations under the 2017 Plan or any award agreement.
No Repricing
    In no case (except due to an adjustment to reflect a stock split or other event referred to under “Adjustments” below, or any repricing that may be approved by stockholders) will the Administrator (i) amend an outstanding stock option or stock appreciation right to reduce the exercise price or base price of the award, (ii) cancel, exchange or surrender an outstanding stock option or stock appreciation right in exchange for cash or other awards for the purpose of repricing the award or (iii) cancel, exchange or surrender an outstanding stock option or stock appreciation right in exchange for an option or stock appreciation right with an exercise or base price that is less than the exercise or base price of the original award.
Eligibility
    Persons eligible to receive awards under the 2017 Plan include our officers or employees, directors and certain consultants and advisers to us or any of our subsidiaries. As of March 22, 2021, approximately 34 of our officers and employees (including all of our named executive officers currently employed by us), each of our five non-employee directors and approximately 38 other individuals who provide services to us as consultants or advisers, were considered eligible under the 2017 Plan. While consultants and advisers are generally considered eligible under the 2017 Plan to preserve our flexibility, over the last five years we have only granted equity awards under the Plans to five individuals who, at the time of grant of the awards, were neither employed by us, nor members of our board.
Authorized Shares; Limits on Awards
    The maximum number of shares of our common stock that may be issued or transferred pursuant to awards under the 2017 Plan currently equals the sum of: (i) 12,400,000 shares plus (ii) the number of any shares subject to stock options or restricted stock or restricted stock unit awards granted under the 2007 Plan or the 2015 Plan and outstanding as of the date of the 2018 Annual Meeting that expire, or for any reason are cancelled, terminated or forfeited or otherwise reacquired, after the date of the 2018 Annual Meeting (other than shares withheld for the payment of any applicable exercise price or tax withholding) without being exercised or vested, as applicable. If stockholders approve this 2017 Plan proposal, the number of shares referred to in clause (i) above will increase to 18,400,000 shares.
    The maximum grant date fair value for awards granted to a non-employee director under the 2017 Plan during any one calendar year is $375,000, except that this limit is $475,000 as to a non-employee director who is serving as the Chairman of the Board at the time the applicable grant is made. For purposes of this limit, the “grant date fair value” of an award means the value of the award on the date of grant of the award determined using the equity award valuation principles applied in our financial reporting. This limit does not apply to, and will be determined without taking into account, any award granted to an individual who, on the grant date of the award, is one of our officers or employees. This limit applies on an individual basis and not on an aggregate basis to all non-employee directors as a group.
    Except as described in the next sentence, shares that are subject to or underlie awards that expire or for any reason are canceled or terminated, are forfeited, fail to vest or for any other reason are not paid or delivered under the 2017 Plan will again be available for subsequent awards under the 2017 Plan. Notwithstanding the foregoing, shares that are exchanged by a participant or withheld by us to pay the exercise or purchase price of an award granted under the 2017 Plan, as well as any shares exchanged or withheld to satisfy the tax withholding obligations related to any award granted under the 2017 Plan, will not be available for subsequent awards under the 2017 Plan. To the extent that an award is settled in cash or a form other than shares, the shares that would have been delivered had there been no such cash or other settlement will not be counted against the shares available for issuance under the 2017 Plan. If shares are delivered in respect of a dividend equivalent right, the actual number of shares delivered with respect to the award shall be counted against the share limit of the 2017 Plan. (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when we pay a dividend, and 50 shares are delivered in payment of those rights with respect to that dividend, 50 shares shall be counted against the share limit of the plan.) To the extent that shares are delivered pursuant to the exercise of a stock appreciation right or stock option, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits, as opposed to only counting the shares actually issued. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits with respect to such exercise.) In addition, the 2017 Plan generally provides that shares issued in connection with awards that are granted by or become obligations of ours through the assumption of awards (or in substitution for awards) in connection with an acquisition of another company will not count against the shares available for issuance under the 2017 Plan. The 2017 Plan does not permit us to increase the applicable share limits of the 2017 Plan by repurchasing shares of common stock on the market (by using cash received through the exercise of stock options or otherwise).
Types of Awards
    The 2017 Plan authorizes stock options, stock appreciation rights and other forms of awards granted or denominated in our common stock or units of our common stock, as well as cash bonus awards. The 2017 Plan retains flexibility to offer competitive incentives and to tailor benefits to specific needs and circumstances. Any award may be structured to be paid or settled in cash.
    A stock option is the right to purchase shares of our common stock at a future date at a specified price per share (the “exercise price”). The per share exercise price of an option generally may not be less than the fair market value of a share of our common stock on the date of grant. The maximum term of an option is ten years from the date of grant. An option may either be an incentive stock option or a non-qualified stock option. Incentive stock option benefits are taxed differently from non-qualified stock options, as described under “U.S. Federal Income Tax Consequences of Awards under the 2017 Plan” below. Incentive stock options are also subject to more restrictive terms and are limited in amount by the Internal Revenue Code and the 2017 Plan. Incentive stock options may only be granted to employees.
    A stock appreciation right is the right to receive payment of an amount equal to the excess of the fair market value of a share of our common stock on the date of exercise of the stock appreciation right over the base price of the stock appreciation right. The base price will be established by the Administrator at the time of grant of the stock appreciation right and generally may not be less than the fair market value of a share of our common stock on the date of grant. Stock appreciation rights may be granted in connection with other awards or independently. The maximum term of a stock appreciation right is ten years from the date of grant. Options and stock appreciation rights may be fully vested at grant or may be subject to time- and/or performance-based vesting requirements.
    The other types of awards that may be granted under the 2017 Plan include, without limitation, stock awards, restricted stock, restricted stock units or phantom stock (which are contractual rights to receive shares of stock, or cash based on the fair market value of a share of stock), dividend equivalents that represent the right to receive a payment based on the dividends paid on a share of stock over a stated period of time, or similar rights to purchase or acquire shares and cash awards. Any awards under the 2017 Plan may be fully vested at grant or may be subject to time- and/or performance-based vesting requirements.
Dividend Equivalents; Deferrals
    The Administrator may provide for the deferred payment of awards, and may determine the other terms applicable to deferrals. The Administrator may provide that awards under the 2017 Plan (other than options or stock appreciation rights), and/or deferrals, earn dividends or dividend equivalents based on the amount of dividends paid on outstanding shares of common stock, provided that as to any dividend equivalent rights granted in connection with an award granted under the 2017 Plan that is subject to performance-based vesting requirements, no dividend equivalent payment will be made unless the related performance-based vesting conditions of the award are satisfied (or, in the case of a restricted stock or similar award where the dividend must be paid as a matter of law, the dividend payment will be subject to forfeiture or repayment, as the case may be, if the related performance-based vesting conditions are not satisfied).

Assumption and Termination of Awards
    If we dissolve or undergo certain corporate transactions such as a merger, business combination, or other reorganization, or a sale of substantially all of our assets, awards then-outstanding under the 2017 Plan will not automatically become fully vested pursuant to the provisions of the 2017 Plan so long as such awards are assumed, substituted for or otherwise continued. However, except as described below, if awards then-outstanding under the 2017 Plan are to be terminated in such circumstances (without being assumed or substituted for), such awards would generally become fully vested. The Administrator also has the discretion to establish and provide for alternative change in control provisions in a particular award agreement with respect to awards granted under the 2017 Plan. For example, the Administrator could provide in such an award agreement for the automatic acceleration of vesting or payment of an award in connection with a corporate event or a termination of the award recipient's employment.
Transfer Restrictions
    Subject to certain exceptions contained in the 2017 Plan, awards under the 2017 Plan generally are not transferable by the recipient other than by will or the laws of descent and distribution and are generally exercisable, during the recipient’s lifetime, only by the recipient. Any amounts payable or shares issuable pursuant to an award generally will be paid only to the recipient or the recipient’s beneficiary or legal representative. The Administrator has discretion, however, to establish written conditions and procedures for the transfer of awards to other persons or entities, provided that such transfers comply with applicable securities and exchange control laws and are not made for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting securities are held by the award recipient or by the recipient’s family members).
Adjustments
    As is customary in incentive plans of this nature, each share limit and the number and kind of shares available under the 2017 Plan and any outstanding awards, as well as the exercise or purchase prices of awards, and performance targets under certain types of performance-based awards, are subject to adjustment in the event of certain reorganizations, mergers, combinations, recapitalizations, stock splits, stock dividends, or other similar events that change the number or kind of shares outstanding and extraordinary dividends or distributions of property to the stockholders.
No Limit on Other Authority
    The 2017 Plan does not limit the authority of the board or any committee to grant awards or authorize any other compensation, with or without reference to our common stock, under any other plan or authority.
Termination of or Changes to the 2017 Plan
    The board of directors may amend or terminate the 2017 Plan at any time and in any manner. Stockholder approval for an amendment will be required only to the extent then required by applicable law or deemed necessary or advisable by the board. Unless terminated earlier by the board and subject to any extension that may be approved by stockholders, the authority to grant new awards under the 2017 Plan will terminate on March 12, 2027, subject to any extension that may be approved by our stockholders. Outstanding awards, as well as the Administrator’s authority with respect thereto, generally will continue following the expiration or termination of the plan. Generally speaking, outstanding awards may be amended by the Administrator (except for a repricing), but the consent of the award holder is required if the amendment (or any plan amendment) materially and adversely affects the holder.

U.S. Federal Income Tax Consequences of Awards Under the 2017 Plan
     The U.S. federal income tax consequences of the 2017 Plan under current federal law, which is subject to change, are summarized in the following discussion of the general tax principles applicable to the 2017 Plan. This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the Internal

Revenue Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local or international tax consequences.
    With respect to non-qualified stock options, we are generally entitled to deduct and the participant recognizes taxable income in an amount equal to the difference between the option exercise price and the fair market value of the shares at the time of exercise. With respect to incentive stock options, we are generally not entitled to a deduction (unless the employee sells the underlying shares upon exercise before the tax holding period) nor does the participant recognize income at the time of exercise, although the participant may be subject to the U.S. federal alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of an incentive stock option and one year after exercising an incentive stock option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income and we will be entitled to a deduction at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise, or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer or director of the Company. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.
    The current U.S. federal income tax consequences of other awards authorized under the 2017 Plan generally follow certain basic patterns: nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid (if any) only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant); bonuses, stock appreciation rights, cash and stock-based performance awards, dividend equivalents, restricted stock units and other types of awards are generally subject to tax at the time of payment; and compensation otherwise effectively deferred is taxed when paid. In each of the foregoing cases, we will generally have a corresponding deduction at the time the participant recognizes income.
 If an award is accelerated under the 2017 Plan in connection with a “change in control” (as this term is used under the Internal Revenue Code), we may not be permitted to deduct the portion of the compensation attributable to the acceleration (“parachute payments”) if it exceeds certain threshold limits under the Internal Revenue Code (and certain related excise taxes may be triggered).
    U.S. federal income tax law generally prohibits a publicly held company from deducting compensation paid to certain current or former officers that qualify as “covered employees” within the meaning of Section 162(m) of the Internal Revenue Code that exceeds $1 million during the tax year. Certain awards granted before November 2, 2017 that were based upon attaining pre-established performance measures that were set by the compensation committee under a plan approved by our stockholders and designed to satisfy the requirements of the “performance-based” compensation exception under Section 162(m) of the Internal Revenue Code (such awards, the “performance-based awards”) pursuant to a written binding contract that was in effect on November 2, 2017, may qualify for an exception to the $1 million deductibility limit. However, that exception was eliminated (except as to certain past grants pursuant to the contracts, as noted above) by the Tax Cuts and Jobs Act of 2017, and so the deductibility for any future awards under the 2017 Plan is subject to the $1 million annual limit.

Specific Benefits Under the 2017 Plan
    The Administrator has approved certain awards under the 2017 Plan that are contingent on stockholder approval of this proposal. These grants are set forth in the following table. If stockholders do not approve this proposal, these grants will not be effective, and we will not be able to grant the equity incentives we believe are necessary to provide retention incentives.
Awards Subject to Stockholder Approval of 2017 Plan Proposal

Name and Position	Number of Shares Underlying Stock Options
Named Executive Officers and Directors
Adam R. Craig, M.D. President, Chief Executive Officer and Interim Chief Medical Officer	800,000
David H. Kirske Executive Vice President, Chief Financial Officer	200,000
Bruce J. Seeley Executive Vice President, Chief Operating Officer	200,000
Laurent Fischer, M.D.	80,000
Michael A. Metzger	80,000
David Parkinson, M.D.	80,000
Matthew D. Perry	80,000
Reed V. Tuckson, M.D.	80,000
All Other Employees	—
     If the proposed amendments to the 2017 Plan had been in effect in fiscal year 2020, we expect that our award grants for fiscal year 2020 would not have been substantially different from those actually made in that year. For information regarding stock-based awards granted to our named executive officers during fiscal year 2020, see “Executive Compensation.”

Aggregate Past Grants Under the 2017 Plan
As of March 22, 2021, awards covering 16,516,714 shares of our common stock have historically been granted under the 2017 Plan. The following table shows information regarding the distribution of awards covering such shares as of such date among the persons and groups identified below.

STOCK OPTIONS
Name and Position	Number of Shares Subject to Past Option Grants	Number of Shares Acquired On Exercise	Number of Shares Underlying Options as of March 22, 2021
Named Executive Officers:			Exercisable	Unexercisable
Adam R. Craig, M.D. President, Chief Executive Officer and Interim Chief Medical Officer	5,145,000	—	3,065,001	2,079,999
David H. Kirske Executive Vice President, Chief Financial Officer	1,273,396	—	873,398	399,998
Bruce J. Seeley Executive Vice President, Chief Operating Officer	1,214,906	—	861,573	353,333
Total for All Named Executive Officers as a Group (3 persons):	7,633,302	—	4,799,972	2,833,330
Laurent Fischer, M.D.	356,000	—	356,000	—
Michael A. Metzger	306,000	—	306,000	—
David Parkinson, M.D.	356,000	—	356,000	—
Matthew D. Perry	180,000	—	180,000	—
Reed V. Tuckson, M.D.	306,000	—	306,000	—
Total for all Current Non-Executive Directors as a Group (5 persons):	1,504,000	—	1,504,000	—
Each other person who has received 5% or more of the options, warrants or rights under the 2017 Plan	—	—	—	—
All others, including any current officers who are not executive officers or directors, as a group	7,379,412	111,663	2,742,590	2,839,986
Total	16,516,714	111,663	9,046,562	5,673,316

PROPOSAL 4:
APPROVAL OF AN AMENDMENT TO THE 2007 EMPLOYEE STOCK PURCHASE PLAN
Summary
We are asking you to approve an amendment to our 2007 Employee Stock Purchase Plan (the “ESPP”) to increase the maximum number of shares of our common stock authorized for issuance under the ESPP by 800,000 shares (so that the new share limit under the ESPP would be 1,000,000 shares (as adjusted to reflect certain reverse stock splits occurring since the adoption of the ESPP)). The Board approved the proposed share increase on March 10, 2021, subject to stockholder approval.
The Board has determined that it is advisable to increase the maximum number of shares available for issuance under the ESPP in order to help retain and motivate eligible employees and further align their interests with those of our stockholders. As of March 22, 2021, there were 137,827 shares of common stock remaining available for issuance under the ESPP, and we had a total of 76,751,292 shares of common stock issued and outstanding. The 800,000 additional shares that may be issued under the proposed increase in the ESPP share limit, plus the 137,827 shares that remained available for issuance under the ESPP as of March 22, 2021, equal approximately 1.2% of our total issued and outstanding shares of common stock as of that date.
In the event our stockholders fail to approve the amendment to the ESPP, the ESPP will continue in operation pursuant to its terms with no change to the number of shares authorized for issuance under the ESPP. In those circumstances, we would not be able to issue additional shares under the ESPP beyond the 137,827 shares that remained available for issuance under the ESPP as of March 22, 2021.
Reasons for Approving the Proposal
We believe the proposed amendment would facilitate our ability to continue to utilize the ESPP. We believe the ESPP is an important component of our employee compensation package and assists in attracting and retaining skilled personnel. Since benefits under the ESPP are dependent upon the value of our common stock, the ESPP also increases alignment between participants’ interests and the interests of our stockholders. As of March 22, 2021, 100% of our employees are eligible to participate in, and approximately 43% of our employees purchased shares under, the ESPP during the purchase period ending December 31, 2020. As of March 22, 2021, we had 34 employees. The essential features of the ESPP are summarized below. The ESPP is intended to be an employee stock purchase plan within the meaning of Section 423 of the Internal Revenue Code.
Currently, we limit the number of shares that any one participant can purchase under the ESPP in any one ESPP offering period to 5,000 shares. For new ESPP offering periods that begin after the Annual Meeting, we have removed this individual limit, contingent upon stockholders approving this ESPP proposal, subject to applicable limits under the Internal Revenue Code as noted below. We believe that removing the individual share limit under the ESPP will incentivize additional employees to participate in the ESPP and, through increased participation in the ESPP, there will be increased alignment between employees’ interests and the interests of our stockholders.

THE BOARD RECOMMENDS A VOTE “FOR”
THE APPROVAL OF THE AMENDMENT TO THE ESPP

Summary Description of the 2007 Employee Stock Purchase Plan
The principal terms of the ESPP are summarized below. The following summary is qualified in its entirety by the full text of the ESPP (as proposed to be amended), which appears as Appendix C to this proxy statement and reflects the impact of the proposed increase in the shares reserved for issuance pursuant to the ESPP in Section 6 thereof and removal of the individual share limitation in Section 9.8 thereof.
Background and Purpose
The ESPP provides eligible employees with the opportunity to purchase shares of our common stock at a discount through payroll deductions. The purposes of the ESPP are to encourage ownership of our common stock by our employees and to provide additional incentives to our employees to promote the success of our business.
Administration
The ESPP is administered by the Board or by a committee of the Board consisting of not less than two directors who are not employed by us or one of our subsidiaries (the “ESPP Committee”). The ESPP Committee determines which, if any, of our affiliates may be participating employers whose employees may participate in the ESPP as of the start of each offering period. The ESPP Committee has authority in its discretion to interpret the ESPP, to prescribe, amend and rescind rules and regulations relating to determining the terms of options to purchase shares granted under the ESPP, and to make all other determinations necessary or advisable for the administration of the ESPP. Any determination of the ESPP Committee with respect to the ESPP is final and binding upon all persons. The ESPP Committee may also adopt rules, procedures, separate offerings or sub-plans applicable to particular subsidiaries or locations.
Shares Available for Issuance
The aggregate number of shares of our common stock that currently may be issued pursuant to the ESPP is 200,000, of which only 137,827 remained available for issuance as of March 22, 2021. If stockholders approve the proposed amendment, this limit would be increased from 200,000 shares to 1,000,000 shares.
Eligibility and Participation
Employees who are employed by us (or one of our subsidiaries designated as a “participating employer” in the ESPP) on the first day of any offering period and remain an eligible employee through the end of the offering period and who customarily work more than twenty hours per week (or such lesser number of hours as the ESPP Committee may provide) and more than five months (or such lesser number of months as the ESPP Committee may provide) per calendar year may participate in the ESPP. Participation in the ESPP is voluntary. Subject to the ESPP Committee’s authority to designate a “participating employer” from time to time, currently the only “participating employer” under the ESPP is CTI BioPharma Corp. As required under the Internal Revenue Code, no participant may purchase shares if, immediately after such purchase, the participant would own stock and/or outstanding options to purchase stock comprising 5% or more of the total combined voting power of our stock or of any of our affiliates. In addition and also as required under the Internal Revenue Code, a participant’s right to purchase stock under the ESPP may not accrue at a rate that exceeds $25,000 (determined with respect to the fair market value of the stock at the time such option to purchase shares is granted) in any calendar year in which such right is outstanding at any time.
As of March 22, 2021, 100% of our 34 employees (including all of our named executive officers) were eligible to participate in the ESPP.

Offering Periods
Shares of stock are offered for purchase on the first business day of each offering period designated by the ESPP Committee. Currently, offering periods under the ESPP are approximately six months long and commence at the beginning of each January and July. The ESPP Committee has the authority to change the timing and duration of the offering periods (provided that each offering period is not less than three months and is not more than twenty-seven months in duration) and to provide that offering periods will consist of one or more “purchase periods,” in each case provided that the change is announced prior to the start of the relevant offering period.
Purchase Price
Currently, the purchase price per share of common stock covered by an option granted under the ESPP is 85% of the lower of (i) the fair market value per share of our common stock on the commencement date of the applicable offering period and (ii) the fair market value per share of our common stock on the last business day of the applicable offering period. For purposes of the ESPP, the fair market value of our common stock is generally the closing price of our common stock on The Nasdaq Capital Market on the determination date. The ESPP Committee may change the formula for determining the purchase price for a particular offering period prior to the start of that offering period, except that in no event may the purchase price for an offering period be lower than the lesser of (i) 85% of the fair market value per share of our common stock on the commencement date of the applicable offering period or (ii) 85% of the fair market value per share of our common stock on the last business day of the applicable offering period.
Payroll Deductions
Employees participating in the ESPP for an offering period may authorize payroll deductions to the ESPP in that offering period in 1% multiples of base salary for each payroll period, up to a maximum of 10% of their base salary (or such different maximum as the ESPP Committee may establish for the particular offering period). An employee may not change the percentage of base salary withheld during an offering period. However, an employee may withdraw from the ESPP during the offering period as described below.
Purchase of Stock
By enrolling in the ESPP for an offering period, an employee is entitled to purchase shares of our common stock on the last day of the offering period. The maximum number of shares that may be purchased by a participating employee during an offering period is determined by dividing the amount collected from the participant through payroll deductions during the offering period by the per share purchase price in effect for that offering termination date, subject to applicable limits under the Internal Revenue Code as noted above. Currently the number of shares purchasable by a participating employee during an offering period is subject to a maximum of 5,000 shares. If stockholders approve the proposed amendment, such individual share limit will no longer apply for offering periods that begin after the Annual Meeting. Unless the employee’s participation is discontinued prior to such purchase date (for example, because of a termination of the employee’s employment with us or an election by the employee to withdraw from the ESPP), his or her purchase of the shares will occur automatically on the last day of the offering period at the applicable price.
Withdrawal
Generally, a participant may withdraw from an offering period at any time prior to the last business day before the offering termination date by giving a withdrawal notice to us. Any such withdrawal will not affect his or her eligibility to participate in future offering periods. However, once a participant withdraws from a particular offering period, that participant may not participate again in the same offering period. Upon a participant’s withdrawal from an offering period, all of the participant’s accumulated payroll deductions held by us will be paid to the participant in cash without interest.

Termination of Employment
Termination of a participant’s employment for any reason, including death, retirement or any other voluntary or involuntary termination, cancels his or her option to purchase shares and participation in the ESPP immediately as to the offering period in which the termination of employment occurs. In such event, the payroll deductions credited to the participant’s account will be returned to him or her or, in the case of an employee’s death, to the person or persons entitled thereto as provided in the ESPP, in cash without interest.
Restrictions on Transfer
Options under the ESPP may not be assigned, transferred, pledged or otherwise disposed of, except by will, or under the laws of descent and distribution. An option under the ESPP may not be exercised by anyone other than the participant.
Changes in Capitalization
As is customary in incentive plans of this nature, the number of shares reserved under the ESPP, any maximum number of shares a participant may purchase in the offering period in which such event occurs and the number of shares and the price per share in effect under each outstanding option under the ESPP shall be appropriately adjusted for the payment of a stock dividend or any increase or decrease in the number of outstanding shares of our common stock resulting from a split-up or contraction of shares without receipt of any consideration by us, in order to prevent the dilution or enlargement of benefits under the ESPP.
Change of Control
In the event of a change of control of us, the ESPP Committee shall, in its sole discretion, either (i) provide that shares granted under the ESPP shall be purchased to the extent of each participant’s accumulated payroll deductions for the offering period in effect as of a date prior to the change in control established by the ESPP Committee or (ii) arrange with the surviving, continuing, successor or purchasing corporation, as the case may be, that such corporation shall assume our rights and obligations under the ESPP.
Term; Amendment and Termination of the ESPP
No option shall be granted under the ESPP on or after September 27, 2027, but options granted prior to such date may extend beyond such date.
The Board may suspend, terminate or amend the ESPP at any time and from time to time (subject to stockholder consent as may be required by applicable law). No suspension or termination of or amendment to the ESPP may materially adversely affect the rights of a participant with respect to an outstanding option held by the participant as of the date of such termination or amendment without the participant’s consent.
No Limit on Other Plans
The ESPP does not limit the ability of the Board or any committee of the Board to grant awards or authorize any other compensation, with or without reference to our common stock, under any other plan or authority.

Federal Income Tax Consequences of the ESPP
The following is a brief summary of the federal income tax consequences to U.S. taxpayers and us with respect to the shares purchased under the ESPP. The summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the Internal Revenue Code to the extent an award is subject to and does not satisfy those rules, nor does it describe state, local, or international tax consequences.

The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Internal Revenue Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period applicable to such shares. If the shares are sold or otherwise disposed of (including by gift) more than two years after the first day of the particular offering period in which such shares were acquired and more than one year after the actual purchase date of the shares, the participant will recognize ordinary income measured as the lesser of (i) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (ii) an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period in which such shares were acquired. Any additional gain or loss will be treated as long-term capital gain or loss. If the shares are sold or otherwise disposed of (including by gift) before the expiration of either of the aforementioned holding periods, the participant will recognize ordinary income generally measured as the excess of (i) the fair market value of the shares on the date the shares are purchased over (ii) the purchase price. Any additional gain or loss on such sale or disposition will be capital gain or loss, which will be long-term if the shares are held for more than one year. We generally are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant with respect to shares purchased under the ESPP except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

Participation in the ESPP
Participation in the ESPP is voluntary, and therefore the number of shares an individual employee will purchase cannot be determined in advance. For the six-month offering periods ending in December 2019, June 2020 and December 2020, the number of shares of our common stock purchased under the ESPP was 1,000, 3,500 and 35,049, respectively. Because benefits under the ESPP may change based on any number of variables, including, without limitation, the fair market value of our common stock at various future dates, the number of our employees who elect to participate in the ESPP and the amount of payroll deductions elected by the employees who participate, it is not possible to determine the benefits that will be received by employees if the proposed ESPP amendment is approved by the stockholders. Furthermore, for new offering periods that begin after the Annual Meeting, we have removed the limit on the number of shares that any one participant may purchase in any one offering period. For these reasons, we also can’t estimate how long the shares available under the ESPP, if stockholders approve this proposal and taking into account the proposed removal of the share limit per participant per offering period, will allow us to continue the ESPP.
The closing market price of our common stock on The Nasdaq Capital market on March 22, 2021 was $3.33 per share.

Aggregate Past Purchases Under the 2007 Employee Stock Purchase Plan
From inception of the ESPP through December 31, 2020, an aggregate of 62,173 shares of our common stock had been purchased under the ESPP (as adjusted to reflect certain reverse stock splits occurring since the adoption of the ESPP). Our non-employee directors are not eligible to participate in the ESPP. No person has received 5% or more of the options or rights granted under the ESPP.

PROPOSAL 5:
RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Summary
Ernst & Young LLP served as our independent registered public accounting firm for the completion of our audit for the year ended December 31, 2020. The audit committee has approved the appointment of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2021, and our board of directors has further directed that we submit the selection of our independent registered public accounting firm for 2021 for ratification by the stockholders at the Annual Meeting.
Representatives of Ernst & Young LLP are expected to attend the Annual Meeting, will have an opportunity to make a statement if they so desire at the Annual Meeting and are expected to be available to respond to appropriate stockholder questions.
Although ratification is not required by our bylaws or otherwise, we are submitting the selection to our stockholders for ratification as a matter of good corporate practice and because we value our stockholders’ views. If stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee feels that such a change would be in our and our stockholders’ best interests.
Independent Registered Public Accounting Firm’s Fees and Services
The table below provides the aggregate fees billed for professional services rendered by Ernst & Young LLP for the fiscal years ended December 31, 2020 and 2019. All services associated with such fees were pre-approved by our Audit Committee in accordance with the “Pre-Approval Policies and Procedures” described below.

Services Rendered	2020	2019
Audit Fees (1)	$802,000	$682,500
Audit-Related Fees (2)	$17,000	—
Tax Fees (3)	$41,000	$45,000
All Other Fees (4)	$2,000	$2,000

(1)
Audit Fees. This category includes fees for professional services provided in conjunction with the audit of our financial statements and with the audit of management’s assessment of internal control over financial reporting and the effectiveness of internal control over financial reporting, review of our quarterly financial statements, assistance and review of documents filed with the SEC, consents and comfort letters and attestation services provided in connection with statutory and other regulatory filings and engagements.

(2)
Audit-Related Fees. This category pertains to fees for assurance and related professional services associated with due diligence related to mergers and acquisitions, consultation on accounting standards or transactions, consultation on internal control reviews and assistance with internal control reporting requirements, services related to the audit of employee benefit plans and other attestation services not required by statute or regulation.

(3)	Tax Fees. This category pertains to fees for professional services provided related to tax compliance, tax planning and tax advice.
(4)	Other Fees. All other fees relate to a subscription for accounting-related research software.
Pre-Approval Policy
Pursuant to the charter for the audit committee, the audit committee pre-approves all auditing services and permissible non-audit services to be performed by our independent registered public accounting firm and the associated fees. The audit committee can delegate this responsibility to one or more of its members, provided that such pre-approval decision is presented to the full audit committee and its next scheduled meeting. All services performed and related fees billed by Ernst & Young LLP during the fiscal years presented above were approved by the audit committee.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

REPORT OF THE AUDIT COMMITTEE
The audit committee reviews and monitors the financial reporting process of CTI BioPharma Corp. (the “Company”) on behalf of the board of directors and reviews the Company’s system of internal controls. We act only in an oversight capacity, however, and it is management that has the primary responsibility for the financial statements, establishing and maintaining adequate internal controls, and the reporting process. Ernst & Young LLP is responsible for expressing opinions on the conformity of the Company’s financial statements with generally accepted accounting principles, on management’s assessment of the effectiveness of the Company’s internal control over financial reporting, and on the effectiveness of the Company’s internal control over financial reporting. Each member of the audit committee is an independent director as determined by the board of directors, based on the Nasdaq Rules and the SEC’s independence requirements for members of audit committees. In addition, the board of directors has determined that Michael A. Metzger is an “audit committee financial expert,” as defined by SEC rules.
We operate under a written charter, a copy of which is available on the Company’s website at http://www.ctibiopharma.com. As more fully described in our charter, the purpose of the audit committee is to assist the board of directors in its oversight and monitoring of the Company’s financial statements, internal controls and audit matters. We meet each quarter with Ernst & Young LLP and management to review the Company’s interim financial results before the publication of the Company’s quarterly reports. Management’s and Ernst & Young LLP’s presentations to and discussions with the audit committee cover various topics and events that may have significant financial impact and/or are the subject of discussions between management and the independent registered public accounting firm. In accordance with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), we are directly responsible for the appointment, compensation, retention, oversight and, when appropriate, replacement of our independent registered public accounting firm, including the audit fee negotiations associated with the retention of the firm. We also lead the selection of the lead audit partner, working with Ernst & Young LLP with input from management.
In accordance with existing audit committee policy and the requirements of the Sarbanes-Oxley Act, all services to be provided by Ernst & Young LLP are subject to pre-approval by the audit committee or one of its members to whom such authority may from time to time be delegated. This includes audit services, audit-related services, tax services and other services. Such pre-approval relates to a particular category or group of services and is subject to a specific budget. The Sarbanes-Oxley Act prohibits an issuer from obtaining certain non-audit services from its auditing firm so as to avoid certain potential conflicts of interest; we have not in recent years obtained any of these services from Ernst & Young LLP, and we are able to obtain such services from other service providers at competitive rates.
In addition, we recommend the ratification of the appointment of the independent registered public accounting firm and review their proposed audit scope, approach and independence. Ernst & Young LLP has served as our independent registered public accounting firm since August 2, 2018. In determining whether to reappoint Ernst & Young LLP, we took into consideration a number of factors, including the length of time the firm has been engaged and the knowledge the firm has of our operations, accounting policies and practices and internal control over financial reporting, the quality of our ongoing discussions with Ernst & Young LLP and an assessment of the professional qualifications and past performance of the lead audit partner and Ernst & Young LLP. In order to assure continuing auditor independence, we also periodically consider whether there should be a regular rotation of our independent registered public accounting firm. We discussed with Ernst & Young LLP other matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board. In addition, we have received from, and discussed with, Ernst & Young LLP their annual written report on their independence from us and our management, as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence and discussed with the auditor whether the provision of any non-audit services provided to the Company by them during 2020 were compatible with the auditor’s independence. Following this evaluation, we concluded that the selection of Ernst & Young LLP as the independent registered public accounting firm is in the best interest of the Company and its stockholders.
We are not professional accountants or auditors and our duties are not intended to duplicate or to certify the activities of management or the independent registered public accounting firm. It is not the audit committee’s duty to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Consequently, the audit committee is not providing any professional certification as to the work of the independent registered public accounting firm or any expert assurance as to the financial statements.
We have reviewed and discussed the Company’s audited financial statements with management and Ernst & Young LLP. Management has represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles.
Based upon the review and discussions described in this report, we recommended to the board of directors that the audited consolidated financial statements be included in the 2020 Annual Report for filing with the SEC.
Respectfully submitted by the audit committee:
Michael A. Metzger, Chairman
Laurent Fischer, M.D.
Reed V. Tuckson, M.D.

PROPOSAL 6:
ADVISORY VOTE ON EXECUTIVE COMPENSATION
We are providing our stockholders with the opportunity to cast a non-binding advisory vote on the compensation of our named executive officers as disclosed pursuant to the SEC’s executive compensation disclosure rules and set forth in this proxy statement (including in the compensation tables and narratives accompanying those tables). As a smaller reporting company, we are electing to comply with scaled back disclosure requirements applicable to smaller reporting companies pursuant to Regulation S-K.
As described more fully under “Executive Compensation,” the objectives of our executive compensation program are to allow us to recruit and retain the most qualified personnel, to create a direct relationship between executive compensation and performance and to create proper incentives to enhance our value and reward superior performance.
In furtherance of these objectives, our executive compensation program includes a number of features intended to reflect best practices in the market and help ensure that the program reinforces stockholder interests by directly linking the compensation we pay our executives to our performance. These features are described in more detail under “Executive Compensation” and include the following:

•
We generally structure the total annual compensation opportunity for each of our named executive officers so that the greatest emphasis is on “at-risk” pay (annual cash incentive compensation opportunity and grant of equity incentive compensation), with the greatest portion of “at-risk” pay generally being in the form of stock options with a value directly dependent on stock price appreciation.

•
Executives’ bonuses under our annual incentive program are determined by our compensation committee based on our achievement of operational goals established in advance by the board or compensation committee (with executives other than Dr. Craig potentially being subject to a limited individual performance component).

•
We make equity award grants to our named executive officers in the form of stock options, which we believe further align executives’ interests with those of stockholders (as stock options will have value only if our stock price increases after the grant date) and also provide an additional retention incentive as the options generally vest over a multi-year period.

•	We generally do not provide material perquisites to our named executive officers.

•
We have adopted a Stock Ownership Policy and a Policy Regarding the Recoupment of Certain Compensation Payments (compensation “clawback” policy), as well as revisions to our Insider Trading Policy to prohibit certain hedging and pledging transactions in our securities by our directors and officers, all as discussed in more detail below.

•
Our named executive officers are not entitled to gross-up payments for any “parachute payment” taxes under Sections 280G and 4999 of the Internal Revenue Code, nor are they entitled to any severance or other benefits that are triggered solely by the occurrence of a change in control.

In accordance with the requirements of Section 14A of the Exchange Act and the related rules of the SEC, our board of directors requests your advisory vote on the following resolution at the Annual Meeting:
RESOLVED, that the compensation paid to our named executive officers, as disclosed in this proxy statement pursuant to the SEC’s executive compensation disclosure rules (which disclosure includes the compensation tables and the narrative discussion that accompanies the compensation tables), is hereby approved.
This vote is an advisory vote only and is not binding on us, our board of directors or the compensation committee, and will not be construed as overruling a decision by, or creating or implying any additional fiduciary duty for, the board or the compensation committee. However, the compensation committee, which is responsible for designing and administering our executive compensation program, values the opinions expressed by stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for named executive officers.

Our current policy is to provide stockholders with an opportunity to approve the compensation of our named executive officers every year at the annual meeting of stockholders. It is expected that the next such vote will be held at the 2022 annual meeting of stockholders.
THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

EXECUTIVE OFFICERS
The following table sets forth certain information with respect to our executive officers as of March 22, 2021:

Name	Age	Position
Adam R. Craig, M.D., Ph.D.	55	President, Chief Executive Officer and Interim Chief Medical Officer
David H. Kirske	67	Executive Vice President, Chief Financial Officer and Secretary
Bruce J. Seeley	57	Executive Vice President and Chief Operating Officer
For biographical information concerning Adam R. Craig, M.D., Ph.D., who is one of our directors as well as one of our executive officers, please see the section of this proxy statement titled “Proposal 1: Election of Directors.”
David H. Kirske assumed his role as our Executive Vice President, Chief Financial Officer in September 2017. Prior to this, he served as our Principal Financial and Accounting Officer since August 2017. Mr. Kirske leads our finance, accounting and investor relations teams. Prior to his appointment, Mr. Kirske had been an independent chief financial officer (CFO) consultant since January 2013. As a consultant, he provided financial management services to public and emerging growth private companies primarily in the biotechnology industry, as well as in technology and manufacturing.
Mr. Kirske’s financial management experience includes overseeing finance, accounting, operations, and capitalization, in both debt and equity. Prior to his time as a consultant, Mr. Kirske served as Vice President and CFO of Helix BioMedix where he managed all financial and administrative activities. Previously, he was the Treasurer and Corporate Controller for F-5 Networks and Redhook Brewery where he managed both corporate and international entities, as well as being part of the management teams that led and executed each company’s successful initial public offerings. Earlier in his career, he held a controllership position at Cray Computer. Mr. Kirske holds a B.A. in Business Administration from the University of Puget Sound.
Bruce J. Seeley assumed his role as our as Executive Vice President and Chief Operating Officer in September 2017. He joined us in July 2015 as Executive Vice President and Chief Commercial Officer. Mr. Seeley previously served as Senior Vice President and General Manager, Diagnostics at NanoString Technologies, Inc. from May 2012 to March 2015. From October 2009 to March 2012, Mr. Seeley was Executive Vice President, Commercial, at Seattle Genetics, Inc. Prior to that, from August 2004 to October 2009, Mr. Seeley served in various commercial roles at Genentech, Inc. (now a member of the Roche Group). From 1996 to 2004, Mr. Seeley held various roles at Aventis Pharmaceuticals Inc. (now a part of Sanofi) in global and U.S. marketing, sales and new product commercialization and licensing. Prior to that, from 1991 to 1996, he served in sales at Bristol-Myers Squibb Company. Mr. Seeley received a B.A. in Sociology from the University of California at Los Angeles.

EXECUTIVE COMPENSATION
Executive Summary
This section describes the 2020 compensation we paid to our 2020 named executive officers who are listed in the “Summary Compensation Table – 2019 and 2020” below.
Compensation Philosophy and Structure; Emphasis on Pay-for-Performance
We believe that compensation of our named executive officers should encourage creation of stockholder value and achievement of strategic corporate objectives. Our intent is to align the interests of our stockholders and management by integrating compensation with our short-term and long-term corporate strategic and financial objectives. In order to attract and retain the most qualified personnel, we offer a total compensation package that we believe is competitive with those offered by similar companies in the pharmaceutical industries, taking into account relative company size, performance and, to a limited degree, geographic location as well as individual responsibilities and performance.
Our executive compensation program emphasizes “pay for performance” by aligning the compensation of our named executive officers with stockholders’ interests. To create this alignment, a significant portion of compensation is “at risk.” In this proxy statement, we refer to compensation as being “at risk” if it is subject to performance-based vesting criteria and/or time-based vesting criteria (whereby the awards will generally be forfeited unless the executive remains employed by us for the designated period of time), and/or the value of the award is based on our stock price. In general, the portion of compensation guaranteed and not at risk for any fiscal year represents only a fraction of the total potential compensation.
Approximately 77% of Dr. Craig’s target total direct compensation for 2020 is “at-risk” as described above. For these purposes, “target total direct compensation” refers to Dr. Craig’s base salary, target bonus opportunity and equity-based awards granted during the fiscal year (valued using the grant date fair value of the award as determined for accounting purposes).
2020 Named Executive Officer Pay Mix
The primary elements of our executive compensation program include base salaries, annual cash incentives and equity incentives.
Consistent with our performance-based compensation philosophy, we generally balance the total annual compensation opportunity for each of our named executive officers so that the greatest emphasis is on “at-risk” pay (annual cash incentive compensation opportunity and grant of equity incentive compensation), with the greatest portion of “at-risk” pay generally being in the form of equity incentive compensation that has a value derived from our stock price and also has either a significant performance-based vesting component or a value directly dependent on stock price appreciation.
We also provide the named executive officers with benefits that are available to most of our other employees in the U.S., including a 401(k) plan, employee stock purchase plan, health and welfare programs and group life insurance, and also certain severance protections. In general, these benefits are intended to attract and retain highly qualified executives.
Compensation Process; Compensation Consultant
Our compensation committee generally does not set compensation levels benchmarked relative to any specific level or percentile against any peer group data. In general, the compensation committee’s executive compensation determinations are subjective and the result of the compensation committee’s business judgment, which is informed by the experiences of the members of the compensation committee, and the analysis and input from executive compensation consultants it retains from time to time, as well as the compensation committee’s assessment of overall compensation trends and trends specific to our industry.
Differences in compensation levels for our named executive officers are driven by the compensation committee’s assessment, in its judgment, of each executive’s overall responsibilities and contributions, experience and performance history and/or potential for future responsibility and promotion and awareness of compensation differentials for similar positions based on the compensation committee’s business experience and input from Radford, the compensation committee’s compensation consultant, based on its competitive compensation analysis. The compensation committee also considers the recommendations of our Chief Executive Officer with respect to the compensation for each executive other than himself. Our compensation committee does not assign a specific weight to these factors and none of these factors by itself will compel a particular compensation decision. The compensation committee has final authority to determine the compensation of our named executive officers.
The compensation committee also has sole authority to hire, retain and terminate the services of an independent compensation consultant to assist in its decision-making process. In 2020, the compensation committee engaged Radford to provide consulting services with regard to the compensation of our executive officers and directors and to perform a comprehensive review of our compensation arrangements for our executive officers and directors. Other than its engagement by the compensation committee, Radford provides no other services to us or any of our subsidiaries. The compensation committee has assessed the independence of Radford and concluded that its engagement of Radford does not raise any conflict of interest with us or any of our directors or executive officers.
For 2020 compensation decisions, the compensation committee, with input from Radford, determined that the peer group of companies used to assess our executive compensation program should consist primarily of drug development and pharmaceutical companies that, at the time the compensation committee considered the peer group, were either in the late-stage or NDA-stage of their development (generally, Phase 2 or Phase 3 clinical trials) and generally had a market capitalization between $100 million and $750 million and fewer than 100 full-time employees.
Base Salaries
The compensation committee establishes base salary levels for the named executive officers in its judgment, taking into account its general assessment of each executive’s overall responsibilities and contributions and the executive’s performance history and/or potential for future responsibility and promotion. In March 2020, the compensation committee made a market-competitive increase to the base salaries for Dr. Craig, Mr. Kirske and Mr. Seeley in the amount of 3% each, following its review of data provided by Radford for comparable positions with the peer companies identified above as well as their responsibilities and tenure with us.
The 2020 annual base salary amounts paid to our named executive officers are set forth in the “Summary Compensation Table – 2019 and 2020” below.
Annual Cash Incentive Compensation
Composition of the Award
Annual cash incentives for our named executive officers are designed to reward performance for achieving key corporate goals, which we believe when they are established will help to increase stockholder value. In general, the annual incentive awards for the named executive officers are subject to achievement of performance objectives established by the compensation committee for the fiscal year and, for executives other than Dr. Craig, an evaluation by the compensation committee of the contributions made by an individual executive during the course of the year. Although we have adopted the framework for our annual incentive program described below, the compensation committee retains discretion under the program to take into account developments in our business and changes in our strategic priorities that occur during the year in determining the amounts to be awarded to our executives.

Size of the Award Opportunity
Dr. Craig's, Mr. Kirske's, and Mr. Seeley's target annual bonuses of 60%, 40% and 40% of their base salary, respectively remained unchanged for 2020. The determination of these target bonus levels was inherently subjective, determined by the compensation committee in its discretion taking into account its general assessment of each executive’s overall responsibilities and contributions and the executive’s performance history and/or potential for future responsibility and promotion, the compensation committee’s assessment of the potential value of the award and its judgment as to the reasonableness of the compensation opportunities provided for the executive’s particular position. The compensation committee believes that each named executive officer’s bonus opportunities were appropriate, taking into account the performance that would be required to earn these amounts.
2020 Cash Incentive Performance Objectives
The compensation committee approved seven key developmental and strategic milestones as the performance metrics under the 2020 annual incentive plan, all of which were achieved in full or overachieved. Based on the performance results for each component, the compensation committee determined that Dr. Craig would be awarded 110% of his target bonus and Mr. Seeley and Mr. Kirske would each be awarded 90% of his target bonus under the plan for 2020. The actual amounts paid to each named executive officer are set forth in the “Non-Equity Incentive Compensation Plan” column of the “Summary Compensation Table – 2019 and 2020.”
Equity Incentive Compensation
The compensation committee awards equity incentive compensation to our executive officers to further align their interests with those of our stockholders, to provide a retention incentive over the applicable vesting period, and, in the case of equity awards with performance-based vesting requirements, to provide additional incentives to our executive officers to achieve specified corporate goals and strategic objectives. Our current practice is to grant equity awards to our executives in the form of stock options. Because stock options have value only if the price of our shares increases over the vesting period of the option, we believe these awards are performance-based, further link executives’ interests to those of our stockholders, and are consistent with common equity award grant practices for the peer companies.
2020 Annual Equity Grants
The compensation committee approved annual stock options to Dr. Craig, Mr. Kirske and Mr. Seeley following stockholder approval of our amended and restated Stock Plan in June 2020. The material terms of these grants are described in the “Outstanding Equity Awards at Fiscal 2020 Year-End” table. The compensation committee determined that these grants were appropriate to provide additional retention incentives to these executives and other employees during a period of transition for us.
The levels for the equity awards we grant to our named executive officers are inherently subjective, determined by the compensation committee in its discretion taking into account its general assessment of each executive’s overall responsibilities and contributions and the executive’s performance history and/or potential for future responsibility and promotion, the compensation committee’s assessment of the potential value of the award and its judgment as to the reasonableness of the compensation opportunities provided for the executive’s particular position. The compensation committee believes that each named executive officer’s level of equity awards granted for 2020 was appropriate taking into account the applicable vesting requirements and the incentives created by the awards.
Perquisites and Other Benefits
We maintain executive health programs for the benefit of the named executive officers, and these executives are also entitled to participate in our benefit programs that are available to all of our employees, including our 401(k) and employee stock purchase plan. We generally do not provide material perquisites to our executives.

No Tax Gross-Ups for “Parachute Payments”
Our executive compensation agreements do not provide any executive a right to be reimbursed for any excise taxes imposed on his termination benefits and any other payments under Sections 280G and 4999 of the Internal Revenue Code (generally referred to as “parachute payments”).
Compensation Clawback Policy
We have implemented a Policy Regarding the Recoupment of Certain Compensation Payments (a compensation “clawback” policy) under which we may require reimbursement or cancellation of any cash bonus or incentive payment to an officer or employee where the amount of any such cash payment was determined based on the achievement of financial results that were subsequently the subject of an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws and a lesser payment would have been made to the individual based upon the restated financial results.
Anti-Hedging Policy
We prohibit all of our directors, officers and employees from engaging in any hedging or monetization transaction that might allow them to gain from or offset any decrease in the market value of our securities.
Anti-Pledging Policy
To help ensure that the directors and officers maintain sufficient control over the timing of their transactions in our securities, we prohibit our directors and officers from margining any of our securities in a margin account or otherwise pledging any of our securities as collateral for a loan.
Stock Ownership Policy
We believe that members of the board of directors and our executive officers should hold our stock to further align their interests with the interests of our stockholders. Accordingly, we have adopted a Stock Ownership Policy applicable to members of the board and all of our executive officers. Under the Stock Ownership Policy, our Chief Executive Officer should own our common stock with a fair market value of at least six times his annual base salary, each of our executive officers should own our common stock with a fair market value of at least one times his annual base salary, and each non-employee member of the board of directors should own our common stock with a fair market value of at least five times the base annual cash retainer then in effect under our Director Compensation Policy. Shares taken into account under the policy include shares beneficially owned by the individual, including shares held in trust for the benefit of the individual or his family members, and shares subject to equity awards held by the individual (other than shares subject to stock option grants and shares subject to awards with unsatisfied performance-based vesting requirements). An individual covered by the guidelines is expected to satisfy the applicable level of ownership by the later of December 31, 2020 or five years after he or she first becomes subject to the policy, need not satisfy any increased level of ownership resulting from a change in position or compensation until five years after the change, and need not satisfy any shortfall caused by a decline in stock price earlier than two years after the change in stock price. If an individual covered by the guidelines does not satisfy the applicable level of ownership within the applicable time described above, the individual will be expected to hold toward satisfying the policy one-half of the net shares (after reducing the original number of shares for the exercise or purchase price of the award and the estimated tax liability resulting from the exercise, vesting, and payment of the award) acquired upon exercise or payment of an equity award that is exercised or paid after that time.

Summary Compensation Table – 2019 and 2020
The following table sets forth information concerning compensation for fiscal years 2019 and 2020 for services rendered by our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Non-Equity Incentive Compensation Plan($)(1)	Option Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Adam R. Craig, M.D. President, Chief Executive Officer and Interim Chief Medical Officer	2020	615,000	—	407,880	1,714,712	8,550	2,746,142
	2019	595,447	—	396,000	702,520	8,400	1,702,367
David H. Kirske Executive Vice President, Chief Financial Officer	2020	369,513	—	133,673	258,685	8,550	770,421
	2019	359,073	—	158,620	305,800	8,400	831,893
Bruce J. Seeley Executive Vice President, Chief Operating Officer	2020	432,858	—	156,589	243,903	8,550	841,900
	2019	420,629	—	185,812	244,640	8,400	859,481

(1)	This column reflects amounts awarded to our named executive officers under our annual bonus program. For more information, see “Annual Cash Incentive Compensation.”
(2)
This column reflects the grant date fair value, computed in accordance with FASB ASC Topic 718, of the option awards granted to our named executive officers during the applicable fiscal year. In the case of awards with performance-based vesting conditions other than market (stock price) based vesting conditions, grant date fair values are calculated for this purpose based upon the most probable outcome as of the grant date of the performance-based condition. For a discussion of the assumptions and methodologies used to calculate the amounts reported, please see the discussion of equity awards contained in Note 10 (Equity-Based Compensation) to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 17, 2021. These amounts in the “Option Awards” column do not necessarily correspond to the actual cash value that will be recognized by the named executive officers pursuant to these awards. Even though the option awards granted to the named executive officers in 2019 and 2020 have value for purposes of and as disclosed in the “Summary Compensation Table” above in accordance with applicable SEC rules, these options will have value for the award recipient only if the price of our common shares appreciates above the respective exercise price.

(3)	This column reflects company matching contributions for each named executive officer's account under our broad-based 401(k) plan.
The foregoing “Summary Compensation Table” should be read in conjunction with the tables and narrative descriptions that follow. The “Outstanding Equity Awards at Fiscal 2020 Year-End” table provides further information on the named executive officers’ potential realizable value with respect to their equity awards. The “Potential Payments upon Termination or Change in Control” section provides information on the benefits the named executive officers may be entitled to receive in connection with certain terminations of their employment and/or a change in control.
Description of Employment Agreements-Cash Compensation
In February 2017, we entered into an employment agreement with Dr. Craig in connection with his hiring as President, Chief Executive Officer and Interim Chief Medical Officer. The employment agreement has a five-year term, with automatic one-year renewals unless either party gives notice that the term will not be extended. The agreement provides for Dr. Craig to receive an initial annual base salary of $550,000 and to have a target annual bonus level of 55% of base salary, both of which may be increased but not decreased in the compensation committee’s sole discretion. In February 2019, our compensation committee approved an increase in base salary and bonus opportunity for Dr. Craig, to $600,000 and 60% of his base salary, respectively. In March 2020, our compensation committee approved an increase in base salary of 3% to $618,000. Dr. Craig is eligible to participate in our employee benefit plans and to accrue four weeks' paid time off per year. The agreement also provided Dr. Craig with certain relocation benefits and a signing bonus (all of which was paid prior to 2018). In October 2018, following approval by the compensation committee of our board of directors, we and Dr. Craig entered into an amendment to Dr. Craig’s employment agreement. Pursuant to the amendment, if Dr. Craig’s employment terminates before the end of a fiscal year, Dr. Craig is eligible for a prorated portion of his annual incentive bonus corresponding to such fiscal year. Such incentive bonus, if any, will be paid at such time we pay bonuses to other executives.
In September 2017, Mr. Kirske was appointed as our Chief Financial Officer and commenced full-time employment, with his annual base salary level being increased to $350,000 and his target annual bonus being set at 35% of his base salary. In February 2019, our compensation committee approved an increase in base salary and bonus opportunity for Mr. Kirske, to $360,500 and 40% of his base salary, respectively. In March 2020, our compensation committee approved an increase in base salary of 3% to $371,315.
In July 2015, we entered into an offer letter with Mr. Seeley. The letter does not have a specified term and provides for Mr. Seeley to receive an initial annualized base salary of $375,000. Mr. Seeley is eligible to receive an annual discretionary bonus, with a target bonus of 30% of base salary and a maximum bonus of 75% of base salary, and to participate in our benefit programs. In September 2017, Mr. Seeley’s annual base salary level was increased to $410,000 in connection with his appointment as our Chief Operating Officer, and his target annual bonus was increased to 40% of base salary, effective for 2018. In February 2019, our compensation committee approved an increase in base salary for Mr. Seeley, to $422,300. In March 2020, our compensation committee approved an increase in base salary of 3% to $434,969.
Provisions of the foregoing agreements relating to equity incentive awards, as well as post-termination and change in control benefits provided under Dr. Craig’s employment agreements and severance agreements we have entered into with our other current executive officers, are discussed below under the applicable sections of this proxy statement.

Outstanding Equity Awards at Fiscal 2020 Year-End
The following table presents information regarding the outstanding equity awards held by each of our named executive officers as of December 31, 2020, including the vesting dates for the portions of these awards that had not vested as of that date.

Name/Award Type	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date
Adam R. Craig
Option	3/20/2017	1,200,000	—	—	4.24	3/19/2027
Option	9/29/2017	450,000	—	—	3.19	9/29/2027
Option (1)	5/16/2018	395,834	79,166	—	4.14	5/16/2028
Option (2)	9/18/2018	400,000	200,000	—	1.88	9/18/2028
Option (3)	5/16/2019	433,334	866,666	—	0.84	5/16/2029
Option (5)	6/5/2020	386,667	1,933,333	—	1.00	3/11/2030
David H. Kirske
Option	8/31/2017	25,000	—	—	3.25	8/31/2027
Option	9/29/2017	315,000	—	—	3.19	9/29/2027
Option (1)	5/16/2018	69,497	13,899	—	4.14	5/16/2028
Option (4)	2/19/2019	166,667	333,333	—	0.95	2/19/2029
Option (5)	6/5/2020	58,334	291,666	—	1.00	3/11/2030
Bruce J. Seeley
Option	12/23/2015	110,000	—	—	12.40	12/23/2025
Option	3/1/2017	60,000	—	—	4.33	3/1/2027
Option	9/29/2017	350,000	—	—	3.19	9/29/2027
Option (1)	5/16/2018	112,422	22,484	—	4.14	5/16/2028
Option (4)	2/19/2019	133,334	266,666	—	0.95	2/19/2029
Option (5)	6/5/2020	55,000	275,000	—	1.00	3/11/2030

(1)	These options vest in six semi-annual installments, with the first such vesting on September 9, 2018 and the sixth and final such installment vesting on March 9, 2021.
(2)	These options vest in six semi-annual installments, with the first such vesting on March 18, 2019 and the sixth and final such installment vesting on September 18, 2021.
(3)	These options vest in three annual installments, with the first such vesting on February 19, 2020 and the third and final such installment vesting on February 19, 2022.
(4)	These options vest in three annual installments, with the first such vesting on February 19, 2020 and the third and final such installment vesting on February 19, 2022.
(5)	These options vest in six semi-annual installments, with the first such vesting on September 11, 2020 and the sixth and final such installment vesting on March 11, 2023.

Potential Payments upon Termination or Change in Control
Termination Benefits
The following describes the termination benefits that may become payable to the named executive officers in connection with a termination of their employment. Each named executive officer’s right to receive termination benefits is conditioned upon his executing a release of claims in our favor and complying with certain restrictive covenants. None of the named executive officers is entitled to any tax gross-up payments from us.
Named Executive Officers’ Termination Benefits
Under Dr. Craig’s employment agreement with us described above, if his employment is terminated by us without Cause, due to his death or Disability or by him for Good Reason (as such terms are defined in the agreement) or we choose not to renew Dr. Craig’s employment, he will be entitled to receive, subject to providing a release of claims and abiding by certain restrictive covenants set forth in the agreement, (i) an amount equal to one and one-half times the sum of his annual base salary at the rate then in effect and his target incentive bonus amount for the year in which his termination occurs, such amount to be payable in six equal monthly installments (or to be paid in a lump sum if such termination occurs on or within two years after a change in control), (ii) reimbursement for COBRA premiums for up to 18 months, (iii) reimbursement for life insurance premiums for 18 months (to the extent life insurance coverage was in effect and paid for by us at the time of his termination), and (iv) payment of the prorated portion of his incentive bonus due to him for the fiscal year during which his employment was terminated.
We have entered into severance agreements with Mr. Kirske and Mr. Seeley. These severance agreements provide that, if the executive is discharged from employment by us without Cause (as defined in the agreement) or resigns for Good Reason (as defined in the agreement), he will receive the following termination benefits:
•an amount equal to one and one-half (or one for Mr. Kirske) times the sum of his annual base salary at the rate then in effect, to be paid in monthly installments over the applicable period;
•additional cash severance equal to the greater of the average of his three prior years’ bonuses or a specified percentage of the executive’s base salary (30% for Mr. Seeley and 35% for Mr. Kirske);
•reimbursement for up to the 18 months (or 12 months for Mr. Kirske) for COBRA premiums to continue his medical coverage and that of his eligible dependents;
•continued payment for up to 18 months (or 12 months for Mr. Kirske) of premiums to maintain life insurance paid for by us at the time of his termination; and
•accelerated vesting of all of his then-outstanding and unvested stock-based compensation (with outstanding and vested stock options remaining exercisable for three months following the termination date).
Change in Control Benefits

In the event of a change in control, in accordance with our equity incentive plans, all of the outstanding equity-based awards (including the awards held by the named executive officers) generally would also vest on a change in control if the awards were to be terminated in connection with the change in control (i.e., accelerated vesting would not be required if the compensation committee provided for the assumption, substitution or other continuation of the award following the transaction). If the awards did not become fully vested on the change in control transaction, they would generally become fully vested/exercisable if the award holder’s employment was terminated by the successor (other than for misconduct) within 12 months following the change in control (subject to any additional vesting protections provided for pursuant to the executive’s employment or severance agreement).

CERTAIN TRANSACTIONS WITH RELATED PERSONS
BVF Partners L.P.
In September 2015, we entered into a subscription agreement with BVF pursuant to which we issued 1.0 million shares of our common stock. In addition, we completed underwritten public offerings of 55,000 shares of our Series N-2 Preferred Stock, no par value per share in December 2015 and 22,500 shares of our Series N-3 Preferred Stock, no par value per share in June 2017. BVF purchased 30,000 shares of our Series N-2 Preferred Stock and 6,750 shares of our Series N-3 Preferred Stock in such offerings. BVF converted 30,000 shares of our Series N-2 Preferred Stock and 6,175 shares of our Series N-3 Preferred Stock into approximately 2.7 million shares and 4.1 million shares of our common stock, respectively.
In connection with the Series N-2 Preferred Stock offering, we entered into a letter agreement with BVF, or the First Letter Agreement, pursuant to which we granted BVF a one-time right, subject to certain conditions, to nominate not more than two individuals to serve as members of our board of directors, subject to the consent of the board of directors, which is not to be unreasonably withheld and which consent shall be deemed automatically given with respect to the two individuals specified in the First Letter Agreement. One of such nominees (the “Independent Nominee”) must (1) qualify as an “independent” director as defined under the applicable rules and regulations of the SEC and the Nasdaq, and (2) must not be considered an “affiliate” of BVF as such term is defined by Rule 12b-2 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. We have agreed, for the period described in this paragraph and subject to a limited exception, to include the nominated directors in the slate of nominees for election to the board of directors at each annual or special meeting at which directors are to be elected, recommend that stockholders vote in favor of the election of such nominees and support such nominees for election in a manner no less favorable than how we support our own nominees. This obligation will terminate with respect to: (1) the Independent Nominee, and such Independent Nominee must tender his or her resignation to the board of directors, if requested, promptly upon BVF ceasing to beneficially own at least 11% of our issued and outstanding common stock or voting power (determined on an as-converted basis that gives effect to the conversion of all outstanding preferred stock), and (2) each of the Independent Nominee and the other individual nominated by BVF, and each such nominee shall tender his or her resignation to the board of directors promptly upon the earlier to occur of (a) BVF and its affiliates ceasing to beneficially own at least 5% of our issued and outstanding common stock or voting power (determined on an as-converted basis that gives effect to the conversion of all outstanding preferred stock), (b) BVF ceasing to beneficially own at least 50% of the shares of the common stock beneficially owned by BVF immediately after consummation of the Series N-2 Preferred Stock offering (on an as-converted basis), (c) the continuation of such nomination right would cause any violation of the applicable listing rules of Nasdaq, (d) such time as BVF informs us in writing that it wishes to terminate the foregoing nomination right, or (e) any breach of the Letter Agreement by BVF.
In connection with the offering of Series N-3 Preferred Stock, we entered into a letter agreement with BVF, or the Second Letter Agreement, and pursuant to the First Letter Agreement and the Second Letter Agreement, we agreed to, upon BVF’s election and subject to any board and committee approvals, exchange shares of common stock purchased by BVF directly from us or underlying convertible preferred stock purchased by BVF directly from us, including the shares of common stock underlying the Series N-3 Preferred Stock, into shares of a convertible non-voting preferred stock with substantially similar terms as the Series N-3 Preferred Stock, including a conversion “blocker” initially set at 9.99% of our common stock. Such right would terminate if at any time BVF’s beneficial ownership of our common stock falls below 5% (determined on a fully diluted basis).
In February 2018, in connection with our concurrent public offering of common stock, BVF purchased 6.3 million shares of our common stock. In addition, BVF exchanged 8.0 million shares of our common stock owned by BVF and 575 shares of our Series N Preferred Stock owned by BVF for 12,575 shares of our Series O Preferred Stock, pursuant to the letter agreements discussed above as well as an additional exchange agreement executed in February 2018.

In March 2020, in connection with our rights offering and separate purchase commitments by certain of our investors, BVF purchased a total of 3,047 shares of our Series X Preferred Stock, which are convertible into 30.5 million shares of our common stock. No shares of Series O Preferred Stock or Series X Preferred Stock owned by BVF have been converted into our common stock.
As of December 31, 2020, BVF beneficially owned approximately 9.1% of our outstanding common stock. Matthew D. Perry, a member of our Board, is the President of BVF and portfolio manager for the underlying funds managed by the firm.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table provides certain information regarding beneficial ownership of our common stock by (i) each stockholder known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (ii) each of our directors, (iii) each named executive officer, and (iv) all current directors and executive officers as a group. This information is as of March 22, 2021, except as otherwise noted in the footnotes to the table.

Name and Address of Beneficial Owner	CTI BioPharma Corp. Common Stock
	Number of Shares Beneficially Owned(1)	Shares Subject to Convertible Securities(2)	Percentage Ownership(1)
5% or More Stockholders:
BVF Partners L.P.(3)	45,783,023	38,853,333	39.6%
Growth Equity Opportunities Fund V LLC (4)	11,494,366	4,109,550	14.2%
OrbiMed Private Investments VI, LP (5)	10,500,600	2,980,000	13.2%
Stonepine Capital Management, LLC (6)	8,148,420	6,730,000	9.8%
Directors and current named executive officers:(7)
Adam R. Craig, M.D., Ph.D.	4,270,001	4,265,001	5.3%
Laurent Fischer, M.D.	356,000	356,000	*
David H. Kirske	877,196	873,398	1.1%
Michael A. Metzger	376,121	356,000	*
David Parkinson, M.D.	356,000	356,000	*
Matthew D. Perry	273,139	230,000	*
Bruce J. Seeley	1,069,073	1,031,573	1.4%
Reed V. Tuckson, M.D.	468,644	376,220	*
All current directors and executive officers, as a group (8 persons)	8,046,174	7,844,192	9.5%
*    Less than 1%.
(1)    Beneficial ownership generally includes voting or investment power with respect to securities, and percentage ownership is calculated based on 76,751,292 shares of our common stock outstanding as of the date of this table. This table is based upon information supplied by officers, directors and other investors including information from Schedules 13D and 13G and Forms 3 and 4 filed with the SEC. Shares of common stock subject to options, warrants or other securities convertible into common stock that are currently exercisable or convertible, or exercisable or convertible within 60 days of the date of this table are deemed outstanding for computing the beneficial ownership percentage of the person holding the option, warrant or convertible security but are not deemed outstanding for computing the beneficial ownership percentage of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of stock beneficially owned.
(2)    Shares subject to convertible securities included in this column reflect any options, warrants and convertible preferred stock held by the holder exercisable or convertible within 60 days after the date of this table. These shares are also included in the column titled “Number of Shares Beneficially Owned.”
(3)    Beneficial ownership is as of March 10, 2021 and is based on information contained in the Schedule 13D filed with the SEC on March 15, 2021 by BVF Partners L.P. Per Schedule 13D, BVF Partners L.P., including certain of its affiliates, beneficially owns 6,929,690 shares of our Common Stock, with shared voting and dispositive power over all such shares. The address of BVF Partners L.P. is 44 Montgomery Street, 40th Floor, San Francisco, California 94191. The number of shares subject to convertible securities is based on 12,575 shares of our Series O Preferred Stock and 3,047 shares of our Series X Preferred Stock held by BVF Partners L.P. and certain of its affiliates, convertible into an aggregate of 38,853,333 shares of Common Stock.
(4)    Beneficial ownership is as of March 2, 2020 and is based on information contained in the Schedule 13D filed with the SEC on March 12,

2020 by Growth Equity Opportunities Fund V, LLC. The Schedule 13D states that Growth Equity Opportunities Fund V, LLC, including certain of its affiliates, beneficially owns 7,384,816 shares of our Common Stock, with shared voting and dispositive power over all such shares. The address of Growth Equity Opportunities Fund V, LLC is 1954 Greenspring Drive, Suite 600, Timonium, Maryland 21093.
(5)    Beneficial ownership is as of January 7, 2021 and is based on information contained in the Form 4 filed with the SEC on January 11, 2021. The Form 4 states that OrbiMed Capital GP VI LLC ("GP VI") is the general partner of OPI VI and OrbiMed Advisors LLC ("OrbiMed Advisors") is the managing member of GP VI. GP VI and OrbiMed Advisors may be deemed to have voting and investment power over the securities held by OPI VI and may be deemed to have beneficial ownership over such securities. OrbiMed Advisors exercises voting and investment power through a management committee comprised of Carl L. Gordon, Sven H. Borho, and Jonathan T. Silverstein, each of whom disclaims beneficial ownership of the Shares held by OPI VI. The address of OrbiMed Private Investments VI, LP is 601 Lexington Avenue, 54th Floor, New York, New York 10022.
(6)    Beneficial ownership is as of December 31, 2020 and is based on information contained in the Schedule 13G filed with the SEC on February 12, 2021 by Stonepine Capital Management, LLC. Stonepine Capital Management, LLC is the general partner and investment adviser of Stonepine Capital, L.P. Mr. Jon M. Plexico and Mr. Timothy P. Lynch are the control persons of Stonepine Capital Management, LLC. The Schedule 13G states that Stonepine Capital Management, LLC, including certain of its affiliates, beneficially owns 8,148,420 shares of our Common Stock, with sole voting and dispositive power over all such shares. The address of Stonepine Capital Management, LLC is 919 NW Bond Street, Suite 204, Bend, Oregon 97703.
(7)    The address of our current directors and executive officers listed is 3101 Western Avenue, Suite 800, Seattle, Washington 98121.

EQUITY COMPENSATION PLAN INFORMATION
The following table sets forth information about our common stock that may be issued upon the exercise of options, warrants and rights and upon the vesting of restricted stock unit awards under all of our existing equity compensation plans as of December 31, 2020, with such plans being the Amended and Restated 2017 Equity Incentive Plan (the "2017 Plan"), the 2015 Equity Incentive Plan, as amended (the "2015 Plan") the 2007 Equity Incentive Plan, as amended and restated (the “2007 Plan”) and the 2007 Employee Stock Purchase Plan, as amended and restated (the “ESPP”).

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants, and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Plans Approved by Stockholders	14,475,933(1)	$1.92	1,539,575(2)
Plan Not Approved by Stockholders	1,120,000(3)	$4.24	~~—~~
Totals	15,595,933	$2.09	1,539,575

(1)
14,475,933 of these shares were subject to stock options then outstanding under the 2007 Plan, the 2015 Plan or the 2017 Plan, and none of these shares was subject to restricted stock units outstanding under the 2007 Plan, the 2015 Plan or the 2017 Plan. The weighted-average exercise price presented in column (b) of the table above does not take restricted stock unit awards into account.

(2)
Of these shares, 1,401,748 shares were available for issuance under the 2017 Plan, and 137,827 shares were available for issuance under the ESPP. No new awards may be granted under the 2007 Plan or the 2015 Plan. The shares available under the 2017 Plan may be used for any type of award authorized under the 2017 Plan including stock options, stock appreciation rights, stock awards, restricted stock, restricted stock units and other awards payable in shares of our common stock.

(3)
This row reflects a stock option granted to Dr. Craig as an inducement to his joining the company in accordance with Nasdaq Listing Rule 5635(c)(4) and not under any of our stock incentive plans. This option was granted on March 20, 2017 and has a maximum term of 10 years (subject to earlier termination in connection with a termination of Dr. Craig’s employment or a change in control). The option is scheduled to vest in six semi-annual installments as measured from the grant date and is subject to accelerated vesting if Dr. Craig’s employment terminates in certain circumstances as provided in his employment agreement described above. The option is administered by our compensation committee and is otherwise generally subject to the terms and conditions applicable to stock options granted to employees under our stock incentive plans.

PROPOSAL 7:
APPROVAL OF THE ADJOURNMENT OF THE ANNUAL MEETING,
IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL PROXIES
We may ask our stockholders to vote on a proposal to adjourn the Annual Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Annual Meeting to adopt any of the other proposals. In that event, you will be asked to vote only upon this proposal and not on any other matter. This proposal asks the stockholders to authorize the holder of any proxy solicited by the board of directors to vote in favor of adjourning the Annual Meeting. If this proposal is approved, our board of directors may in its discretion, if necessary or appropriate, adjourn the Annual Meeting to use the additional time to solicit additional proxies in favor of any of the other proposals. Even if there are a sufficient number of votes at the time of the Annual Meeting to adopt one or more of the proposals, the board may in its discretion seek to, if necessary or appropriate, adjourn the Annual Meeting to solicit additional proxies for any of the proposals for which there are insufficient votes, and the board may do so without adopting any of the proposals for which there are sufficient votes at the time of the Annual Meeting.
If the Annual Meeting is adjourned, notice will be given to our stockholders, if at all, in accordance with our bylaws, the General Corporation Law of the State of Delaware and applicable SEC regulations. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.
THE BOARD RECOMMENDS A VOTE “FOR”
THE ADJOURNMENT OF THE ANNUAL MEETING, IF NECESSARY OR APPROPRIATE,
TO SOLICIT ADDITIONAL PROXIES.

OTHER INFORMATION
Other Business
As of the date of this proxy statement, we know of no other business that will be presented for action at the Annual Meeting.
Delivery of Documents to Stockholders Sharing an Address
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our proxy materials unless we receive contrary instructions from one or more of such stockholders. Upon oral or written request, we will deliver promptly a separate copy of the proxy materials to a stockholder at a shared address to which a single copy of proxy materials was delivered. If you are a stockholder of record at a shared address to which we delivered a single copy of the proxy materials and you desire to receive a separate copy of the proxy materials for the Annual Meeting or for our future meetings, or if you are a stockholder at a shared address to which we delivered multiple copies of the proxy materials and you desire to receive one copy in the future, please submit your request to the Householding Department of Broadridge Financial Solutions, Inc. at 51 Mercedes Way, Edgewood, New York 11717 or at 1-800-353-0103. If you are a beneficial stockholder, please contact your bank, broker, trustee or other nominee directly if you have questions, require additional copies of the proxy materials, wish to receive multiple reports by revoking your consent to householding or wish to request single copies of the proxy materials in the future.
Stockholder Proposals and Recommendations
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at the next annual meeting of stockholders by submitting their proposals in writing to our corporate secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2022 annual meeting of stockholders, our corporate secretary must receive the written proposal at our principal executive offices not later than Tuesday, December 21, 2021. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 regarding the inclusion of stockholder proposals in company proxy materials. Proposals should be addressed to:
CTI BioPharma Corp.
Attention: Corporate Secretary
3101 Western Avenue, Suite 800
Seattle, Washington 98121
You may propose director candidates for consideration by our nominating and corporate governance committee. Any such recommendations should include the nominee’s name and qualifications for membership on our board of directors and should be directed to our corporate secretary at the address set forth above. The recommendation must include the items required by Section 2.13 of Article II of our bylaws as well as (i) a comprehensive written resume of the nominee’s business experience and background, and (ii) the consent of the director candidate to serve as a member of the board of directors if elected. Properly communicated stockholder recommendations will be considered in the same manner as recommendations received from other sources and using the same criteria as used for any other director candidate.
Nomination of Director Candidates and Proposals Not Intended for Inclusion in Proxy Materials
If you intend to nominate an individual for election to our board of directors at our 2022 Annual Meeting or wish to present a proposal at the 2022 Annual Meeting but do not intend for such proposal to be included in the proxy statement for such meeting, our bylaws require that, among other things, stockholders give written notice of the nomination or proposal to our Secretary at our principal executive offices no less than the close of business on March 4, 2022 (the 90th day prior to the first anniversary of the Annual Meeting) and no more than the close of business on February 2, 2022 (the 120th day prior to the first anniversary of the Annual Meeting). Notwithstanding the foregoing, if we change the date of the 2022 Annual Meeting to a date that is more than 30 days before or after the date one year from the date of the Annual Meeting, written notice by a stockholder must be received by no later than the close of business on the tenth day following the date on which the public announcement is first made of the date of the 2022 Annual Meeting. Stockholder proposals not intended to be included in the proxy statement or nominations for director candidates that do not meet the notice requirements set forth above and further described in our bylaws will not be acted upon at the 2022 Annual Meeting.
As set forth in our bylaws, each notice of a director nomination should contain the following information: (i) the name and address of the stockholder who intends to make the nomination and of the person or persons to be nominated; (ii) a representation that the stockholder is a holder of record of our stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (iv) such other information regarding each nominee proposed by such stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC had the nominee been nominated or intended to be nominated by our board of directors; and (v) the consent of each nominee to serve as a director if so elected.
As set forth in our bylaws, each notice of a stockholder proposal (whether or not to be included in the proxy statement) should contain the following information: (i) the address of the stockholder who intends to make the proposal(s); (ii) a representation that the stockholder is a holder of record of our stock entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to vote for the proposal(s); and (iii) such other information regarding each proposal as would be required to be included in a proxy statement filed pursuant to the proxy rules of the SEC.
The Chairman of the meeting may in his discretion determine that a nomination or proposal was not made in accordance with the foregoing procedures, and if so determined, he shall so declare to the meeting and the defective nomination or proposal, as applicable, will be disregarded.
Where You Can Find Additional Information
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains a website at http://www.sec.gov from which interested persons can electronically access our SEC filings.
Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of reports, proxy statements or other information concerning us (including the documents incorporated by reference herein) without charge, by written or telephonic request directed to our Secretary at 3101 Western Avenue, Suite 800, Seattle, Washington 98121. We undertake to provide required copies by first class mail or other equally prompt means within one business day of receipt of such request. If you would like to request documents, please do so by May 19, 2021 in order to receive them before the Annual Meeting.
By Order of the Board of Directors
Adam R. Craig
President, Chief Executive Officer and
Interim Chief Medical Officer
Seattle, Washington
April 20, 2021

APPENDIX A
CERTIFICATE OF AMENDMENT TO THE
CERTIFICATE OF INCORPORATION OF
CTI BIOPHARMA CORP.
CTI BioPharma Corp. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”), does hereby certify that:
1.The name of the Corporation is CTI BioPharma Corp. The date of filing of the Corporation’s original Certificate of Incorporation with the Secretary of State of the State of Delaware was December 14, 2017.
2.This Certificate of Amendment to the Certificate of Incorporation was duly authorized and adopted by the Corporation’s Board of Directors and stockholders in accordance with Section 242 of the DGCL and amends the provisions of the Corporation’s Certificate of Incorporation.
3.The amendment to the existing Certificate of Incorporation being effected hereby is to
a.delete Section 4.1 of Article IV of the Certificate of Incorporation in its entirety and to substitute in its place the following:
“Classes. The total number of shares of capital stock which the Corporation shall have authority to issue is Two Hundred and Sixty-Six Million, Five Hundred and Thirty-Three Thousand, Three Hundred and Thirty Three (266,533,333), including Two Hundred and Sixty-Six Million, Five Hundred Thousand (266,500,000) shares of common stock, par value $0.001 per share (the "Common Stock"), and Thirty-Three Thousand Three Hundred Thirty-Three (33,333) shares of preferred stock, par value $0.001 per share (the "Preferred Stock"), of which 12,575 are designated as the Series O Preferred Stock (the Series O Preferred Stock), 4,500 are designated as the Series X Convertible Preferred Stock , and 600 are designated as the Series X1 Preferred Stock. Subject to the rights of the holder of any series of Preferred Stock, the number of authorized shares of any of the Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL, and no vote of the holders of any of the Common Stock or Preferred Stock voting separately as a class shall be required therefor.”
b.delete Section 4.3(b) of Article IV of the Certificate of Incorporation in its entirety and to substitute in its place the following:
Series O Convertible Preferred Stock. The Corporation has designated a series of preferred stock of the Corporation as the “Series O Convertible Preferred Stock” (the “Series O Preferred Stock”), which series shall have such rights, voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series as set forth in Exhibit A-1 hereto, which is incorporated herein by reference and constitutes part of this Certificate of Incorporation.
c.delete Section 4.3(c) of Article IV of the Certificate of Incorporation in its entirety and to substitute in its place the following:
Series X Convertible Preferred Stock. The Corporation has designated a series of preferred stock of the Corporation as the “Series X Convertible Preferred Stock” (the “Series X Preferred Stock”), which series shall have such rights, voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series as set forth in Exhibit A-2 hereto, which is incorporated herein by reference and constitutes part of this Certificate of Incorporation.

d.insert a new Section 4.3(d) of Article IV of the Certificate of Incorporation as follows:
Series X1 Preferred Stock. The Corporation has designated a series of preferred stock of the Corporation as the “Series X1 Preferred Stock” (the “Series X1 Preferred Stock”), which series shall have such rights, voting and other powers, preferences and relative, participating, optional or other rights, and the qualifications, limitations and restrictions thereof, of the shares of such series as set forth in Exhibit A-3 hereto, which is incorporated herein by reference and constitutes part of this Certificate of Incorporation.
e.delete Exhibit A-1 of the Certificate of Incorporation in its entirety and to substitute in its place the Certificate of Designation of Preferences, Rights and Limitations of Series O Convertible Preferred Stock attached hereto as Exhibit A-1.
f.delete Exhibit A-2 of the Certificate of Incorporation in its entirety and to substitute in its place the Certificate of Designation of Preferences, Rights and Limitations of Series X Convertible Preferred Stock attached hereto as Exhibit A-2.
4.This Certificate of Amendment to the Certificate of Incorporation shall be effective immediately upon filing by the Secretary of State of the State of Delaware.
IN WITNESS WHEREOF, CTI BioPharma Corp. has caused this Certificate of Amendment to the Certificate of Incorporation to be signed by its Chief Executive Officer as of the ____ day of _______________, 2021.

CTI BIOPHARMA CORP.
a Delaware corporation

By: /s/ Adam R. Craig
Adam R. Craig
President, Chief Executive Officer and Interim Chief Medical Officer

APPENDIX B
AMENDED AND RESTATED 2017 EQUITY INCENTIVE PLAN
CTI BIOPHARMA CORP.
1.    PURPOSE OF PLAN
The purpose of this CTI BioPharma Corp. 2017 Equity Incentive Plan (this “Plan”) of CTI BioPharma Corp., a Delaware corporation (the “Corporation”), is to promote the success of the Corporation by providing an additional means through the grant of awards to attract, motivate, retain and reward selected employees and other eligible persons and to enhance the alignment of the interests of the selected participants with the interests of the Corporation’s stockholders.
2.    ELIGIBILITY
The Administrator (as such term is defined in Section 3.1) may grant awards under this Plan only to those persons that the Administrator determines to be Eligible Persons. An “Eligible Person” is any person who is either: (a) an officer (whether or not a director) or employee of the Corporation or one of its Subsidiaries; (b) a director of the Corporation or one of its Subsidiaries; or (c) an individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Corporation or one of its Subsidiaries in a capital-raising transaction or as a market maker or promoter of securities of the Corporation or one of its Subsidiaries) to the Corporation or one of its Subsidiaries and who is selected to participate in this Plan by the Administrator; provided, however, that a person who is otherwise an Eligible Person under clause (c) above may participate in this Plan only if such participation would not adversely affect either the Corporation’s eligibility to use Form S-8 to register under the Securities Act of 1933, as amended (the “Securities Act”), the offering and sale of shares issuable under this Plan by the Corporation or the Corporation’s compliance with any other applicable laws. An Eligible Person who has been granted an award (a “participant”) may, if otherwise eligible, be granted additional awards if the Administrator shall so determine. As used herein, “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation; and “Board” means the Board of Directors of the Corporation.
3.    PLAN ADMINISTRATION
3.1     The Administrator. This Plan shall be administered by and all awards under this Plan shall be authorized by the Administrator. The “Administrator” means the Board or one or more committees (or sub-committees, as the case may be) appointed by the Board or another committee (within its delegated authority) to administer all or certain aspects of this Plan. Any such committee shall be comprised solely of one or more directors or such number of directors as may be required under applicable law. A committee may delegate some or all of its authority to another committee so constituted. The Board or a committee comprised solely of directors may also delegate, to the extent permitted by Section 157(c) of the Delaware General Corporation Law and any other applicable law, to one or more officers of the Corporation, its authority under this Plan. The Board or another committee (within its delegated authority) may delegate different levels of authority to different committees or persons with administrative and grant authority under this Plan. Unless otherwise provided in the Bylaws of the Corporation or the applicable charter of any Administrator: (a) a majority of the members of the acting Administrator shall constitute a quorum, and (b) the vote of a majority of the members present assuming the presence of a quorum or the unanimous written consent of the members of the Administrator shall constitute action by the acting Administrator.
3.2     Powers of the Administrator. Subject to the express provisions of this Plan, the Administrator is authorized and empowered to do all things necessary or desirable in connection with the authorization of awards and the administration of this Plan (in the case of a committee or delegation to one or more officers, within any express limits on the authority delegated to that committee or person(s)), including, without limitation, the authority to:

(a)     determine eligibility and, from among those persons determined to be eligible, determine the particular Eligible Persons who will receive an award under this Plan;
(b)     grant awards to Eligible Persons, determine the price (if any) at which securities will be offered or awarded and the number of securities to be offered or awarded to any of such persons (in the case of securities-based awards), determine the other specific terms and conditions of awards consistent with the express limits of this Plan, establish the installment(s) (if any) in which such awards shall become exercisable or shall vest (which may include, without limitation, performance and/or time-based schedules), or determine that no delayed exercisability or vesting is required, establish any applicable performance-based exercisability or vesting requirements, determine the circumstances in which any performance-based goals (or the applicable measure of performance) will be adjusted and the nature and impact of any such adjustment, determine the extent (if any) to which any applicable exercise and vesting requirements have been satisfied, establish the events (if any) on which exercisability or vesting may accelerate (which may include, without limitation, retirement and other specified terminations of employment or services, or other circumstances), and establish the events (if any) of termination, expiration or reversion of such awards;
(c)     approve the forms of any award agreements (which need not be identical either as to type of award or among participants);
(d)     construe and interpret this Plan, any sub-plan and any agreements defining the rights and obligations of the Corporation, its Subsidiaries, and participants under this Plan, make any and all determinations under this Plan and any such agreements, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan, any sub-plan or the awards granted under this Plan;
(e)     cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding awards, subject to any required consent under Section 8.6.5;
(f)     accelerate, waive or extend the vesting or exercisability, or modify or extend the term of, any or all such outstanding awards (in the case of options or stock appreciation rights, within the maximum ten-year term of such awards) in such circumstances as the Administrator may deem appropriate (including, without limitation, in connection with a retirement or other termination of employment or services, or other circumstances) subject to any required consent under Section 8.6.5;
(g)     adjust the number of shares of Common Stock subject to any award, adjust the price of any or all outstanding awards or otherwise waive or change previously imposed terms and conditions, in such circumstances as the Administrator may deem appropriate, in each case subject to Sections 4 and 8.6 (and subject to the no repricing provision below);
(h)     determine the date of grant of an award, which may be a designated date after but not before the date of the Administrator’s action to approve the award (unless otherwise designated by the Administrator, the date of grant of an award shall be the date upon which the Administrator took the action approving the award);
(i)     determine whether, and the extent to which, adjustments are required pursuant to Section 7.1 hereof and take any other actions contemplated by Section 7.2 in connection with the occurrence of an event of the type described in Section 7;
(j)     acquire or settle (subject to Sections 7 and 8.6) rights under awards in cash, stock of equivalent value, or other consideration (subject to the no repricing provision below); and

(k)     determine the fair market value of the Common Stock or awards under this Plan from time to time and/or the manner in which such value will be determined.
Notwithstanding the foregoing and except for an adjustment pursuant to Section 7.1 or a repricing approved by stockholders, in no case may the Administrator (1) amend an outstanding stock option or SAR to reduce the exercise price or base price of the award, (2) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for cash or other awards for the purpose of repricing the award, or (3) cancel, exchange, or surrender an outstanding stock option or SAR in exchange for an option or SAR with an exercise or base price that is less than the exercise or base price of the original award.
3.3     Binding Determinations. Any determination or other action taken by, or inaction of, the Corporation, any Subsidiary or the Administrator relating or pursuant to this Plan (or any award made under this Plan) and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any other Administrator, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Corporation in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time. Neither the Board nor any other Administrator, nor any member thereof or person acting at the direction thereof, nor the Corporation or any of its Subsidiaries, shall be liable for any damages of a participant should an option intended as an ISO (as defined below) fail to meet the requirements of the Internal Revenue Code of 1986, as amended (the “Code”), applicable to ISOs, should any other award(s) fail to qualify for any intended tax treatment, should any award grant or other action with respect thereto not satisfy Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, or otherwise for any tax or other liability imposed on a participant with respect to an award.
3.4     Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Administrator may obtain and may rely upon the advice of experts, including employees and professional advisors to the Corporation. No director, officer or agent of the Corporation or any of its Subsidiaries shall be liable for any such action or determination taken or made or omitted in good faith.
3.5     Delegation. The Administrator may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Corporation or any of its Subsidiaries or to third parties.
4.    SHARES OF COMMON STOCK SUBJECT TO THE PLAN; SHARE LIMITS
4.1     Shares Available. Subject to the provisions of Section 7.1, the capital stock that may be delivered under this Plan shall be shares of the Corporation’s authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares. For purposes of this Plan, “Common Stock” shall mean the common stock of the Corporation and such other securities or property as may become the subject of awards under this Plan, or may become subject to such awards, pursuant to an adjustment made under Section 7.1.
4.2     Share Limits. The maximum number of shares of Common Stock that may be delivered pursuant to awards granted to Eligible Persons under this Plan (the “Share Limit”) is equal to the sum of the following:
(1)    18,400,000 shares of Common Stock, plus
(2)     the number of any shares subject to stock options granted under the Corporation’s 2015 Equity Incentive Plan, as amended (the “2015 Plan”), or the Corporation’s 2007 Equity Incentive Plan, as amended (the

“2007 Plan”) and outstanding on the date of stockholder approval of this Plan (the “Stockholder Approval Date”) which expire, or for any reason are cancelled or terminated, after the Stockholder Approval Date without being exercised, plus;
(3)     the number of any shares subject to restricted stock or restricted stock unit awards granted under the 2015 Plan or the 2007 Plan that are outstanding and unvested on the Stockholder Approval Date that are forfeited, terminated, cancelled or otherwise reacquired by the Corporation without having become vested.
provided that in no event shall the Share Limit exceed 22,302,207 shares (which is the sum of the 18,400,000 shares set forth above, plus the aggregate number of shares subject to stock options and unvested restricted stock and restricted stock unit awards previously granted and outstanding under the 2015 Plan and the 2007 Plan as of the Effective Date).
The following limits also apply with respect to awards granted under this Plan:
(a)     The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as incentive stock options granted under this Plan is 18,400,000 shares.
(b)     Awards that are granted under this Plan during any one calendar year to any person who, on the grant date of the award, is a non-employee director are subject to the limits of this Section 4.2(b). The maximum number of shares of Common Stock subject to those awards that are granted under this Plan during any one calendar year to an individual who, on the grant date of the award, is a non-employee director is the number of shares that produce a grant date fair value for the award that, when combined with the grant date fair value of any other awards granted under this Plan during that same calendar year to that individual in his or her capacity as a non-employee director, is $375,000; provided that this limit is $475,000 as to a non-employee director who is serving as the Chairman of the Board. For purposes of this Section 4.2(b), a “non-employee director” is an individual who, on the grant date of the award, is a member of the Board who is not then an officer or employee of the Corporation or one of its Subsidiaries. For purposes of this Section 4.2(b), “grant date fair value” means the value of the award as of the date of grant of the award and as determined using the equity award valuation principles applied in the Corporation’s financial reporting. The limits of this Section 4.2(b) do not apply to, and shall be determined without taking into account, any award granted to an individual who, on the grant date of the award, is an officer or employee of the Corporation or one of its Subsidiaries. The limits of this Section 4.2(b) apply on an individual basis and not on an aggregate basis to all non-employee directors as a group.
Each of the foregoing numerical limits is subject to adjustment as contemplated by Section 4.3, Section 7.1, and Section 8.10.
4.3     Awards Settled in Cash, Reissue of Awards and Shares. Except as provided in the next sentence, shares that are subject to or underlie awards granted under this Plan which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan shall again be available for subsequent awards under this Plan. Shares that are exchanged by a participant or withheld by the Corporation as full or partial payment in connection with any award under this Plan, as well as any shares exchanged by a participant or withheld by the Corporation or one of its Subsidiaries to satisfy the tax-related items withholding obligations related to any award, shall not be available for subsequent awards under this Plan. To the extent that an award granted under this Plan is settled in cash or a form other than shares of Common Stock, the shares that would have been delivered had there been no such cash or other settlement shall not be counted against the shares available for issuance under this Plan. If shares of Common Stock are delivered in respect of a dividend equivalent right granted under this Plan, the number of shares delivered with respect to the award shall be counted against the Share Limit. (For purposes of clarity, if 1,000 dividend equivalent rights are granted and outstanding when the Corporation pays a dividend, and 50 shares are delivered in payment of those rights with respect to that dividend, 50 shares shall be counted against the Share Limit). To the extent that shares of Common Stock are delivered pursuant to the exercise of a stock appreciation right or stock option granted under this Plan, the number of underlying shares as to which the exercise related shall be counted against the applicable share limits under Section 4.2, as opposed to only counting the shares issued. (For purposes of clarity, if a stock appreciation right relates to 100,000 shares and is exercised at a time when the payment due to the participant is 15,000 shares, 100,000 shares shall be charged against the applicable share limits under Section 4.2 with respect to such exercise.) Refer to Section 8.10 for application of the foregoing share limits with respect to assumed awards.
4.4     No Fractional Shares; Minimum Issue. Unless otherwise expressly provided by the Administrator, no fractional shares shall be delivered under this Plan. The Administrator may pay cash in lieu of any fractional shares in settlements of awards under this Plan. The Administrator may from time to time impose a limit (of not greater than 100 shares) on the minimum number of shares that may be purchased or exercised as to awards (or any particular type of award) granted under this Plan unless (as to any particular award) the total number purchased or exercised is the total number at the time available for purchase or exercise under the award.
5.    AWARDS
5.1     Type and Form of Awards. The Administrator shall determine the type or types of award(s) to be made to each selected Eligible Person. Awards may be granted singly, in combination or in tandem. Awards also may be made in combination or in tandem with, in replacement of, as alternatives to, or as the payment form for grants or rights under any other employee or compensation plan of the Corporation or one of its Subsidiaries. The types of awards that may be granted under this Plan are:
5.1.1     Stock Options. A stock option is the grant of a right to purchase a specified number of shares of Common Stock during a specified period as determined by the Administrator. An option may be intended as an incentive stock option within the meaning of Section 422 of the Code (an “ISO”) or a nonqualified stock option (an option not intended to be an ISO). The award agreement evidencing the grant of an option will indicate if the option is intended as an ISO; otherwise, it will be deemed to be a nonqualified stock option. The maximum term of each option (ISO or nonqualified) shall be ten (10) years. The per share exercise price for each option shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the option. When an option is exercised, the exercise price for the shares to be purchased shall be paid in full in cash or such other method permitted by the Administrator consistent with Section 5.4.
5.1.2    Additional Rules Applicable to ISOs. To the extent that the aggregate fair market value (determined at the time of grant of the applicable option) of stock with respect to which ISOs first become exercisable by a participant in any calendar year exceeds $100,000, taking into account both Common Stock subject to ISOs under this Plan and stock subject to ISOs under all other plans of the Corporation or one of its Subsidiaries (or any parent or predecessor corporation to the extent required by and within the meaning of Section 422 of the Code and the regulations promulgated thereunder), such options shall be treated as nonqualified stock options. In reducing the number of options treated as ISOs to meet the $100,000 limit, the most recently granted options shall be reduced first. To the extent a reduction of simultaneously granted options is necessary to meet the $100,000 limit, the Administrator may, in the manner and to the extent permitted by law, designate which shares of Common Stock are to be treated as shares acquired pursuant to the exercise of an ISO. ISOs may only be granted to employees of the Corporation or one of its subsidiaries (for this purpose, the term “subsidiary” is used as defined in Section 424(f) of the Code, which generally requires an unbroken chain of ownership of at least 50% of the total combined voting power of all classes of stock of each subsidiary in the chain beginning with the Corporation and ending with the subsidiary in question). No ISO may be granted to any person who, at the time the option is granted, owns (or is deemed to own under

Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such option is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five years from the date such option is granted. If an otherwise-intended ISO fails to meet the applicable requirements of Section 422 of the Code, the option shall be a nonqualified stock option.
5.1.3    Stock Appreciation Rights. A stock appreciation right or “SAR” is a right to receive a payment, in cash and/or Common Stock, equal to the excess of the fair market value of a specified number of shares of Common Stock on the date the SAR is exercised over the “base price” of the award, which base price shall be set forth in the applicable award agreement and shall be not less than 100% of the fair market value of a share of Common Stock on the date of grant of the SAR. The maximum term of a SAR shall be ten (10) years.
5.1.4    Other Awards; Dividend Equivalent Rights. The other types of awards that may be granted under this Plan include: (a) stock bonuses, restricted stock, performance stock, stock units, restricted stock units, deferred shares, phantom stock or similar rights to purchase or acquire shares, whether at a fixed or variable price (or no price) or fixed or variable ratio related to the Common Stock, and any of which may (but need not) be fully vested at grant or vest upon the passage of time, the occurrence of one or more events, the satisfaction of performance criteria or other conditions, or any combination thereof; or (b) cash awards. The types of cash awards that may be granted under this Plan include the opportunity to receive a payment for the achievement of one or more goals established by the Administrator, on such terms as the Administrator may provide, as well as discretionary cash awards. Dividend equivalent rights may be granted as a separate award or in connection with another award under this Plan; provided, however, that dividend equivalent rights may not be granted as to a stock option or SAR granted under this Plan. In addition, any dividends and/or dividend equivalents as to the portion of an award that is subject to unsatisfied vesting requirements will be subject to termination and forfeiture to the same extent as the corresponding portion of the award to which they relate if the applicable vesting requirements are not satisfied.
5.1.5    Certain Performance-Based Awards. Any Qualified Performance-Based Award or Qualifying Option or SAR (as such terms were defined in Section 5.2 of the prior version of this Plan) granted under this Plan prior to November 2, 2017 shall continue to be governed by the terms of this Plan in effect at the time of grant of such award.
5.2     Award Agreements. Each award shall be evidenced by a written or electronic award agreement or notice in a form approved by the Administrator (an “award agreement”), and, in each case and if required by the Administrator, executed or otherwise electronically accepted by the recipient of the award in such form and manner as the Administrator may require.
5.3     Deferrals and Settlements. Payment of awards may be in the form of cash, Common Stock, other awards or combinations thereof as the Administrator shall determine, and with such restrictions (if any) as it may impose. The Administrator may also require or permit participants to elect to defer the issuance of shares or the settlement of awards in cash under such rules and procedures as it may establish under this Plan. The Administrator may also provide that deferred settlements include the payment or crediting of interest or other earnings on the deferral amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in shares.
5.4     Consideration for Common Stock or Awards. The purchase price (if any) for any award granted under this Plan or the Common Stock to be delivered pursuant to an award, as applicable, may be paid by means of any lawful consideration as determined by the Administrator, including, without limitation, one or a combination of the following methods:
•services rendered by the recipient of such award;

•cash, check payable to the order of the Corporation, or electronic funds transfer;
•notice and third party payment in such manner as may be authorized by the Administrator;
•the delivery of previously owned shares of Common Stock;
•by a reduction in the number of shares otherwise deliverable pursuant to the award; or
•subject to such procedures as the Administrator may adopt, pursuant to a “cashless exercise” with a third party who provides financing for the purposes of (or who otherwise facilitates) the purchase or exercise of awards.
In no event shall any shares newly-issued by the Corporation be issued for less than the minimum lawful consideration for such shares or for consideration other than consideration permitted by applicable state law. Shares of Common Stock used to satisfy the exercise price of an option shall be valued at their fair market value. The Corporation will not be obligated to deliver any shares unless and until it receives full payment of the exercise or purchase price therefor and any related withholding obligations under Section 8.5 and any other conditions to exercise or purchase have been satisfied. Unless otherwise expressly provided in the applicable award agreement, the Administrator may at any time eliminate or limit a participant’s ability to pay any purchase or exercise price of any award or shares by any method other than cash payment to the Corporation.
5.5     Definition of Fair Market Value. For purposes of this Plan, “fair market value” shall mean, unless otherwise determined or provided by the Administrator in the circumstances, the closing price (in regular trading) for a share of Common Stock on the Nasdaq Stock Market (the “Market”) for the date in question or, if no sales of Common Stock were reported on the Market on that date, the closing price (in regular trading) for a share of Common Stock on the Market for the next preceding day on which sales of Common Stock were reported on the Market. The Administrator may, however, provide with respect to one or more awards that the fair market value shall equal the closing price (in regular trading) for a share of Common Stock on the Market on the last trading day preceding the date in question or the average of the high and low trading prices of a share of Common Stock on the Market for the date in question or the most recent trading day. If the Common Stock is no longer listed or is no longer actively traded on the Market as of the applicable date, the fair market value of the Common Stock shall be the value as reasonably determined by the Administrator for purposes of the award in the circumstances. The Administrator also may adopt a different methodology for determining fair market value with respect to one or more awards if a different methodology is necessary or advisable to secure any intended favorable tax, legal or other treatment for the particular award(s) (for example, and without limitation, the Administrator may provide that fair market value for purposes of one or more awards will be based on an average of closing prices (or the average of high and low daily trading prices) for a specified period preceding the relevant date).
5.6    Transfer Restrictions.
5.6.1    Limitations on Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 5.6 or required by applicable law: (a) all awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge; (b) awards shall be exercised only by the participant; and (c) amounts payable or shares issuable pursuant to any award shall be delivered only to (or for the account of) the participant.
5.6.2    Exceptions. The Administrator may permit awards to be exercised by and paid to, or otherwise transferred to, other persons or entities pursuant to such conditions and procedures, including limitations on subsequent transfers, as the Administrator may, in its sole discretion, establish in writing. Any permitted transfer shall be subject to compliance with applicable federal, state and foreign securities and exchange control laws and shall not be for value (other than nominal consideration, settlement of marital property rights, or for interests in an entity in which more than 50% of the voting interests are held by the Eligible Person or by the Eligible Person’s family members).
5.6.3    Further Exceptions to Limits on Transfer. The exercise and transfer restrictions in Section 5.6.1 shall not apply to:
(a)     transfers to the Corporation (for example, in connection with the expiration or termination of the award),
(b)     the designation of a beneficiary to receive benefits in the event of the participant’s death or, if the participant has died, transfers to or exercise by the participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,
(c)     subject to any applicable limitations on ISOs, transfers to a family member (or former family member) pursuant to a domestic relations order if received by the Administrator,
(d)     if the participant has suffered a disability, permitted transfers or exercises on behalf of the participant by his or her legal representative, or
(e)     the authorization by the Administrator of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of awards consistent with applicable laws and any limitations imposed by the Administrator.
5.7     International Awards. Notwithstanding any provision of this Plan to the contrary, to comply with the laws in the countries where the Corporation or one of its Subsidiaries operates or has Eligible Persons, the Administrator, in its sole discretion, shall have the power and authority to (a) modify the terms and conditions of any Award granted to Eligible Persons in light of the laws of jurisdictions where the Eligible Persons work or reside; (b) establish sub-plans and agreements and determine the exercise or purchase price, methods of exercise and other terms and procedures and rules, to the extend such actions may be necessary or advisable, including the adoption or rules, procedures, sub-plans and agreements applicable to Subsidiaries in particular jurisdictions; provided, however, that no such sub-plans or agreements and/or modifications shall increase the Share Limit or otherwise require stockholder approval; (c) take any action, before or after an award is made, that it deems advisable to obtain approval or comply with any necessary local governmental regulatory exemptions or approvals. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules, procedures and sub-plans with provisions that limit or modify rights on eligibility to receive an award under this Plan or on termination of active service; available methods of exercise or settlement of an award, payment of tax-related items, the shifting of employer tax liability to the participant, the withholding procedures and handling of any share certificates or other indicia of ownership which may vary with local requirements. The Administrator may also adopt sub-plans to this Plan intended to allow the Corporation to grant tax-qualified awards in a particular jurisdiction. Notwithstanding the foregoing, the Corporation’s obligation to issue any shares of Common Stock or make any other payment in respect of an award granted under this Plan is subject to compliance with all applicable laws as provided in Section 8.1 of this Plan.
6.    EFFECT OF TERMINATION OF EMPLOYMENT OR SERVICE ON AWARDS
6.1     General. The Administrator shall establish the effect (if any) of a termination of employment or service on the rights and benefits under each award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of award. If the participant is not an employee of the Corporation or one of its Subsidiaries, is not a member of the Board, and provides other services to the Corporation or one of its Subsidiaries, the Administrator shall be the sole judge for purposes of this Plan (unless a contract or the award otherwise provides) of whether the participant continues to render services to the Corporation or one of its Subsidiaries and the date, if any, upon which such services shall be deemed to have terminated.
6.2     Events Not Deemed Terminations of Service. Unless the express policy of the Corporation or one of its Subsidiaries, or the Administrator, otherwise provides, or except as otherwise required by applicable law, the employment relationship shall not be considered terminated in the case of (a) sick leave, (b) military leave, or (c) any other leave of absence authorized by the Corporation or one of its Subsidiaries, or the Administrator; provided that, unless reemployment upon the expiration of such leave is guaranteed by contract or law or the Administrator otherwise provides, such leave is for a period of not more than three months. In the case of any employee of the Corporation or one of its Subsidiaries on an approved leave of absence, continued vesting of the award while on leave from the employ of the Corporation or one of its Subsidiaries may be suspended until the employee returns to service, unless the Administrator otherwise provides or applicable law otherwise requires. In no event shall an award be exercised after any applicable maximum term of the award.
6.3     Effect of Change of Subsidiary Status. For purposes of this Plan and any award, if an entity ceases to be a Subsidiary of the Corporation, a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of the Corporation or another Subsidiary that continues as such after giving effect to the transaction or other event giving rise to the change in status unless the Subsidiary that is sold, spun-off or otherwise divested (or its successor or a direct or indirect parent of such Subsidiary or successor) assumes the Eligible Person’s award(s) in connection with such transaction.
7.    ADJUSTMENTS; ACCELERATION
7.1     Adjustments. Subject to Section 7.2, upon (or, as may be necessary to effect the adjustment, immediately prior to): any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, conversion or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution in respect of the Common Stock; or any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; then the Administrator shall equitably and proportionately adjust (1) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of awards (including the specific share limits, maximums and numbers of shares set forth elsewhere in this Plan), (2) the number, amount and type of shares of Common Stock (or other securities or property) subject to any outstanding awards, (3) the grant, purchase, or exercise price (which term includes the base price of any SAR or similar right) of any outstanding awards, and/or (4) the securities, cash or other property deliverable upon exercise or payment of any outstanding awards, in each case to the extent necessary to preserve (but not increase) the level of incentives intended by this Plan and the then-outstanding awards.
Without limiting the generality of Section 3.3, any good faith determination by the Administrator as to whether an adjustment is required in the circumstances pursuant to this Section 7.1, and the extent and nature of any such adjustment, shall be conclusive and binding on all persons.
7.2     Corporate Transactions - Assumption and Termination of Awards. Upon any event in which the Corporation does not survive, or does not survive as a public company in respect of its Common Stock (including, without limitation, a dissolution, merger, combination, consolidation, conversion, exchange of securities, or other reorganization, or a sale of all or substantially all of the business, stock or assets of the Corporation, in any case in connection with which the Corporation does not survive or does not survive as a public company in respect of its Common Stock), then the Administrator may make provision for a cash payment in settlement of, or for the termination, assumption, substitution or exchange of any or all outstanding awards or the cash, securities or property deliverable to the holder of any or all outstanding awards, based upon, to the extent relevant under the circumstances, the distribution or consideration payable to holders of the Common Stock upon or in respect of such event. Upon the occurrence of any event described in the preceding sentence in connection with which the Administrator has made provision for the award to be terminated (and the Administrator has not made a provision for the substitution, assumption, exchange or other continuation or settlement of the award): (1) unless otherwise provided in the applicable award agreement, each then-outstanding option and SAR shall become fully vested, all shares of restricted stock then outstanding shall fully vest free of restrictions, and each other award granted under this Plan that is then outstanding shall become payable to the holder of such award (with any performance goals applicable to the award in each case being deemed met, unless otherwise provided in the award agreement, at the “target” performance level); and (2) each award (including any award or portion thereof that, by its terms, does not accelerate and vest in the circumstances) shall terminate upon the related event; provided that the holder of an option or SAR shall be given reasonable advance notice of the impending termination and a reasonable opportunity to exercise his or her outstanding vested options and SARs (after giving effect to any accelerated vesting required in the circumstances) in accordance with their terms before the termination of such awards (except that in no case shall more than ten days’ notice of the impending termination be required and any acceleration of vesting and any exercise of any portion of an award that is so accelerated may be made contingent upon the actual occurrence of the event).
Without limiting the preceding paragraph, in connection with any event referred to in the preceding paragraph or any change in control event defined in any applicable award agreement, the Administrator may, in its discretion, provide for the accelerated vesting of any award or awards as and to the extent determined by the Administrator in the circumstances.
For purposes of this Section 7.2, an award shall be deemed to have been “assumed” if (without limiting other circumstances in which an award is assumed) the award continues after an event referred to above in this Section 7.2, and/or is assumed and continued by the surviving entity following such event (including, without limitation, an entity that, as a result of such event, owns the Corporation or all or substantially all of the Corporation’s assets directly or through one or more subsidiaries (a “Parent”)), and confers the right to purchase or receive, as applicable and subject to vesting and the other terms and conditions of the award, for each share of Common Stock subject to the award immediately prior to the event, the consideration (whether cash, shares, or other securities or property) received in the event by the stockholders of the Corporation for each share of Common Stock sold or exchanged in such event (or the consideration received by a majority of the stockholders participating in such event if the stockholders were offered a choice of consideration); provided, however, that if the consideration offered for a share of Common Stock in the event is not solely the ordinary common stock of a successor corporation or a Parent, the Administrator may provide for the consideration to be received upon exercise or payment of the award, for each share subject to the award, to be solely ordinary common stock of the successor corporation or a Parent equal in fair market value to the per share consideration received by the stockholders participating in the event.
The Administrator may adopt such valuation methodologies for outstanding awards as it deems reasonable in the event of a cash or property settlement and, in the case of options, SARs or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess of any of the per share amount payable upon or in respect of such event over the exercise or base price of the award. In the case of an option, SAR or similar right as to which the per share amount payable upon or in respect of such event is less than or equal to the exercise or base price of the award, the Administrator may terminate such award in connection with an event referred to in this Section 7.2 without any payment in respect of such award.
In any of the events referred to in this Section 7.2, the Administrator may take such action contemplated by this Section 7.2 prior to such event (as opposed to on the occurrence of such event) to the extent that the Administrator deems the action necessary to permit the participant to realize the benefits intended to be conveyed with respect to the underlying shares. Without limiting the generality of the foregoing, the Administrator may deem an acceleration and/or termination to occur immediately prior to the applicable event and, in such circumstances, will reinstate the original terms of the award if an event giving rise to an acceleration and/or termination does not occur.
Without limiting the generality of Section 3.3, any good faith determination by the Administrator pursuant to its authority under this Section 7.2 shall be conclusive and binding on all persons.
7.3     Other Acceleration Rules. The Administrator may override the provisions of Section 7.2 by express provision in the award agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the award agreement or otherwise, in such circumstances as the Administrator may approve. The portion of any ISO accelerated in connection with an event referred to in Section 7.2 (or such other circumstances as may trigger accelerated vesting of the award) shall remain exercisable as an ISO only to the extent the applicable $100,000 limitation on ISOs is not exceeded. To the extent exceeded, the accelerated portion of the option shall be exercisable as a nonqualified stock option under the Code.
8.    OTHER PROVISIONS
8.1     Compliance with Laws. This Plan, the granting and vesting of awards under this Plan, the offer, issuance and delivery of shares of Common Stock, and/or the payment of money under this Plan or under awards are subject to compliance with all applicable federal, state, local and foreign laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Corporation, be necessary or advisable in connection therewith. The person acquiring any securities under this Plan will, if requested by the Corporation or one of its Subsidiaries, provide such assurances and representations to the Corporation or one of its Subsidiaries as the Administrator may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.
8.2     No Rights to Award. No person shall have any claim or rights to be granted an award (or additional awards, as the case may be) under this Plan, subject to any express contractual rights (set forth in a document other than this Plan) to the contrary.
8.3     No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any award) shall confer upon any Eligible Person or other participant any right to continue in the employ or other service of the Corporation or one of its Subsidiaries, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Corporation or one of its Subsidiaries to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section 8.3, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an award agreement.
8.4     Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and no special or separate reserve, fund or deposit shall be made to assure payment of such awards. No participant, beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as otherwise expressly provided) of the Corporation or one of its Subsidiaries by reason of any award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Corporation or one of its Subsidiaries and any participant, beneficiary or other person. To the extent that a participant, beneficiary or other person acquires a right to receive payment pursuant to any award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

8.5     Tax Withholding. Upon any exercise, vesting, or payment of any award, or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an ISO prior to satisfaction of the holding period requirements of Section 422 of the Code, or upon any other tax withholding event with respect to any award, arrangements satisfactory to the Corporation shall be made to provide for any taxes the Corporation or any of its Subsidiaries may be required or permitted to withhold with respect to such award event or payment. Such arrangements may include (but are not limited to) any one of (or a combination of) the following:
(a)     The Corporation or one of its Subsidiaries shall have the right to require the participant (or the participant’s personal representative or beneficiary, as the case may be) to pay or provide for payment of the amount of any taxes which the Corporation or one of its Subsidiaries may be required or permitted to withhold with respect to such award event or payment.
(b)     The Corporation or one of its Subsidiaries shall have the right to deduct from any amount otherwise payable in cash (whether related to the award or otherwise) to the participant (or the participant’s personal representative or beneficiary, as the case may be) the amount of any taxes which the Corporation or one of its Subsidiaries may be required or permitted to withhold with respect to such award event or payment.
(c)     In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Administrator may in its sole discretion (subject to Section 8.1) require or grant (either at the time of the award or thereafter) to the participant the right to elect, pursuant to such rules and subject to such conditions as the Administrator may establish, that the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their fair market value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy any applicable withholding obligation on exercise, vesting or payment.
8.6     Effective Date, Termination and Suspension, Amendments.
8.6.1    Effective Date. This Plan is effective as of March 13, 2017, the date of its approval by the Board (the “Effective Date”). This Plan shall be submitted for and subject to stockholder approval no later than twelve months after the Effective Date. Unless earlier terminated by the Board and subject to any extension that may be approved by stockholders, this Plan shall terminate at the close of business on the day before the tenth anniversary of the Effective Date. After the termination of this Plan either upon such stated termination date or its earlier termination by the Board, no additional awards may be granted under this Plan, but previously granted awards (and the authority of the Administrator with respect thereto, including the authority to amend such awards) shall remain outstanding in accordance with their applicable terms and conditions and the terms and conditions of this Plan.
8.6.2    Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No awards may be granted during any period that the Board suspends this Plan.
8.6.3    Stockholder Approval. To the extent then required by applicable law or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to stockholder approval.
8.6.4    Amendments to Awards. Without limiting any other express authority of the Administrator under (but subject to) the express limits of this Plan, the Administrator by agreement or resolution may waive conditions of or limitations on awards to participants that the Administrator in the prior exercise of its discretion has imposed, without the consent of a participant, and (subject to the requirements of Sections 3.2 and 8.6.5) may make other changes to the terms and conditions of awards. Any amendment or other action that would constitute a repricing of an award is subject to no-repricing provisions in Section 3.2.

8.6.5    Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or amendment of any outstanding award agreement shall, without written consent of the participant, affect in any manner materially adverse to the participant any rights or benefits of the participant or obligations of the Corporation under any award granted under this Plan prior to the effective date of such change. Changes, settlements and other actions contemplated by Section 7 shall not be deemed to constitute changes or amendments for purposes of this Section 8.6.
8.7     Privileges of Stock Ownership. Except as otherwise expressly authorized by the Administrator, a participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the participant. Except as expressly required by Section 7.1 or otherwise expressly provided by the Administrator, no adjustment will be made for dividends or other rights as a stockholder for which a record date is prior to such date of delivery.
8.8    Governing Law; Construction; Severability.
8.8.1    Choice of Law. This Plan, the awards, all documents evidencing awards and all other related documents shall be governed by, and construed in accordance with, the laws of the State of Delaware, notwithstanding any Delaware or other conflict of law provision to the contrary.
8.8.2    Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.
8.9     Captions. Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.
8.10     Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation. Awards may be granted to Eligible Persons in substitution for or in connection with an assumption of employee stock options, SARs, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Corporation or one of its Subsidiaries, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Corporation or one of its Subsidiaries, directly or indirectly, of all or a substantial part of the stock or assets of the employing entity. The awards so granted need not comply with other specific terms of this Plan, provided the awards reflect adjustments giving effect to the assumption or substitution consistent with any conversion applicable to the common stock (or the securities otherwise subject to the award) in the transaction and any change in the issuer of the security. Any shares that are delivered and any awards that are granted by, or become obligations of, the Corporation, as a result of the assumption by the Corporation of, or in substitution for, outstanding awards previously granted or assumed by an acquired company (or previously granted or assumed by a predecessor employer (or direct or indirect parent thereof) in the case of persons that become employed by the Corporation or one of its Subsidiaries in connection with a business or asset acquisition or similar transaction) shall not be counted against the Share Limit or other limits on the number of shares available for issuance under this Plan.
8.11     Non-Exclusivity of Plan. Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Administrator to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.
8.12     No Corporate Action Restriction. The existence of this Plan, the award agreements and the awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Corporation or any Subsidiary (or any of their respective stockholders, boards of directors or committees thereof (or any subcommittees), as the case may

be) to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the capital structure or business of the Corporation or any Subsidiary, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any Subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the capital stock (or the rights thereof) of the Corporation or any Subsidiary, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the assets or business of the Corporation or any Subsidiary, (f) any other award, grant, or payment of incentives or other compensation under any other plan or authority (or any other action with respect to any benefit, incentive or compensation), or (g) any other corporate act or proceeding by the Corporation or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any award or award agreement against any member of the Board or the Administrator, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action. Awards need not be structured so as to be deductible for tax purposes.
8.13     Other Company Benefit and Compensation Programs. Payments and other benefits received by a participant under an award made pursuant to this Plan shall not be deemed a part of a participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Administrator expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans, arrangements or authority of the Corporation or its Subsidiaries.
8.14     Clawback Policy. The awards granted under this Plan are subject to the terms of the Corporation’s recoupment, clawback or similar policy as it may be in effect from time to time, as well as any similar provisions of applicable law, any of which could in certain circumstances require repayment or forfeiture of awards or any shares of Common Stock or other cash or property received with respect to the awards (including any value received from a disposition of the shares acquired upon payment of the awards).

APPENDIX C

AMENDED AND RESTATED 2007 EMPLOYEE STOCK PURCHASE PLAN
CTI BIOPHARMA CORP.
Effective as of September 27, 2007, amended and restated as of July 27, 2015 and April 8, 2021.
1.PURPOSE. The CTI BioPharma Corp. 2007 Employee Stock Purchase Plan (the “Plan”) is intended to encourage ownership of stock by employees of CTI BioPharma Corp., a Washington corporation (the “Company”), and certain Related Corporations designated to participate in the Plan, and to provide additional incentive for the employees to promote the success of the business of the Company and any such designated Related Corporations. It is intended that the Plan shall be an “employee stock purchase plan” within the meaning of Section 423 of the Code.
2.DEFINITIONS. As used in this Plan, the following terms shall have the meanings set forth below:
i.“Base Salary” means the regular gross base salary paid to an Optionee by one or more Participating Employers during such individual’s period of participation in the Plan, plus any pre-tax contributions made by the Optionee to any Code Section 401(k) salary deferral plan or any Code Section 125 cafeteria benefit program now or hereafter established by the Company or any Related Corporation. The following items of compensation shall not be included in Base Salary: (i) all overtime payments, bonuses, commissions (other than those functioning as base salary equivalents), profit-sharing distributions and other incentive-type payments and (ii) any and all contributions (other than Code Section 401(k) or Code Section 125 contributions) made on the Optionee’s behalf by the Corporation or any Related Corporation under any employee benefit or welfare plan now or hereafter established.
ii.“Beneficiary” means the person designated as beneficiary on the Optionee’s Enrollment Form, if no such beneficiary is named or no such Enrollment Form is in effect at the Optionee’s death, his or her beneficiary as determined under the provisions of the Company’s program of life insurance for the employee.
iii.“Board” means the Board of Directors for the Company.
iv.“Change in Control” means any of the following:
a.the direct or indirect sale or exchange by the shareholders of the Company of all or substantially all of the Stock where the shareholders of the Company before such sale or exchange do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company;
b.a merger in which the shareholders of the Company before such merger do not retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the Company;
c.the sale, exchange, or transfer of all or substantially all of the Company’s assets (other than a sale, exchange or transfer to one or more corporations or other entities where the shareholders of the Company before such sale, exchange, or transfer retain, directly or indirectly, at least a majority of the beneficial interest in the voting stock of the corporation(s) or other entities to which the assets were transferred).

v.“Code” means the Internal Revenue Code of 1986, as amended, or any statute successor thereto, and any regulations issued from time to time thereunder.

vi.“Committee” means a committee of the Board consisting of not less than two directors of the Company who are not employees of the Company or any Related Corporation, each appointed by the Board from time to time to serve at its pleasure for the purpose of carrying out the responsibilities of the Committee under the Plan. For any period during which no such committee is in existence, all authority and responsibility assigned to the Committee under this Plan shall be exercised, if at all, by the Board.
vii.“Eligible Employee” means a person who is employed by any Participating Employer and whose customary employment is for more than twenty (20) hours per week and for more than five (5) months per calendar year (or, as to a particular Offering Period, such lesser number of hours per week and/or lesser number of months per year as may be provided by the Committee in advance of such Offering Period).

viii.“Enrollment Form” means the Enrollment/Change Form whereby an Optionee authorizes a Participating Employer to withhold payroll deductions from his or her Base Salary and is otherwise in such form as the Committee may specify.
ix.“Exchange Act” means the Securities Exchange Act of 1934, as amended.
x.“Fair Market Value” means, as of any given date, (i) if the Stock is listed or admitted to trade on a national securities exchange, the closing price of a share of Stock on such date (in regular trading) on the principal national securities exchange on which the Stock is so listed or admitted to trade, or, if there is no trading of the Stock on such date, then the closing price of a share of Stock on such exchange on the last day on which there was trading in the shares of Stock on such exchange that preceded such date; or (ii) in the absence of exchange data required to determine Fair Market Value pursuant to the foregoing, the value as established by the Committee as of the relevant time for purposes of the Plan.
xi.“Offering Commencement Date” means any date on which Options are granted under the Plan as determined by the Committee pursuant to Section 8.
xii.“Offering Period” means a period of approximately six (6) months’ duration, beginning on an Offering Commencement Date and ending, subject to Section 9.6, on the last business day of the sixth calendar month ending after such date, during which Options are granted and outstanding under the Plan pursuant to a determination by the Committee under Section 4. The Committee shall have the power to change the duration of Offering Periods without shareholder approval and may provide for any such Offering Period to be divided into one or more “purchase periods,” provided that any such change is announced prior to the relevant Offering Period, and that any such Offering Period shall not be less than three (3) months and shall not exceed twenty-seven (27) months.
xiii.“Offering Termination Date” means the last business day of an Offering Period as established by the Committee in advance of the Offering Period, on which Options granted for such Offering Period must, if ever, be exercised.
xiv.“Option” means an option to purchase shares of Stock granted under the Plan.
xv.“Optionee” means an Eligible Employee to whom an Option is granted.

xvi.“Option Shares” means shares of Stock purchasable under an Option.

xvii.“Participating Employer” means the Company or any Related Corporation which is designated by the Committee as a corporation whose Eligible Employees are eligible to receive Options as of a particular Offering Commencement Date.
xviii.“Related Corporation” means any corporation which is or during the term of the Plan becomes a parent corporation of the Company, as defined in Section 424(e) of the Code, or a subsidiary corporation of the Company, as defined in Section 424(f) of the Code.
xix.“Stock” means the common stock, without par value, of the Company.
xx.“Stock Purchase Agreement” means the Stock Purchase Agreement under which an Optionee agrees to such terms and other such provisions governing his or her participation in the Plan (not inconsistent with the Plan) as the Committee may deem advisable.
3.Term of Plan. The Plan shall become effective upon the adoption of the Plan by the Board, subject to the approval of the Plan by the shareholders of the Company within 12 months of such adoption. Subject to any extension that may be approved by the Board and the shareholders, no Option shall be granted under the Plan on or after the twentieth (20th) anniversary of such approval, but Options theretofore granted may extend beyond that date.
4.Administration. The Plan shall be administered by the Committee. The Committee shall further determine which (if any) Related Corporations shall be Participating Employers as of each Offering Commencement Date. The Committee shall have authority in its discretion to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to determining the terms of Options granted under the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. Any determination of the Committee shall be final and binding upon all persons having or claiming any interest under the Plan or under any Option granted pursuant to the Plan. Notwithstanding anything else contained in this Plan to the contrary, the Committee may also adopt rules, procedures, separate offerings or sub-plans applicable to particular Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code and need not comply with the otherwise applicable provisions of this Plan. The Committee may delegate ministerial, non-discretionary functions to individuals who are officers or employees of the Company or a Related Corporation. Without limiting the generality of the foregoing, the Committee (or its delegate) may provide forms and procedures for Enrollment Forms, and other forms or elections contemplated by the Plan, and may provide for Enrollment Forms, and other forms or elections contemplated by the Plan, to be in electronic format. Neither the Board nor any Committee, nor any member thereof or person acting at the direction thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan, and all such persons shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.
5.Amendment and Termination. The Board may suspend, terminate or amend the Plan at any time and from time to time, subject to shareholder consent as may be required by applicable law. No suspension or termination of or amendment to the Plan may materially adversely affect the rights of an Optionee with respect to any Option held by the Optionee as of the date of such termination or amendment without the Optionee’s consent. Changes contemplated by Section 9.6 of this Plan shall not be deemed to constitute changes or amendments requiring Participant consent.
6.Shares of Stock Subject to the Plan. No more than an aggregate of 1,000,000 shares of Stock may be issued or delivered pursuant to the exercise of Options granted under the Plan. Shares to be delivered upon the exercise of Options may be either shares of Stock which are authorized but unissued or shares of Stock held by the Company in its treasury. If an Option expires or terminates for any reason without having been exercised in full, the unpurchased shares subject to the Option shall become available for other Options granted under the Plan. The Company shall, at all times during which Options are outstanding, reserve and keep available shares of Stock sufficient to satisfy such Options, and shall pay all fees and expenses incurred by the Company in connection therewith. In the event of any capital change in the outstanding Stock as contemplated in Section 9.6, the number and kind of shares of Stock reserved and kept available by the Company shall be appropriately adjusted.
7.Eligibility. Each individual who is an Eligible Employee on any Offering Commencement Date of any Offering Period under the Plan may enter such Offering Period on such date, provided he or she remains an Eligible Employee and complies with all enrollment procedures established by the Committee for such Offering Period, and provided, further, he or she meets all of the following requirements:
i.Such Eligible Employee will not, after grant of the Option, own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Related Corporation. For purposes of this subparagraph (a), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of the Eligible Employee, and stock which the Eligible Employee may purchase under outstanding options shall be treated as stock owned by the Eligible Employee.
ii.Upon grant of the Option, the employee’s rights to purchase stock under all employee stock purchase plans (as defined in Section 423(b) of the Code) of the Company and its Related Corporations will not accrue at a rate which exceeds $25,000 of fair market value of the stock (determined at the time the right to purchase such shares is granted, before giving effect to any discounted purchase price under any such plan) for each calendar year in which such Option is outstanding at any time. The accrual of rights to purchase stock shall be determined in accordance with Section 423(b)(8) of the Code. For purposes of the foregoing, a right to purchase shares accrues when it first become exercisable during the calendar year.
8.Offering Commencement Date. Options shall be granted on the first business day of any calendar month which is designated by the Committee as the beginning of an Offering Period.
9.Terms and Conditions of Options.
9.1 General. An Optionee shall be granted a separate Option on each Offering Commencement Date for each Offering Period in which he or she participates. All Options granted on a particular Offering Commencement Date shall comply with the terms and conditions set forth in Sections 9.2 through 9.10.
9.2 Purchase Price. The purchase price of Option Shares shall be 85% of the lower of (a) the Fair Market Value of the shares as of the Offering Commencement Date and (b) the Fair Market Value of the shares as of the Offering Termination Date; provided, however, that the Committee may provide prior to the start of any Offering Period that the purchase price for that Offering Period shall be determined by applying a discount amount (not to exceed 15%) to either (1) the Fair Market Value of the Stock on the Offering Commencement Date of the Offering Period, or (2) the Fair Market Value of the Stock on the Offering Termination Date of that Offering Period, or (3) the lesser of the Fair Market Value of the Stock on the Offering Commencement Date of the Offering Period or the Fair Market Value of the Stock on the Offering Termination Date of that Offering Period.
9.3 Restrictions on Transfer. Options may not be assigned, transferred, pledged, or otherwise disposed of, except by will or under the laws of descent and distribution. An Option may not be exercised by anyone other than the Optionee during the lifetime of the Optionee. Unless otherwise provided by the Committee, the Optionee shall agree in the Stock Purchase Agreement to notify the Company of any transfer of the shares within two (2) years of the Offering Commencement Date of the Offering Period in which those shares were acquired (or, if later, within one (1) year after the Offering Termination Date of such Offering Period). The Company shall have the right to place a legend on all stock certificates instructing the transfer agent to notify the Company of any transfer of the shares.

9.4 Expiration. Each Option granted for an Offering Period shall expire at the close of business on the applicable Offering Termination Date or on such earlier date as may result from the operation of Section 9.5 or by action of the Committee taken pursuant to Section 9.6.
9.5 Termination of Employment of Optionees; Leave of Absence. If an Optionee ceases for any reason to be an Eligible Employee during an Offering Period, whether due to death, retirement, voluntary severance, involuntary severance, transfer, or because the entity that employs the Optionee ceases to be a Related Corporation, his or her Option shall immediately expire, and the Optionee’s accumulated payroll deductions shall be returned to the Optionee or his or her Beneficiary, as the case may be, by the Company, without interest. If an Optionee commences a sick leave, military leave, or other leave of absence approved by the Company or a Participating Employer, and the leave meets the requirements of Treasury Regulation Section 1.421-1(h)(2) and the Optionee is an employee of the Company or a Related Corporation or on such leave as of the applicable Offering Termination Date, such Optionee’s payroll deductions hereunder shall cease, and the Optionee’s accumulated payroll deductions for the applicable Offering Period shall be used to exercise the Optionee’s Option as of the applicable Offering Termination Date in accordance with the provisions hereof (unless the Optionee makes a timely withdrawal election in accordance with Section 9.7, in which case such Optionee’s accumulated payroll deductions shall be paid to him or her in cash in accordance with Section 9.7). During leaves of absence approved by the Company or a Participating Employer and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2), an Optionee may elect to continue participation in the Plan by making cash payments to the Company on his or her normal paydays equal to the reduction in his or her payroll deductions hereunder caused by such leave.
9.6 Capital Changes Affecting the Stock. In the event that, between the Offering Commencement Date and Offering Termination Date of an Option, a stock dividend is paid or becomes payable in respect of the Stock or there occurs a split-up or other increase or contraction in the number of shares of Stock without receipt of any consideration by the Company or other change in the corporate structure or capitalization affecting the Stock, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Optionee on any one Offering Termination Date and (iii) the number and class of securities and the price per share in effect under each outstanding Option in order to prevent the dilution or enlargement of benefits thereunder. In the event of a Change in Control, the Committee, in its sole discretion, shall either (a) provide that Options granted under the Plan shall be fully exercised to the extent of each Optionee’s accumulated payroll deductions for the Offering Period as of a date prior to the Change in Control established by the Committee, or (b) arrange with the surviving, continuing, successor or purchasing corporation, as the case may be, that such corporation assume the Company’s rights and obligations under the Plan. In the event that, after the Offering Commencement Date, there occurs a dissolution or liquidation of the Company, except pursuant to a transaction to which Section 424(a) of the Code applies, each Option shall terminate, but the Optionee shall have the right to exercise his or her Option prior to such dissolution or liquidation.
9.7 Payroll Deductions. An Optionee may purchase shares under his or her Option during any particular Offering Period by completing and returning to the Committee (or its delegate) prior to the beginning of such Offering Period (or such earlier deadline as may be established for such Offering Period) the Stock Purchase Agreement and the Enrollment Form indicating the percentage, in any multiple of one percent (1%) up to a maximum established by the Committee for that particular Offering Period (which maximum shall be ten percent (10%) unless the Committee establishes a different maximum for the particular Offering Period prior to the Offering Commencement Date of such Offering Period) of his or her Base Salary, which is to be withheld each payroll period. The Optionee shall not be permitted to change the percentage of Base Salary withheld during an Offering Period. However, the Optionee may withdraw any or all of his or her accumulated payroll deductions by submitting to the Committee (or its delegate) a new Enrollment Form no later than one (1) business day prior to the Offering Termination Date whereupon his or her payroll deductions for the remainder of the Offering Period shall cease, his or her accumulated payroll deductions for the Offering Period will be repaid to him or her in cash (without interest), and he or she shall not be permitted to re-enroll in such Offering Period. Any Stock Purchase Agreement and Enrollment Form in effect for an Offering Period shall remain in effect as to any payroll deduction amounts for subsequent

Offering Periods until withdrawn as set forth above in this Section 9.7 (in which case submission of a new Enrollment Form and Stock Purchase Agreement shall be required for participation in a future Offering Period) or modified by submission of a new Enrollment Form, or until the Optionee’s termination of employment for any reason as provided in Section 9.5.
9.8 Exercise of Options/Excess Payroll Deductions.
(a) On the Offering Termination Date, the Optionee may purchase that number of whole shares of Stock obtained by dividing the amount collected from the Optionee through payroll deductions during the Offering Period ending with that Offering Termination Date by the purchase price in effect for that Offering Period.
(b) If the total number of shares which all Optionees elect to purchase, together with any shares already purchased under the Plan, exceeds the total number of shares which may be purchased under the Plan pursuant to Section 6, the number of shares which each Optionee is permitted to purchase shall be decreased pro rata based on the Optionee’s accumulated payroll deductions in relation to all accumulated payroll deductions currently being withheld under the Plan. The payroll deductions of each Optionee, to the extent in excess of the aggregate purchase price payable for the Stock pro-rated to such individual, shall be promptly refunded, without interest.
(c) If the number of shares purchasable includes a fraction, such number shall be adjusted to the next smaller whole number and the purchase price shall be adjusted accordingly. Any payroll deductions not applied to the purchase of Stock on any Offering Termination Date because they are not sufficient to purchase a whole share of Stock shall be held for the purchase of Stock on the next Offering Termination Date. Accumulated payroll deductions not withdrawn prior to the Offering Termination Date shall be automatically applied by the Company toward the purchase of whole shares of Stock.
9.9 Delivery of Stock. Except as provided below, within a reasonable time after the Offering Termination Date, the Company shall deliver or cause to be delivered (either by issuing a certificate or certificates for such shares, or by recording such shares in book-entry form in the name of the Optionee) to the Optionee the number of shares purchased by the Optionee under the Plan on that date. The number of shares purchased will be issued or delivered in the Optionee’s name only, or if his or her Enrollment Form so specifies, in the name of the employee and another person of legal age as joint tenants with rights of survivorship. Stock shall not be issued or delivered with respect to an Option unless the exercise of such Option and the issuance and delivery of such Stock pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange or automated quotation system upon which the Stock may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. The Optionee shall have no rights as a shareholder in respect of shares for which he or she has not received a certificate (or as to which the shares have not been recorded in book entry form, registered in his or her name, as the case may be). Notwithstanding the foregoing, the Company may elect to hold for the benefit of the Optionee any shares otherwise to be delivered to the Optionee pursuant to this Section 9.9, or to deliver the same to such agent or agents of the Company for the benefit of the Optionee as the Company may select, for the period during which the transfer of such shares is limited by this Plan and by Section 423 of the Code (and thereafter, until the Optionee requests delivery of such shares of stock in writing). In that event, the Optionee shall have all the rights of a shareholder in the shares so held by the Company or its agent, subject to the notification requirement set forth in Section 9.3, from and after the issuance of the same and the Company or its agent shall adopt reasonable procedures to enable the Optionee to exercise such rights. In the event of the Optionee’s death while any shares are so held, such shares shall be delivered to the Optionee’s Beneficiary promptly following the Committee’s receipt of evidence satisfactory to the Committee of the Optionee’s death.
9.10 Return of Accumulated Payroll Deduction. In the event that the Optionee or his or her Beneficiary is entitled to the return of accumulated payroll deductions, whether by reason of voluntary withdrawal, termination of employment, retirement, death, or in the event that accumulated payroll deductions exceed the price of the shares purchased (except if for the reason that accumulated payroll deductions were insufficient to cover the purchase price of one whole share of Stock), such amount shall be returned by the Company to the Optionee or the Beneficiary, as the case may be, as soon as practicable following the Offering Termination Date of the Offering Period in which the same were deducted (or, if earlier, the date of such withdrawal from the Plan or termination of employment, retirement or death). Accumulated payroll deductions held by the Company shall not bear interest nor shall the Company be obliged to segregate the same from any of its other assets.
10.No Enlargement of Employment Rights. Neither the establishment or continuation of the Plan, nor the grant of any Option hereunder shall be deemed to give any employee the right to be retained in the employ of the Company or a Related Corporation, or any successor to either, or to interfere with, the right of the Company or such Corporation or successor to discharge the employee at any time.
11. Tax Withholding. If, at any time, the Company or any Related Corporation is required, under applicable laws and regulations, to withhold, or to make any deduction of any taxes or take any other action in connection with any exercise of an Option or transfer of shares of Stock, the Company or such Related Corporation shall have the right to deduct from all amounts paid in cash any taxes required by law to be withheld therefrom, and in the case of shares of Stock, the Optionee or his or her estate or Beneficiary shall be required to pay the Company or such Related Corporation the amount of taxes required to be withheld, or, in lieu thereof, the Company or such Related Corporation shall have the right to retain, or sell without notice, a sufficient number of shares of Stock to cover the amount required to be withheld, or to make other arrangements with respect to withholding as it shall deem appropriate.
12.Governing Law. The Plan and all Options and actions taken thereunder shall be governed by and construed in accordance with the laws of the state of Washington, without regard to the conflict of laws principles thereof.
13. Use of Funds; Interest. All payroll deductions received or held by the Company under the Plan will be included in the general assets of the Company and may be used for any corporate purpose. Notwithstanding anything else contained herein to the contrary, no interest will be paid to any Optionee under the Plan. Amounts payable under this Plan shall be payable in shares of Stock or from the general assets of the Company and, except for any shares that may be reserved on the books of the Company for issuance with respect to the Plan, no special or separate reserve, fund or deposit shall be made to assure payment of amounts that may be due with respect to the Plan. No Optionee or other person will have any right, title or interest in any fund or in any specific asset (including shares of Stock) of the Company or any Related Corporation by reason of any Option hereunder. Neither the Plan nor any document related to or action taken pursuant to the Plan will create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company or any Related Corporation and any Optionee or other person. To the extent that an Optionee or other person acquires a right to receive payment pursuant to the Plan, such right will be no greater than the right of any unsecured general creditor of the Company.
14.Plan Construction.
14.1 Section 16. It is the intent of the Company that transactions involving Options under the Plan (other than “Discretionary Transactions” as that term is defined in Rule 16b-3(b)(1) promulgated under the Exchange Act), in the case of Optionees who are or may be subject to the prohibitions of Section 16 of the Exchange Act, satisfy the requirements for exemption under Rule 16b-3(c) promulgated under Section 16 of the Exchange Act to the maximum extent possible. Notwithstanding the foregoing, the Company shall have no liability to any Optionee for Section 16 consequences of Options or other events with respect to the Plan.
14.2 Section 423. Except as the Committee may expressly provide in the case of one or more sub-plans adopted pursuant to Section 4, each separate offering under the Plan and Options granted thereunder are intended to qualify under Section 423 of the Code. Accordingly, as to any Options that are intended to qualify under Section 423 of the Code, all Optionees are to have the same rights and privileges (within the meaning of Section 423(b)(5) of the Code and except as not required thereunder to qualify the Plan under Section 423) under the Plan, subject to differences in compensation among Optionees and subject to the payroll deduction and share limits of this Plan.

14.3 Interpretation. If any provision of the Plan or of any Option would otherwise frustrate or conflict with the intents expressed above, that provision to the extent possible shall be interpreted so as to avoid such conflict. If the conflict remains irreconcilable, the Committee may disregard the provision if it concludes that to do so furthers the interest of the Company and is consistent with the purposes of the Plan as to such persons in the circumstances.
15. Severability. If any provision of the Plan shall be held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions of the Plan shall continue in effect.
16.Captions and Headings. Captions and headings are given to the sections of the Plan solely as a convenience to facilitate reference. Such captions and headings shall not be deemed in any way material or relevant to the construction of interpretation of the Plan or any provision hereof.
17.No Effect on Other Plans or Corporate Authority. The adoption of the Plan shall not affect any other Company or Related Corporation compensation or incentive plans in effect. Nothing in the Plan will limit or be deemed to limit the authority of the Board or Committee (1) to establish any other forms of incentives or compensation for employees of the Company or any Related Corporation (with or without reference to the Stock), or (2) to grant or assume options (outside the scope of and in addition to those contemplated by the Plan) in connection with any proper corporate purpose; to the extent consistent with any other plan or authority. Benefits received by an Optionee under an Option granted pursuant to the Plan shall not be deemed a part of the Optionee’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Company or any Related Corporation, except where the Committee or the Board (or the board of directors of the Related Corporation that sponsors such plan or arrangement, as applicable) expressly otherwise provides or authorizes in writing.

CTI BIOPHARMA
CTI BIOPHARMA CORP.
3101 WESTERN AVENUE, SUITE 800
SEATTLE, WA 98121

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/CTIC2021**

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
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Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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D44646-P51073

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CTI BIOPHARMA CORP.

The Board of Directors recommends you vote FOR the following nominees:

1. To elect directors to the Company's Board of Directors to serve until the 2022 annual meeting of stockholders.

Nominees:	For	Against	Abstain
1a. Adam R. Craig, M.D., Ph.D.	☐	☐	☐
1b. Laurent Fischer, M.D.	☐	☐	☐
1c. Michael A. Metzger	☐	☐	☐
1d. David Parkinson, M.D.	☐	☐	☐
1e. Matthew D. Perry	☐	☐	☐
1f. Reed V. Tuckson, M.D., F.A.C.P.	☐	☐	☐

The Board of Directors recommends you vote FOR the following proposals:

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any adjournments and postponements thereof.

Please sign exactly as your name(s) appear(s) on the stock certificate(s). When shares are held jointly, each person must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. An authorized person should sign on behalf of corporations, partnerships and associations and give his or her title.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and 2020 Annual Report are available at www.proxyvote.com.

D44647-P51073

CTI BIOPHARMA CORP.
Annual Meeting of Stockholders
June 2, 2021 10:00 A.M. Pacific Time
Via the Internet at www.virtualshareholdermeeting.com/CTIC2021
This proxy is solicited by the Board of Directors

The undersigned stockholder(s), hereby revoking any proxy previously given, hereby appoint(s) Adam R. Craig, M.D., Ph.D., David H. Kirske and Laurent Fischer, M.D., or any of them, as proxies, each with full power of substitution, to represent and vote for, and on behalf of, the stockholder(s) the number of shares of common stock of CTI BioPharma Corp. that the stockholder(s) would be entitled to vote if personally present at the 2021 Annual Meeting of Stockholders, or at any adjournment or postponement thereof. To attend the meeting via the Internet, please visit the meeting website listed above and have the information that is printed in the box marked by the arrow available and follow the instructions.

This proxy, when properly executed and returned, will be voted in the manner directed by the stockholder(s) on the reverse side of this form. **IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.** Whether or not direction is made, each of the named proxies is authorized to vote this proxy in his discretion, upon such other matter or matters that may properly come before the meeting and any postponements or adjournments thereof. In the event that any of the nominees named on the reverse side of this form are unavailable for election or unable to serve, the shares represented by this proxy may be voted for a substitute nominee selected by the Board of Directors.

To be signed on reverse side